Exhibit 10.1
SETTLEMENT AGREEMENT
Between
Merck & Co., Inc.
And
The Counsel Listed on the Signature Pages Hereto
Dated As Of November 9, 2007

TABLE OF EXHIBITS AND SCHEDULES
Exhibit 1.1 — Form of Registration Order
Exhibit 1.2.2.3 — Form of Release
Exhibit 1.3.1 — Required PME Records
Exhibit 1.5— Submissions Review/Completeness Provisions
Exhibit 2.2.1.1 — Injury Gate Criteria
Exhibit 2.2.1.2 — Duration Gate Criteria
Exhibit 2.2.1.3 — Proximity Gate Criteria
Exhibit 2.2.2 — Evidence of Usage Confirmation Criteria
Exhibit 2.7.3 — Form of Future Evidence Stipulation
Exhibit 3.2.1 — Points Award Methodology/Criteria
Exhibit 17.1.12 — Claims Form
Exhibit 17.1.27 — Enrollment Form
Exhibit 17.1.29 — Form of Escrow Agreement
Exhibit 17.1.46 — Form of Letter of Credit
Schedule 17.1.22 — List of Excluded Persons

SETTLEMENT AGREEMENT
     SETTLEMENT AGREEMENT, dated as of November 9, 2007 (the “Execution Date” ), between (i) Merck & Co., Inc., a New Jersey corporation (together with its successors and assigns, “Merck” ), and (ii) the counsel listed in the signature pages hereto under the heading “Negotiating Plaintiffs’ Counsel” (collectively, the “NPC”; the NPC and Merck, each a “Party” and collectively the “Parties” ).
     Certain terms used in this Agreement are defined in Article 17. These terms are italicized the first time that they appear in the text of this Agreement.
PREAMBLE
     This is an agreement between (i) Merck and (ii) the NPC, which includes all counsel appointed to the Executive Committee of the Plaintiffs’ Steering Committee in In re VIOXX Products Liability Litigation, MDL No. 1657, a federal multi-district litigation which is venued in the United States District Court for the Eastern District of Louisiana (such court, the “MDL Court” , and such steering committee, the “PSC” ) and representatives of plaintiffs’ counsel in the Coordinated Proceedings in the state courts of New Jersey, California, and Texas. This Agreement establishes a program to resolve the actions, disputes and claims that these, and other, plaintiffs’ counsel have asserted against Merck on behalf of their clients related to their clients’ alleged use of VIOXX.
RECITALS
     A. Merck voluntarily withdrew VIOXX from the market on September 30, 2004.
     B. As of October 1, 2007, there were approximately 26,000 active VIOXX personal-injury actions filed against Merck nationwide, representing approximately 47,000 claimant groups.
     C. Approximately 14,500 additional claimants asserted direct claims against Merck but agreed to refrain from filing suit while their claims were tolled. Approximately 13,250 of those agreements remain in effect.
     D. More than 95% of the active plaintiffs are presently coordinated in one of the following four “Coordinated Proceedings” :
a.	In re VIOXX Products Liability Litigation, Federal MDL No. 1657, venued in the MDL Court;

b.	In re VIOXX Coordinated Cases, JCCP No. 4247, venued in the Superior Court of California, County of Los Angeles;

c.	In re VIOXX Litigation, Cases No. 619 and 273, venued in the Superior Court of New Jersey, Law Division, Atlantic County; and

d.	In re Texas State VIOXX Litigation, Master Docket No. 2005-59499, venued in the District Court of Harris County, Texas, 157th Judicial District.
     E. The NPC and Merck have agreed to establish a pre-funded, structured private settlement program, as set forth herein, to resolve pending or tolled (and certain previously tolled) VIOXX claims against Merck involving heart attacks, ischemic strokes and sudden cardiac deaths for an overall amount of $4,850,000,000 (the “Program” ).
     F. The Program is intended to resolve, in lieu of further litigation, the claims of all Eligible Claimants (including both Eligible Claimants within the Coordinated Proceedings and Eligible Claimants with pending lawsuits against Merck in any District of Columbia court, any Puerto Rico court or any court or tribunal of the United States outside the Coordinated Proceedings) who participate in the Program (except only as otherwise set forth in Section 2.7.3.1).
     G. A key objective of the Program is that, with respect to any counsel with an Interest in the claims of any Enrolled Program Claimant, all other Eligible Claimants in which such counsel has an Interest shall be enrolled in the Program.
     H. No claims brought against Merck after the date of this Agreement will be eligible to participate in the Program or receive any payment under the Program.
     I. The Program will not be construed as evidence of, or as an admission by, Merck or any Released Party of any fault, Liability, wrongdoing or damages whatsoever or as admission by any Enrolled Program Claimant of any lack of merit in their claims.
     Merck and the NPC hereby agree as follows:
Article 1
Required Submissions
Section 1.1. Registration
     The Parties agree to apply jointly in each of the Coordinated Proceedings for an order, substantially in the form of Exhibit 1.1 (the “Registration Order” ). According to the terms of the Registration Order, all counsel of record in cases filed in any of the Coordinated Proceedings must take such steps as are necessary to ensure that all Claims asserted on behalf of a Person asserting a personal injury Claim (either in a pending action or the subject of a Tolling Agreement), and all Claims derivative thereof, Connected With VIOXX in which such counsel had an Interest as of October 1, 2007 (subject to the updating requirements set forth therein) are registered and all counsel with an Interest in any such Claim are identified. Such registration requirement will apply regardless of (i) whether such Claims are Eligible Claims, (ii) whether such counsel intend to enroll any such Claims in the Program, and (iii) whether such Claims are filed in any court other than the Coordinated Proceedings. Counsel shall register such Claims by filing and serving in accordance with the Registration Order a Registration Affidavit no later than January 15, 2008 covering each Plaintiff and Tolling Claimant (as such terms are defined in the Registration Order) asserting such Claims. Pro se claimants must also file and serve a

Registration Affidavit by January 15, 2008. Registration Affidavits shall be in the form set forth in Exhibit 1.1. Counsel shall be required to update, within 30 (thirty) days of any change thereto, the information provided by them in their Registration Affidavit and simultaneously serve a copy of any such update in accordance with the Registration Order.
Section 1.2. Enrollment
          1.2.1. Only Eligible Claimants (and, to the extent required pursuant to Section 1.2.2, Derivative Claimants) may enroll in the Program.
          1.2.2. In order for an Eligible Claimant to participate in the Program, such Eligible Claimant must deliver to the Claims Administrator an Enrollment Form (including all exhibits and attachments thereto), all properly and fully completed, and properly and fully executed by the various Persons specified therein, not later than the Enrollment Deadline Date, which, subject to extension as provided herein, is March 1, 2008.
               1.2.2.1. The Enrollment Form for an Eligible Claimant who is represented by counsel must be submitted on his behalf by his Counsel. (For the avoidance of doubt, references herein to Enrollment Forms submitted “by” a Program Claimant(s) shall be deemed to include Enrollment Forms so submitted on behalf of such Program Claimant.) However, in any event, all Releases (as defined below), Medical Record Authorization Forms (as such term is used in the Enrollment Form) and Employment Record Authorization Forms (as such term is used in the Enrollment Form) must be properly and fully executed by the Eligible Claimants themselves (in addition to being executed by Counsel as specified therein). Dismissal With Prejudice Stipulations shall be executed by the Eligible Claimants’ (other than Eligible Claimants who do not have a lawsuit pending against Merck Connected With VIOXX) respective Counsel (or, if not represented by counsel, by the Eligible Claimants).
               1.2.2.2. In order to qualify for an Interim Settlement Payment, an Eligible Claimant must deliver to the Claims Administrator a properly and fully executed Enrollment Form (including all exhibits and attachments thereto) no later than February 29, 2008. The Claims Administrator, by no later than March 15, 2008, shall give to counsel for Registered Eligible Claimants (or, if not represented by counsel, directly to the Registered Eligible Claimants) who have not enrolled in the Program by February 29, 2008 notice of such failure to enroll. Neither the Claims Administrator, Merck nor the NPC shall have any Liability for any failure of the Claims Administrator to give any notice described above in this Section. In any event, Eligible Claimants who have not enrolled by the Enrollment Deadline Date shall not be eligible to participate in the Program except by consent of Merck.
               1.2.2.3. As part of enrollment, each Eligible Claimant will be required to execute a Release, in the form of Exhibit 1.2.2.3 (a “Release” ), to

(without limitation) release, and indemnify and hold harmless, each Released Party according to the terms set forth therein.
               1.2.2.4. All Derivative Claimants that have a lawsuit pending against Merck Connected With VIOXX, or who are Tolling Agreement Parties Connected With VIOXX, also must execute and deliver to the Claims Administrator their respective Program Claimant’s Release and (unless they are Tolling Agreement Parties) Dismissal With Prejudice Stipulation (provided that if such Derivative Claimant is represented by counsel, then only such counsel shall be required to execute such Dismissal With Prejudice Stipulation) in order for such Eligible Claimant to enroll in the Program. The Program Claimant may submit his Enrollment Form without there being full compliance with the preceding sentence at the time of such submission. However, (i) any term of this Agreement to the contrary notwithstanding, such Program Claimant shall not be eligible to receive any Settlement Payment until such full compliance is achieved and (ii) if such full compliance is not achieved by November 30, 2008, such Program Claimant immediately shall cease to have any further rights under the Program, and the Claims Administrator shall deliver such Program Claimant’s Dismissal With Prejudice Stipulation and Release to Merck (and, without limitation, Merck shall be free to file or cause to be filed such Dismissal With Prejudice Stipulation and/or Release in any relevant action or proceeding). Executing Derivative Claimants have no direct rights or standing under the Program, and their status under the Program is totally derivative of that of their related Enrolled Program Claimant.
          1.2.3. Submission of an Enrollment Form is irrevocable. No Program Claimant (or related Derivative Claimant specified in Section 1.2.2) may under any circumstances or reason withdraw an Enrollment Form, request the return of his Release or Dismissal With Prejudice Stipulation (other than as specified in Section 2.7.3.1), or otherwise unilaterally exit the Program.
          1.2.4. By submitting an Enrollment Form, the Enrolling Counsel, and all Program Claimants covered by such Enrollment Form (and all related Executing Derivative Claimants), shall be deemed to have agreed to be bound by all of the terms and conditions of this Agreement.
          1.2.5. Without limitation of Section 1.2.6 or Article 10, each of Merck in its sole and absolute discretion, and the Claims Administrator (with Merck’s consent), may accept or reject an Enrollment Form in relation to any particular Program Claimant at any time on or prior to the 30th day after the Enrollment Deadline Date if (i) the Enrollment Form is not properly completed and executed by each Person required to execute such Enrollment Form, or (ii) such Enrollment Form (x) fails to provide the information required therein to be provided in relation to such Program Claimant, (y) fails to include a Release, Medical Record Authorization Form or Employment Record Authorization Form (the latter for applicants for EI Payments) executed by such Program Claimant and each other Person herein and/or therein required in relation to such Program Claimant to execute such Release (except as otherwise provided in Section 1.2.2.4) or (z) fails to include a Dismissal With Prejudice Stipulation executed on behalf of such Program Claimant, and (except as otherwise provided in Section 1.2.2.4) all related Executing Derivative Claimants (in each case other than Tolling Agreement Parties), by their Counsel.
          1.2.6. Enrolling Counsel may submit Enrollment Forms for Eligible Claimants on a rolling basis. However, without limitation of Section 1.2.5, at any time on or prior to the 60th day after service of the Certification of Final Enrollment included in the “Enrollment Materials” included in the Enrollment Form, Merck in its sole and absolute discretion may reject any or all Enrollment Forms submitted by an Enrolling Counsel, in relation to any or all of the Program Claimants covered thereby, for the following reasons:
               1.2.6.1. Such Enrolling Counsel has failed to file a Registration Affidavit complying with the Registration Order; or
               1.2.6.2. Such Enrolling Counsel has been determined pursuant to Section 1.2.9 to have failed in any respect to comply with the requirements of Section 1.2.8.1, 1.2.8.2 or 1.2.8.3;
               1.2.6.3. Such Enrolling Counsel has since the Execution Date received compensation (or entered into any agreement or arrangement to receive or potentially to receive compensation) for relinquishing his or her Interest in any Claim Connected With VIOXX of any Eligible Claimant who has not enrolled in the Program as of the date of service of the Certification of Final Enrollment (or, if earlier, June 30, 2008).
          1.2.7. The parties agree that a key objective of the Program is that, with respect to any counsel with an Interest in the claims of any Enrolled Program Claimant, all other Eligible Claimants in which such counsel has an Interest shall be enrolled in the Program.
          1.2.8. While nothing in this Agreement is intended to operate as a “restriction” on the right of any Claimant’s counsel to practice law within the meaning of the equivalent to Rule 5.6(b) of the ABA Model Rules of Professional Conduct in any jurisdictions in which Claimant’s Counsel practices or whose rules may otherwise apply, it is agreed that (except to the extent waived by Merck in its sole discretion in any instance):
               1.2.8.1. By submitting an Enrollment Form, the Enrolling Counsel affirms that he has recommended, or (if such Enrollment Form is submitted prior to February 28, 2008) will recommend by no later than the earlier of the date of service of the Certification of Final Enrollment and February 28, 2008, to 100% of the Eligible Claimants represented by such Enrolling Counsel that such Eligible Claimants enroll in the Program.
               1.2.8.2. If any such Eligible Claimant disregards such recommendation, or for any other reason fails (or has failed) to submit a non-

deficient and non-defective Enrollment Form on or before the earlier of the date of service of the Certification of Final Enrollment and June 30, 2008, such Enrolling Counsel shall, on or before the earlier of June 30, 2008 and the 30th day after the date of service of the Certification of Final Enrollment (or, if such Enrolling Counsel first becomes an Enrolling Counsel after June 30, 2008, shall have, by the date such Enrolling Counsel so first became an Enrolling Counsel), to the extent permitted by the equivalents to Rules 1.16 and 5.6 of the ABA Model Rules of Professional Conduct in the relevant jurisdiction(s), (i) take (or have taken, as the case may be) all necessary steps to disengage and withdraw from the representation of such Eligible Claimant and to forego any Interest in such Eligible Claimant and (ii) cause (or have caused, as the case may be) each other Enrolling Counsel, and each other counsel with an Interest in any Enrolled Program Claimant, which has an Interest in such Eligible Claimant to do the same.
               1.2.8.3. Each Enrolling Counsel, by submitting an Enrollment Form, agrees to abide by Section 1.2.8.2 in relation to any Eligible Claimant in which such Enrolling Counsel is an “other Enrolling Counsel” referenced in clause (ii) of said Section 1.2.8.2 (and to do so in the same time frame as is applicable to the Enrolling Counsel who represents such Eligible Claimant).
          1.2.9. Upon request from Merck at any time, the Chief Administrator will determine whether an Enrolling Counsel has failed to comply with the requirements of Section 1.2.8.1, 1.2.8.2 or 1.2.8.3 in any respect. The Chief Administrator’s decision on this matter shall be final, binding and Non-Appealable.
          1.2.10. Without limitation, for purposes of Sections 1.2.6, 1.2.7, 1.2.8, 1.2.9, 2.5.3.1, 3.2.1.1 and Section 11.1.5, (i) any Person that would be considered to be an “Eligible Claimant” based on the information set forth in such Person’s (or such Person’s Product User’s) complaint, Profile Form and/or PME Records shall be considered to constitute an “Eligible Claimant” and (ii) a lawyer or law firm shall be considered to have an Interest in each Person in which such lawyer or law firm claims to have, or have had, an Interest in a Registration Affidavit.
Section 1.3. Claims Package and Submissions of PME Records
          1.3.1. Each Enrolled Program Claimant shall submit to the Claims Administrator a fully completed Claims Package, including all of the PME Records and other records or other documentation specified in Exhibit 1.3.1 (the “Required PME Records”) but excluding Additional Claims Information (which is covered by Section 1.4), by July 1, 2008.
          1.3.2. Each Claims Form (and Supplementary Claims Form) must be submitted on behalf of the Program Claimant by his Counsel. If a Program Claimant is not represented by Counsel, such Claims Form (or Supplementary Claims Form) must be executed by the Program Claimant.

          1.3.3. Any portion of any or all of the Enrollment Forms and/or Claims Packages may be required to be filed electronically.
          1.3.4. In relation to any particular Enrolled Program Claimant, Merck will provide to the Claims Administrator, the Gate Committee and the Special Master, and to such Enrolled Program Claimant and his Counsel, such access to the Litigation Medical Records Depository as is available to plaintiffs via the Internet at www.lmi-med.com.
          1.3.5. The Administrators and the Gate Committee, and their respective representatives and others deemed necessary by each to assist them and/or their representatives, will have unlimited access to all submitted Enrollment Forms and Claims Packages.
Section 1.4. Additional Claim Information
          1.4.1. The Claims Administrator or the Special Master may require such additional records or other documentation (including further documentation) as either of them may determine is material and necessary (i) to determine whether a particular Enrolled Program Claimant meets the Eligibility Requirements or (ii) for purposes of the Claims Valuation Process (any such further required records or other documentation, the “Additional Claim Information” ). In such cases, the Claims Administrator or the Special Master shall issue a written request to the Enrolled Program Claimant’s Counsel, or if without counsel, to the Enrolled Program Claimant.
          1.4.2. An Enrolled Program Claimant must produce Additional Claim Information requested pursuant to Section 1.4.1 either within 60 days of service of such request or by the deadline set forth in Section 1.3.1, whichever is later.
          1.4.3. Additional Claim Information shall be submitted by means of a Supplementary Claims Form executed and delivered as specified in Section 1.3.2.
Section 1.5. Submissions Review/Completeness Provisions
          Exhibit 1.5 is hereby incorporated into this Agreement by this reference as if set forth in full herein.
Section 1.6. Pro Se Enrolled Program Claimants
          1.6.1. Enrolled Program Claimants who are not represented by counsel may request assistance with the claims process from the PSC.
          1.6.2. Enrolled Program Claimants who are not represented by counsel may, at any time, obtain legal counsel in connection with this Agreement.

Article 2
Eligibility for Claims Valuation
Section 2.1. Eligibility for Claims Valuation
          The Claims Valuation Process in the Program is open only to those Enrolled Program Claimants who are determined or deemed to meet the Eligibility Requirements, or otherwise are deemed to be “Qualifying Program Claimants,” in each case as set forth below in this Article 2 (any such Enrolled Program Claimant, a “Qualifying Program Claimant” ).
Section 2.2. Eligibility Requirements
          2.2.1. The “Eligibility Requirements,” with respect to any particular Enrolled Program Claimant, are the following:
               2.2.1.1. such Enrolled Program Claimant or Enrolled Program Claimant’s Product User shall meet the Injury Gate criteria specified in Exhibit 2.2.1.1 in relation to his Eligible Event;
               2.2.1.2. such Enrolled Program Claimant or Enrolled Program Claimant’s Product User shall meet the Duration Gate criteria specified in Exhibit 2.2.1.2 in relation to such Eligible Event; and
               2.2.1.3. such Enrolled Program Claimant or Enrolled Program Claimant’s Product User shall meet the Proximity Gate criteria specified in Exhibit 2.2.1.3 in relation to such Eligible Event.
          2.2.2. For purposes of the Eligibility Requirements and for purposes of Claims Valuation Process, evidence of VIOXX usage shall be determined in accordance with the criteria set forth in Exhibit 2.2.2.
          2.2.3. Exhibits 2.2.1.1, 2.2.1.2, 2.2.1.3 and 2.2.2 are hereby incorporated into this Agreement by reference.
Section 2.3. Claims Administrator
          2.3.1. The Claims Administrator initially will determine whether an Enrolled Program Claimant meets the Eligibility Requirements. In that connection, the Claims Administrator shall review and analyze the Claims Package submitted by the Enrolled Program Claimant and may, to verify completeness or to verify the presence or absence of a condition suggested in the Claims Package, or in cases of inconsistency, suspicion of irregularity, for audit purposes and/or similarly appropriate circumstances, review and analyze other documents or materials that the Claims Administrator has access to pursuant to this Agreement.
          2.3.2. Any Enrolled Program Claimant who the Claims Administrator determines meets the Eligibility Requirements is a Qualifying Program Claimant, and such Enrolled Program Claimant shall have his EC Claim assessed, and be eligible to receive payments, as set forth in Article 3 and Article 4. The Claims Administrator promptly shall notify the Gate Committee and such Enrolled Program Claimant of such determination of the Claims Administrator.
          2.3.3. Any Enrolled Program Claimant who the Claims Administrator determines not to meet the Eligibility Requirements will be subject to the procedures set forth in Section 2.5 and Section 2.6.
Section 2.4. The Gate Committee
          2.4.1. There is hereby established for purposes of this Agreement a committee called the “Gate Committee” .
          2.4.2. Merck shall have right to appoint, remove and replace in its discretion (at any time or from time to time) three representatives to the Gate Committee. The NPC shall have right to appoint, remove and replace in their discretion (at any time or from time to time) three representatives to the Gate Committee.
          2.4.3. Merck’s representatives on the Gate Committee may discuss any matter relating to the Gate Committee and its affairs, or otherwise relating to Section 2.5, with Merck. The NPC’s representatives on the Gate Committee may discuss any matter relating to the Gate Committee and its affairs, or otherwise relating to Section 2.5, with the NPC.
Section 2.5. Determinations of the Gate Committee
          2.5.1. The Claims Administrator shall inform the Gate Committee on a regular basis of the Enrolled Program Claimants that it has determined fail to meet the Eligibility Requirements. The Gate Committee subsequently will determine whether such Enrolled Program Claimants will be deemed to be Qualifying Program Claimants notwithstanding the contrary conclusion of the Claims Administrator.
          2.5.2. The Gate Committee shall have the right to receive and review any or all of the records made available to the Claims Administrator concerning any particular Enrolled Program Claimant that the Claims Administrator determined failed to meet the Eligibility Requirements, as well as any additional materials that such Enrolled Program Claimant may wish to provide, any material in the Litigation Medical Records Depository available to the Gate Committee pursuant to Section 1.3.4 or any material otherwise available.
          2.5.3. The Gate Committee shall commence meeting after the Claims Administrator informs the Gate Committee of its first determinations that an Enrolled Program Claimant has failed to meet the Eligibility Requirements. For the first six months after being so informed, the Gate Committee shall meet on a monthly basis. Thereafter, the Gate Committee shall meet on a quarterly basis. The Gate Committee may elect to meet more often if necessary to properly discharge its responsibilities.

               2.5.3.1. The Gate Committee shall process Program Claims in the order in which they are provided to the Gate Committee by the Claims Administrator, provided that the Gate Committee shall not consider the case of any particular Enrolled Program Claimant until full compliance with the first sentence of Section 1.2.2.4 has been, or is, achieved in relation to such Program Claimant. However, neither the Gate Committee nor Merck shall have any Liability for any failure to comply with the preceding sentence.
          2.5.4. An Enrolled Program Claimant that the Claims Administrator has determined not to meet the Eligibility Requirements nonetheless will be deemed to be a Qualifying Program Claimant if a majority of the Gate Committee so determines (for the avoidance of doubt, with or without regard to the Eligibility Requirements). Conversely, subject to Section 2.5.5, an Enrolled Program Claimant will be deemed not to be a Qualifying Program Claimant if three or more members of the Gate Committee determine that the determination of the Claims Administrator should not be overturned. Members of the Gate Committee shall establish procedures to prevent the NPC representatives thereon from voting on cases where they have an Interest. The Gate Committee shall inform the Claims Administrator on a periodic basis of its determinations.
          2.5.5.
               2.5.5.1. Regardless of any contrary decision of the Claims Administrator and/or the Gate Committee (including any such decision in which any Merck representative on the Gate Committee may have concurred), an Enrolled Program Claimant also will be deemed to be a Qualifying Program Claimant if Merck’s representatives on the Gate Committee, in their sole and absolute discretion, deem (by timely (as specified in Section 2.5.5.2) notice to such effect to the Claims Administrator) such Enrolled Program Claimant to constitute a Qualifying Program Claimant (for the avoidance of doubt, with or without regard to the Eligibility Requirements). For the avoidance of doubt, action taken by the Gate Committee as a whole shall not be considered to constitute action taken by Merck’s representatives pursuant to this Section 2.5.5.1; Merck’s representatives on the Gate Committee shall be considered to have taken action pursuant to this Section 2.5.5.1 only when such representatives shall send a notice to such effect, specifically citing this Section 2.5.5.1, to the Claims Administrator.
               2.5.5.2. Any action pursuant to Section 2.5.5.1 shall be taken:
                      2.5.5.2.1. within six (6) months of the first monthly meeting of the Gate Committee held pursuant to Section 2.5.3, with respect to each Enrolled Program Claimant whose Qualifying Program Claimant status is determined (subject to this Section 2.5.5) by the Gate Committee at such first monthly meeting and/or any intervening monthly meeting held at least twenty (20) days prior to the expiration of such six-month period; and

                      2.5.5.2.2. within 30 days following each subsequent meeting of the Gate Committee held pursuant to Section 2.5.3, with respect to each Enrolled Program Claimant whose Qualifying Program Claimant status is determined (subject to this Section 2.5.5) by the Gate Committee at such meeting.
               2.5.5.3. Merck’s representatives on the Gate Committee may unilaterally deem any particular Enrolled Program Claimant to be a Qualifying Program Claimant pursuant to Section 2.5.5.1 only if there is evidence in the Claims Package and/or any of the other records or other documentation available to the Claims Administrator or the Gate Committee that such Enrolled Program Claimant’s Product User suffered an Eligible Event and used VIOXX before such Event.
               2.5.5.4. Merck’s representatives on the Gate Committee may unilaterally deem any particular Enrolled Program Claimant to be a Qualifying Program Claimant pursuant to Section 2.5.5.1 only so long as, at such time (and immediately after giving effect to such action), the aggregate number of Threshold Exceeding Gate Pushes does not exceed 2,500.
                      2.5.5.4.1. A “Threshold Exceeding Gate Push” shall be deemed to occur when Merck’s representatives on the Gate Committee unilaterally deem an Enrolled Program Claimant to be a Qualifying Program Claimant pursuant to Section 2.5.5.1 at a time when the quotient of (i) the then aggregate number of Qualifying Program Claimants divided by (ii) the sum of (A) the then aggregate number of Qualifying Program Claimants plus (B) the then aggregate number of Enrolled Program Claimants whom have been determined not to be a Qualifying Program Claimant (which determination has not effectively been overridden pursuant to this Section 2.5.5) exceeds 0.7.
          2.5.6. If the Gate Committee determines that a particular Enrolled Program Claimant is not to be deemed to be a Qualifying Program Claimant and Merck’s representatives on the Gate Committee do not take a contrary action pursuant to Section 2.5.5 within the time period specified therein, then the Claims Administrator thereafter will give written notice to such effect to the Enrolled Program Claimant’s Counsel or, if the Enrolled Program Claimant is without Counsel, to the Enrolled Program Claimant directly.
Section 2.6. Appeal from Determinations of the Claims Administrator and the Gate Committee
          2.6.1. Subject to Section 2.5 and this Section 2.6, determinations of the Claims Administrator pursuant to Section 2.3 shall be final, binding and Non-Appealable. Subject to Section 2.5.5 and this Section 2.6, determinations of the Gate Committee pursuant to Section 2.5 shall be final, binding and Non-Appealable.

          2.6.2. If the Gate Committee determines that a particular Enrolled Program Claimant is not to be deemed to be a Qualifying Program Claimant (and Merck’s representatives on the Gate Committee do not take a contrary action pursuant to Section 2.5.5 within the time period specified therein), the Enrolled Program Claimant may appeal the Gate Committee’s determination to the Special Master by submitting a written notice to such effect to the Claims Administrator and the Special Master within fifteen (15) days of service by the Claims Administrator of the Gate Committee’s determination to the Enrolled Program Claimant. Such notice shall be in such form as determined by the Claims Administrator.
          2.6.3. If the Enrolled Program Claimant serves a timely written notice of appeal, the Special Master will determine de novo whether the Enrolled Program Claimant meets the Eligibility Requirements, based solely on (i) the Claims Package submitted by such Enrolled Program Claimant, and (ii) in the Special Master’s discretion, any records or other documentation in the Litigation Medical Records Depository available to the Special Master pursuant to Section 1.3.4 that the Special Master deems relevant. The Special Master’s decision on this matter shall be binding, final, and Non-Appealable. The Special Master shall notify the Claims Administrator of its decision, and the Claims Administrator shall, promptly following receipt of such notice, notify the Gate Committee and the Enrolled Program Claimant of the Special Master’s decision.
Section 2.7. Resolution
          2.7.1. If (i) an Enrolled Program Claimant receives a notice from the Claims Administrator pursuant to Section 2.5.6, and (ii) such Enrolled Program Claimant makes and wins an appeal to the Special Master pursuant to Section 2.6, such Enrolled Program Claimant shall have his EC Claim assessed, and be eligible to receive payments, as set forth in Article 3 and Article 4.
          2.7.2. If (i) an Enrolled Program Claimant receives a notice from the Claims Administrator pursuant to Section 2.5.6, and (ii) such Enrolled Program Claimant makes and loses an appeal to the Special Master pursuant to Section 2.6, such Enrolled Program Claimant immediately shall cease to have any further rights under the Program, and the Claims Administrator shall deliver the Enrolled Program Claimant’s Dismissal With Prejudice Stipulation and Release to Merck (and, without limitation, Merck shall be free to file or cause to be filed such Dismissal With Prejudice Stipulation and/or Release in any relevant action or proceeding).
          2.7.3. If (i) an Enrolled Program Claimant receives a notice from the Claims Administrator pursuant to Section 2.5.6 and (ii) such Enrolled Program Claimant does not make an appeal to the Special Master pursuant to Section 2.6, such Enrolled Program Claimant must determine whether to execute and deliver to the Claims Administrator (for Merck) a Future Evidence Stipulation in the form of Exhibit 2.7.3 (the “Future Evidence Stipulation” ).
               2.7.3.1. If such Enrolled Program Claimant executes and delivers a Future Evidence Stipulation to the Claims Administrator within thirty (30) days of delivery to such Enrolled Program Claimant or its Counsel of the Claims Administrator notice described in Section 2.5.6, then such Enrolled Program Claimant’s Release and Dismissal With Prejudice Stipulation shall, subject to Section 7.2, be returned to such Enrolled Program Claimant.
               2.7.3.2. If such Enrolled Program Claimant fails to execute and deliver a Future Evidence Stipulation to the Claims Administrator within thirty (30) days of delivery to such Enrolled Program Claimant or its Counsel of the Claims Administrator notice described in Section 2.5.6, then promptly thereafter the Claims Administrator shall deliver the Enrolled Program Claimant’s Dismissal With Prejudice Stipulation and Release to Merck (and, without limitation, Merck shall be free to file or cause to be filed such Dismissal With Prejudice Stipulation and/or Release in any relevant action or proceeding).
Section 2.8. New Evidence
          Anything in this Article 2 above to the contrary notwithstanding, the Claims Administrator may, at any time prior to the Enrollment Deadline Date, upon an application to such effect by an Enrolled Program Claimant, permit such Enrolled Program Claimant to be re-considered for Qualifying Program Claimant status based on new evidence submitted by such Enrolled Program Claimant, if the Claims Administrator determines that (i) such Enrolled Program Applicant was not aware of such new evidence at the time he submitted his original Claims Package, or had made a diligent and good faith attempt to produce such new evidence as part of his original Claims Package, and (ii) such new evidence is material to a determination as to whether such Enrolled Program Claimant meets the Eligibility Requirements. In such cases, such Enrolled Program Claimant’s Program Claim shall be considered anew in accordance with the provisions of this Article 2 above, provided that such Enrolled Program Claimant (and his related Executing Derivative Claimants) shall be required to execute and deliver a new Release and Dismissal With Prejudice Stipulation (provided that if such Person is represented by counsel, then only such counsel shall be required to execute such Dismissal With Prejudice Stipulation) if the prior Release and Dismissal With Prejudice Stipulation were returned to such Enrolled Program Claimant pursuant to Section 2.7.3.1 (and may be required to execute and deliver a new Medical Record Authorization Form and Employment Record Authorization Form). Any determination by the Claims Administrator not to, or any other failure by the Claims Administrator to, exercise the discretion afforded to it under this Section 2.8 is final, binding and Non-Appealable.
Section 2.9. Qualifying Program Claimant Status as Eligible Claimants
          A Person who has been determined or deemed to be a Qualifying Program Claimant pursuant to this Article 2 shall be deemed, for all purposes of Article 3 through and including Article 5 to constitute an “Eligible Claimant” and a “Qualifying Program Claimant” notwithstanding that such Person, for whatever reason, did not meet the Eligibility Requirements. Such Person shall not, however, for the avoidance of doubt, be deemed for purposes of Section 10.4 or Section 10.5 to be an “Eligible Claimant” or a “Qualifying Program Claimant”. Nothing in this Section 2.9 limits Merck’s rights and remedies in the event of fraud or other intentional misconduct.

Article 3
Claims Valuation
Section 3.1. General
     Each Qualifying Program Claimant shall receive a monetary payment based (unless such Qualifying Program Claimant elects to receive a Fixed Payment pursuant to Section 3.3) on the number of Points awarded to such Qualifying Program Claimant during the Claim assessment process described in Section 3.2.1 (including Exhibit 3.2.1) and Section 3.4 (the “Points Award Process”) and the value of those Points as determined after all Qualifying Program Claimants have completed the Claims Valuation Process. The Points Award Process, together with the EI Payment process set forth in Section 4.2, may be referred to herein as the “Claims Valuation Process” .
Section 3.2. Claim Assessment Process
          3.2.1. After an Enrolled Program Claimant has been determined or deemed to be a Qualifying Program Claimant and such Person’s Program Claim has been Completed (as defined below), the Claims Administrator shall determine the number of Points that should be awarded to the Qualifying Program Claimant. The criteria, methodologies, formulae, guidelines and other terms and conditions for determining Points awards (collectively, the “Point Awards Criteria” ) are (except for the terms of Section 3.4) set forth in Exhibit 3.2.1. The analysis performed by the Claims Administrator shall be based solely on the terms and conditions of Exhibit 3.2.1.
               3.2.1.1. The Claims Administrator shall process Program Claims in the order in which all of the following are satisfied in relation to Enrolled Program Claimants: (i) such Enrolled Program Claimant is determined or deemed to be a Qualifying Program Claimant pursuant to Article 2; and (ii) such Enrolled Program Claimant’s Program Claim is Completed. However, neither the Claims Administrator nor Merck shall have any Liability for any failure to do so.
               3.2.1.2. A Program Claim shall be considered to have been “Completed” when the Claims Administrator determines that such Enrolled Program Claimant’s entire Claims Package has been provided to the Claims Administrator and such materials are not defective or deficient (or, if applicable, when such Enrolled Program Claimant is given a special dispensation pursuant to section 4(a) of Exhibit 1.5, and such dispensation has become final, binding and Non-Appealable).
          3.2.2. As outlined in Exhibit 3.2.1, Points assessment will consider (without limitation and among other factors as set forth in Exhibit 3.2.1) the extent of injury, age, consistency of VIOXX usage, duration of VIOXX usage, risk factors, and the date of the Related Eligible Event.
          3.2.3. The Claims Administrator shall notify each Qualifying Program Claimant, Merck and the NPC of such Qualifying Program Claimant’s Points award using a form developed for such purpose by the Claims Administrator. Such Points award shall be subject to (i) appeal to the Special Master as set forth in Section 3.2.4, (ii) adjustment as set forth in Section 3.4 and (iii) Article 10, but otherwise shall be final, binding and Non-Appealable.
          3.2.4. A Qualifying Program Claimant may appeal its Points award determination of the Claims Administrator to the Special Master by submitting a written notice to such effect to the Claims Administrator and the Special Master within fifteen (15) days of service of the Points award determination. The Special Master thereupon shall review such determination de novo. If, upon any such timely appeal, the Special Master determines that a determination of the Claims Administrator was in error, the Special Master either may return the matter to the Claims Administrator for a further determination (which itself may be appealed in the same manner as specified above) or may substitute its own determination for that of the Claims Administrator. All such determinations of the Special Master shall be final, binding and Non-Appealable. The Special Master shall notify the Claims Administrator of its determination, and the Claims Administrator shall, promptly following receipt of such notice, notify Counsel for the relevant Qualifying Program Claimant (or, if such Qualifying Program Claimant is without counsel, such Qualifying Program Claimant itself), Merck and the NPC of the Special Master’s determination.
Section 3.3. Fixed Payment
          3.3.1. A Qualifying Program Claimant’s Points award shall be considered to be “Pre-Special Review” when the entire process described in Section 3.2 for determining such award (including any appeals to the Special Master) has been completed with respect to such Qualifying Program Claimant.
          3.3.2. If a Qualifying Program Claimant’s Pre-Special Review Points award is less than the Special Review Marker (any such Qualifying Program Claimant, a “Special Marker QPC”) , then such Qualifying Program Claimant shall have the right, by delivering a notice to such effect to the Claims Administrator within 30 days of his receipt from the Claims Administrator of the last notice sent to him pursuant to Section 3.2, to elect to receive (in lieu of all other Settlement Payments) a fixed payment of $5,000 (a “Fixed Payment” ; any Fixed Payment with respect to an MI Qualifying Program Claimant, the “MI Fixed Payment” ; and any Fixed Payment with respect to an IS Qualifying Program Claimant, the “IS Fixed Payment” ).
          3.3.3. If a Special Marker QPC timely elects to receive the Fixed Payment, such Fixed Payment thereafter shall be paid in accordance with Article 5, provided that no Fixed Payment shall be paid prior to the expiration of Merck’s Walk Away Right (without such right having been exercised).
          3.3.4. For the avoidance of doubt, this Section 3.3 is subject in all respects to Article 12 (including in particular Section 12.1.3).
          3.3.5. A Qualifying Program Claimant’s Points award shall be considered to be “Final” when (i) such Qualifying Program Claimant’s Points award is considered to be

Pre-Special Review, unless such Qualifying Program Claimant is a Special Review QPC (as defined below), and (ii) if such Qualifying Program Claimant is a Special Review QPC, after (and as) such Special Review QPC’s Pre-Special Review Points award is adjusted pursuant to Section 3.4. For the avoidance of doubt, a Points award having become Pre-Special Review or Final does not in any manner or to any extent affect the applicability of Article 10 to the related Program Claim.
Section 3.4. Special Review
          3.4.1. If a Special Marker QPC fails timely to elect to receive a Fixed Payment, such Qualifying Program Claimant’s claim shall be reviewed de novo by the Special Master, in accordance with this Section 3.4. Such a Special Marker QPC is generally referred to herein as a “Special Review QPC” . A Special Review QPC that is an MI Qualifying Program Claimant may be referred to herein as an “MI Special Review QPC” . A Special Review QPC that is an IS Qualifying Program Claimant may be referred to herein as an “IS Special Review QPC” .
          3.4.2. The de novo review mentioned in Section 3.4.1 shall only be conducted (i) for MI Special Review QPCs, after all MI Qualifying Program Claimants have been awarded Points pursuant to the Points Award Process, and such Points awards have become Pre-Special Review, and (ii) for IS Special Review QPCs, after all IS Qualifying Program Claimants have been awarded Points pursuant to the Points Award Process, and such Points awards have become Pre-Special Review.
          3.4.3. In performing the de novo review of the Special Review QPC’s EC Claim, the Special Master is not bound by the Point Award Criteria specified in Section 3.2 and Exhibit 3.2.1. As a result, because the Special Master may weigh and assess the evidence, including the Special Review QPC’s duration of use of the VIOXX, the extent of the Special Review QPC’s injury and the risk factors, differently than those criteria are valued under the Point Award Criteria as stated in Section 3.2 and Exhibit 3.2.1, the Special Master’s relative evaluation of the Special Review QPC’s EC Claims, as compared to one another, may be different than the relative evaluation of those EC Claims by the Claims Administrator.
          3.4.4. In performing this de novo review of the Special Review QPC’s EC Claims, the Special Master shall award Points to the Special Review QPCs ranging from 0 to 5 points for MI Special Review QPCs, and 0 to 1 point for IS Special Review QPCs, with the average Points being awarded to said Special Review QPCs to be equal to 2.5 Points for MI Special Review QPCs and 0.5 Points for IS Special Review QPCs.
          3.4.5. All actions of the Special Master, and all adjustments of Pre-Special Review Points awards, pursuant to this Section 3.4 shall be binding, final and Non-Appealable.
          3.4.6. For the avoidance of doubt, Special Review QPCs shall be entitled to receive Final Settlement Payments in the same manner (including at the same time) as other Qualifying Program Claimants that are not Special Marker QPCs, on the basis of their respective Final Points awards after adjustment in accordance with this Section 3.4.
Section 3.5. Possible Additional Points Award For Second Eligible Event
          3.5.1. Notwithstanding anything in this Agreement to the contrary, an Enrolled Program Claimant may allege a second Eligible Event, in addition to his Related Eligible Event (the “Second Eligible Event” ), solely for the purposes of this Section 3.5.
          3.5.2. Notwithstanding the assertion of a Second Eligible Event, all of the terms and conditions of this Agreement shall continue to apply to the relevant Enrolled Program Claimant and his Related Eligible Event except only as otherwise specifically provided in this Section 3.5. Accordingly, an Enrolled Program Claimant asserting a Second Eligible Event may, but is not required to, produce any particular PME Records that he desires to have considered by the Claims Administrator and the Gate Committee for purposes of this Section 3.5.
          3.5.3. An Enrolled Program Claimant’s Second Eligible Event will be evaluated by the Claims Administrator (both in the context of Article 2 and Article 3) and the Gate Committee at the same time as such Enrolled Program Claimant’s Related Eligible Event is evaluated. If, and only if, the Claims Administrator or the Gate Committee determines that such Enrolled Program Claimant meets the Eligibility Requirements with respect to both his Related Eligible Event and his Second Eligible Event (such an Enrolled Program Claimant, a “Double QPC” ), such Double QPC will be eligible to receive bonus Points as described in the following Section.
          3.5.4. The Claims Administrator, in his discretion, may award a Double QPC an additional number of MI Points or IS Points, as the case may be, up to an amount equal to 30% of the number of Points that such Double QPC is awarded by the Claims Administrator solely on the basis of his Related Eligible Event. The Double QPC’s combined base and (if applicable) additional awards of Points shall, after any appeal and adjustment of the base Points award pursuant to Section 3.2.4, constitute the Double QPC’s Pre-Special Review Points award for all purposes of this Agreement.
          3.5.5. For the avoidance of doubt, a Double QPC’s status as an MI Qualifying Program Claimant or an IS Qualifying Program Claimant, and the resultant nature of any Settlement Payments to him as MI Settlement Payments or IS Settlement Payments, shall be determined based solely on the nature of such Double QPC’s Related Eligible Event.
Section 3.6. No Punitive Damages
     By enrolling into the Program, each Program Claimant waives the right to receive any punitive damages pursuant to the Program and each Program Claimant understands and agrees that no Settlement Payment paid hereunder is, or shall be deemed to be, attributable to punitive damages.

Article 4
Payment to Qualifying Program Claimants
Section 4.1. Interim Settlement Payments
          4.1.1. Promptly after the later of (i) August 1, 2008, and (ii) the date on which 2,500 MI Qualifying Program Claimants (including those constituting Special Marker QPCs) have Pre-Special Review Points awards (the later of (i) and (ii), the “MI Initial Settlement Payments Commencement Date”) , the Claims Administrator shall estimate (x) the number of Points that ultimately will be awarded to all MI Qualifying Program Claimants (other than Special Marker QPCs) (“Estimated MI Non-Special Marker QPC Total Points” ) and (y) the number of MI Qualifying Program Claimants that will be Special Marker QPCs (the “Estimated Aggregate MI Special Marker QPCs” ), in each case based on the Points awarded to all MI Qualifying Program Claimants (including those constituting Special Marker QPCs) who to such date have a Pre-Special Review Points award and such other factors as the Claims Administrator considers to be appropriate under the circumstances. Merck and the NPC each shall be entitled to make submissions to the Claims Administrator with respect to such determinations of the Claims Administrator.
               4.1.1.1. From and after the MI Initial Settlement Payments Commencement Date (and such determinations of the Estimated MI Non-Special Marker QPC Total Points and the Estimated Aggregate MI Special Marker QPC), each MI Qualifying Program Claimant (other than a Special Marker QPC) who has a Pre-Special Review Points award shall be paid (in accordance with Article 5) an amount equal to 40% of his estimated Final Settlement Payment pursuant to Section 4.3 determined (A) based on his Pre-Special Review Points award, the Estimated MI Non-Special Marker QPC Total Points and the Estimated Aggregate MI Special Marker QPCs (and the estimated MI Point Value derived from all the foregoing), (B) disregarding the reference in Section 4.3 to deducting Interim Settlement Payments and (C) assuming that all Special Marker QPCs will elect to receive Fixed Payments, that the MI EI Payments will aggregate the MI EI Payments Cap Amount and that the MI Aggregate Settlement Amount will not be increased pursuant to Section 5.4.1. The payments made pursuant to this 4.1.1 may be referred to herein as the “MI Interim Settlement Payments”.
               4.1.1.2. Anything in Section 4.1.1.1 to the contrary notwithstanding, in the event that the MI Interim Settlement Payment(s) otherwise to be paid at any time to one or more MI Qualifying Program Claimants would (but for this sentence) result in the aggregate of all MI Interim Settlement Payments to date exceeding an amount equal to 40% of the MI Aggregate Settlement Amount (the “MI Interim Payments Cap”), then all such MI Interim Settlement Payment(s) in question shall be reduced pro rata to the extent necessary so that the MI Interim Payments Cap is not exceeded, and no further MI Interim Settlement Payments shall be made.

          4.1.2. Promptly after the later of (i) February 1, 2009, and (ii) the date on which 2,500 IS Qualifying Program Claimants (including those constituting Special Marker QPCs) have Pre-Special Review Points awards (the later of (i) and (ii), the “IS Initial Settlement Payments Commencement Date”) , the Claims Administrator shall estimate (x) the number of Points that ultimately will be awarded to all IS Qualifying Program Claimants (other than Special Marker QPCs) (“Estimated IS Non-Special Marker QPC Total Points” ) and (y) the number of IS Qualifying Program Claimants that will be Special Marker QPCs (the “Estimated Aggregate IS Special Marker QPCs” ), in each case based on the Points awarded to all IS Qualifying Program Claimants (including those constituting Special Marker QPCs) who to such date have a Pre-Special Review Points award and such other factors as the Claims Administrator considers to be appropriate under the circumstances. Merck and the NPC each shall be entitled to make submissions to the Claims Administrator with respect to such determinations of the Claims Administrator.
               4.1.2.1. From and after the IS Initial Settlement Payments Commencement Date (and such determinations of the Estimated IS Non-Special Marker QPC Total Points and the Estimated Aggregate IS Special Marker QPCs), each IS Qualifying Program Claimant (other than a Special Marker QPC) who has a Pre-Special Review Points award shall be paid (in accordance with Article 5) an amount equal to 40% of his estimated Final Settlement Payment pursuant to Section 4.3 determined (A) based on his Pre-Special Review Points award and the Estimated IS Non-Special Marker QPC Total Points and the Estimated Aggregate IS Special Marker QPCs (and the estimated IS Point Value derived from any of the foregoing), (B) disregarding the reference in Section 4.3 to deducting Interim Settlement Payments and (C) assuming that all Special Marker QPCs will elect to receive Fixed Payments, that the IS EI Payments will aggregate the IS EI Payments Cap Amount and that the IS Aggregate Settlement Amount will not be increased pursuant to Section 5.4.1. The payments made pursuant to this 4.1.2 may be referred to herein as the “IS Interim Settlement Payments” .
               4.1.2.2. Anything in Section 4.1.2.1 to the contrary notwithstanding, in the event that the IS Interim Settlement Payment(s) otherwise to be paid at any time to one or more IS Qualifying Program Claimants would (but for this sentence) result in the aggregate of all IS Interim Settlement Payments to date exceeding an amount equal to 40% of the IS Aggregate Settlement Amount (the “IS Interim Payments Cap”), then all such IS Interim Settlement Payment(s) in question shall be reduced pro rata to the extent necessary so that the IS Interim Payments Cap is not exceeded, and no further IS Interim Settlement Payments shall be made.
          4.1.3. Anything in this Agreement to the contrary notwithstanding:
               4.1.3.1. a Qualifying Program Claimant (i) that is a Special Marker QPC, (ii) that did not submit an Enrollment Form on or prior to February 29, 2008 or (iii) in relation to which full compliance with the first sentence of

Section 1.2.2.4 was not achieved by February 29, 2008, shall not receive any Interim Settlement Payment;
               4.1.3.2. for the avoidance of doubt, no Settlement Payment shall be paid prior to the expiration of Merck’s Walk Away Right (without such right having been exercised); and
               4.1.3.3. the making of Interim Settlement Payments to Qualifying Program Claimants that are the subject of an audit are prohibited to the extent specified in Section 10.1.4.
          4.1.4. The making of any Interim Settlement Payment to any Qualifying Program Claimant shall not create any right or expectancy in favor of such (or any other) Qualifying Program Claimant as to the amount of such Qualifying Program Claimant’s Final Settlement Payment or as to the value of Points.
          4.1.5. Merck or the NPC may at any time require that the Claims Administrator provide updated Estimated MI Non-Special Marker QPC Total Points, Estimated Aggregate MI Special Marker QPCs, Estimated IS Non-Special Marker QPC Total Points and/or Estimated Aggregate IS Special Marker QPCs figures based on Pre-Special Review Point awards made through a specified date, and from and after any delivery of any such updated figure(s), such updated figure(s) prospectively shall be used for making MI Interim Settlement Payments or IS Interim Settlement Payments, respectively.
Section 4.2. Extraordinary Injury Payments
          4.2.1. MI Qualifying Program Claimants and IS Qualifying Program Claimants may apply to receive extraordinary injury payments (“MI EI Payments” and “IS EI Payments” , respectively, and, collectively, “EI Payments” ).
          4.2.2. MI EI Payments for all MI Qualifying Program Claimants cannot in the aggregate exceed $195 million (the “MI EI Payments Cap Amount” ).
          4.2.3. IS EI Payments for all IS Qualifying Program Claimants cannot in the aggregate exceed $105 million (the “IS EI Payments Cap Amount” ).
          4.2.4. Each MI Qualifying Program Claimant that desires to seek an MI EI Payment, and each IS Qualifying Program Claimant that desires to seek an IS EI Payment, shall have the burden of proving to the Special Master’s satisfaction such Qualifying Program Claimant’s Specified Documented Economic Damages and, in that connection, may be required by the Claims Administrator to produce further documentation.
          4.2.5. To be eligible to be considered for an MI EI Payment, an MI Qualifying Program Claimant must (i) have a Pre-Special Review Points award in excess of the Special Review Marker and (ii) have (or be a Qualifying Program Claimant in respect of a Product User that has) Specified Documented Economic Damages of not less than $250,000. To be eligible to be considered for an IS EI Payment, an IS Qualifying Program Claimant must (i) have a Pre-Special Review Points award in excess of the Special Review Marker and (ii) have (or be a Qualifying Program Claimant in respect of a Product User that has) Specified Documented Economic Damages of not less than $250,000 or submit PME Records reflecting an injury that is not adequately reflected by Basic Activities of Daily Living or Instrumental Activities of Daily Living (as such terms are defined in Exhibit 3.2.1).
          4.2.6. Each Qualifying Program Claimant that is eligible for, and properly and timely applies for, an EI Payment shall (subject to Section 4.2.8 and to all of the other terms and conditions of this Agreement) receive an EI Payment according to criteria to be determined by the Claims Administrator, provided that no Qualifying Program Claimant’s EI Payment shall exceed $600,000. EI Payments are in addition to the Final Settlement Payments pursuant to Section 4.3.
               4.2.6.1. “Specified Documented Economic Damages” means, in relation to any Product User, (i) such Product User’s past out-of-pocket medical expenses and (ii) such Product User’s past lost wages, in each case to the extent that such expenses or lost wages, as the case may be, are (x) a result of such Product User’s Eligible Event, (y) Documented and (z) have neither been reimbursed nor are eligible for reimbursement.
               4.2.6.2. “Documented” means Medical Records, billing records, tax returns, social security earnings statements or any other documentation or evidence requested, or otherwise found acceptable, by the Claims Administrator.
          4.2.7. All determinations concerning a Qualifying Program Claimant’s eligibility for an EI Payment, and the amount thereof, shall be made by the Claims Administrator. The Claims Administrator shall promptly notify each Qualifying Program Claimant, Merck and the NPC of such Qualifying Program Claimant’s EI Payment determination. All EI Payment determinations of the Claims Administrator shall be made according to guidelines to be established by the Claims Administrator in consultation with Merck and the NPC, and (in any event) shall be final, binding and Non-Appealable.
          4.2.8. EI Payment awards shall be determined in the first instance without regard to the MI EI Payments Cap Amount or the IS EI Payments Cap Amount, as the case may be, but no MI EI Payment or IS EI Payment shall be made until all possible MI EI Payments or IS EI Payments, respectively, eligibility and awards determinations have (subject only to the remainder of this Section 4.2.8 below) been made. However, any term of this Agreement to the contrary notwithstanding, if, after such process has been fully completed, the aggregate MI EI Payments or aggregate IS EI Payments, respectively, so awarded in the first instance would (but for this sentence) exceed the MI EI Payments Cap Amount or the IS EI Payments Cap Amount, respectively, all such initial MI EI Payment awards or initial IS EI Payment awards, respectively, shall be reduced pro rata to the extent necessary so that such aggregate MI EI Payment awards or IS EI Payment awards, respectively, exactly equal the MI EI Payments Cap Amount or IS EI Payments Cap Amount, respectively. After completion of the entire process set forth in this Section 4.2.8 with respect to MI EI Payments or IS EI Payments, as the case may be, the final MI EI Payment awards or IS EI Payment awards, respectively, shall be paid in accordance with Article 5.
Section 4.3. Final Settlement Payments
          4.3.1. After (and only after) (i) all MI Qualifying Program Claimants have completed the Claims Valuation Process and all Points awards to MI Qualifying Program Claimants have become Final, (ii) the actual aggregate dollar amount of all possible MI Fixed Payments and MI EI Payments has been definitively determined and (iii) the final round of audits pursuant to Article 10 have been completed with respect to all MI Qualifying Program Claimants (or, if earlier, the 60th day after the conditions specified in clauses (i) and (ii) have been satisfied), each MI Qualifying Program Claimant (other than those who elected to receive a Fixed Payment pursuant to Section 3.3) shall be paid an amount equal to (x) the product of such MI Qualifying Program Claimant’s MI Points multiplied by the MI Point Value, minus (y) the amount of any Interim Settlement Payment made to such Qualifying Program Claimant (each such payment, an “MI Final Settlement Payment” ).
          4.3.2. After (and only after) (i) all IS Qualifying Program Claimants have completed the Claims Valuation Process and all Points awards to IS Qualifying Program Claimants have become Final, (ii) the actual aggregate dollar amount of all possible IS Fixed Payments and IS EI Payments has been definitively determined and (iii) the final round of audits pursuant to Article 10 have been completed with respect to all IS Qualifying Program Claimants (or, if earlier, the 60th day after the conditions specified in clauses (i) and (ii) have been satisfied), each IS Qualifying Program Claimant (other than those who elected to receive a Fixed Payment pursuant to Section 3.3) shall be paid an amount equal to (x) the product of such IS Qualifying Program Claimant’s IS Points multiplied by the IS Point Value, minus (y) the amount of any Interim Settlement Payment made to such Qualifying Program Claimant (each such payment, an “IS Final Settlement Payment”) .
          4.3.3. The MI Final Settlement Payments and the IS Final Settlement Payments may be referred to herein as the “Final Settlement Payments” ).
Section 4.4. Satisfaction of Liens
          For the avoidance of doubt, this Article 4 is subject in all respects to Article 12 (including in particular Section 12.1.3).
Article 5
Merck Funding Obligations
Section 5.1. Merck Funding Obligations
          Merck agrees, subject to the terms and conditions hereof (including in particular Section 5.2 and Article 11), to make the payments that it is required from time to time to make pursuant to this Section 5.1 (collectively, the “Funding Payments”

          5.1.1. Within fifteen (15) days after the entry of the Registration Order, Merck shall deposit the sum of $3,000,000 into the Administrative Expenses Fund;
          5.1.2. By not later than the second Business Day after the Walk Away Right shall have expired without any exercise thereof by Merck:
               5.1.2.1. Merck shall deposit the sum of $500,000,000 into the MI Settlement Fund; and
               5.1.2.2. Merck shall (i) deposit into the Escrow Fund an amount equal to, (ii) deliver to the Claims Administrator one or more Letters of Credits with an aggregate “Maximum Draw Amount” (as defined in the form of Letter of Credit attached hereto) equal to, or (iii) effect any combination of (i) and (ii) equal in the aggregate to, $4,100,000,000.
Any cash deposited into the Escrow Fund pursuant to Section 5.1.2.2 shall be divided 79.2683% to the MI Settlement Fund and 20.7317% to the IS Settlement Fund; and
          5.1.3. By not later than the later of (i) June 1, 2008 and (ii) three months after the Walk Away Right shall have expired without any exercise thereof by Merck, Merck shall deposit the sum of $250,000,000 into the MI Settlement Fund.
          5.1.4. On a monthly basis, an amount equal to the Net Investment Earnings (as defined in the Escrow Agreement) with respect to the MI Settlement Fund and the IS Settlement Fund, respectively, shall be transferred from such Settlement Funds to the Administrative Expenses Fund.
          5.1.5. Promptly after the end of each calendar month, the Escrow Agent shall submit to Merck, the NPC and the Claims Administrator a report, in such form and in such detail as Merck (in consultation with the NPC) reasonably from time to time may specify (an “Escrow Funds Report” ), itemizing and certifying all payments or transfers out of the Escrow Funds during the preceding calendar month, the Net Investment Earnings transferred to the Administrative Expenses Fund during the preceding calendar month and the balance on hand in each Escrow Fund as of the end of such calendar month.
          5.1.6. Within three (3) Business Days after the end of each calendar month, the Claims Administrator shall submit to Merck, the NPC and the Escrow Agent a report, in such form and in such detail as Merck (in consultation with the NPC) reasonably from time to time may specify (a “Payment Report” ), itemizing and certifying the following:
               5.1.6.1. a reconciliation of the Administrative Expenses and Settlement Payments made during such calendar month against the projected payments for such calendar month specified in the immediately preceding Payment Report;

               5.1.6.2. all Administrative Expenses then due and payable, or anticipated to become due and payable during the following calendar month (the “Administrative Expenses Payables” );
               5.1.6.3. all Interim Settlement Payments, Fixed Payments, EI Payments and Final Settlement Payments which, as of the end of such calendar month, have been finally determined, and otherwise are timely for payment (including there having been complete compliance with, and satisfaction of, Article 12 (including in particular Section 12.1.3) with respect thereto), pursuant to this Agreement (but have not yet been paid) in respect of MI Qualifying Program Claimants (collectively, the “MI QPC Payables” ); and
               5.1.6.4. all Interim Settlement Payments, Fixed Payments, EI Payments and Final Settlement Payments which, as of the end of such calendar month, have been finally determined, and otherwise are timely for payment (including there having been complete compliance with, and satisfaction of, Article 12 (including in particular Section 12.1.3) with respect thereto), pursuant to this Agreement (but have not yet been paid) in respect of IS Qualifying Program Claimants (collectively, the “IS QPC Payables” ).
Without limitation, the Payment Report shall provide the information necessary for the Escrow Agent actually to make the payments specified in the Payment Report and, in the case of MI QPC Payables and IS QPC Payables, to do so in accordance Article 9. The Claims Administrator forthwith shall provide Merck with such further information concerning any Payment Report as Merck reasonably shall request.
          5.1.7. Subject to Section 5.2.2, within twelve (12) Business Days of its receipt of the Escrow Funds Report and the Payment Report for any particular calendar month, Merck shall make such payments into each of the Escrow Funds as are necessary so that, based solely on the information set forth in such Escrow Funds Report and after giving effect to such Merck payment, the amounts on deposit in each of the Escrow Funds will be sufficient to make all the payments specified in such Payment Report to be paid out of such Escrow Fund (other than any such payment, or any portion thereof, that Merck disputes in good faith (including on the basis that such payment, or portion thereof, does not constitute an Administrative Expenses Payable, a MI QPC Payable or an IS QPC Payable, as the case may be)); provided, however, that in no event shall Merck shall be obligated to pay more than $250,000,000 pursuant to this Section during any single calendar month (excluding from such calculation payments pursuant to this Section in respect of Final Settlement Payments).
          5.1.8. As specified in more detail in the Escrow Agreement, the Escrow Agent will be authorized, subject to having sufficient funds on hand in the applicable Fund, on or promptly after the thirteenth (13th) Business Day following receipt by the Escrow Agent of any particular Payment Report, to pay (i) out of the Administrative Expenses Fund, the various Administrative Expenses Payables specified in such Payment Report, (ii) out of the MI Settlement Fund, the various MI QPC Payables specified in such Payment Report, and (iii) out of the IS Settlement Fund, the various IS QPC

Payables specified in such Payment Report; provided, however, that the Escrow Agent will be prohibited from making any payment set forth in any particular Payment Report, or portion thereof, which Merck is in good faith disputing (including on the basis that such payment, or portion thereof, does not constitute an Administrative Expenses Payable, a MI QPC Payable or an IS QPC Payable, as the case may be).
          5.1.9. For the avoidance of doubt, subject only to Section 5.4, the Net Investment Earnings (as defined in the Escrow Agreement) shall not increase the Overall Settlement Amount, the MI Aggregate Settlement Amount or the IS Aggregate Settlement Amount.
Section 5.2. Limitations on Merck Funding Obligations.
          5.2.1. Any term of this Agreement (or the Escrow Agreement) to the contrary notwithstanding, Merck shall have no financial obligation under this Agreement other than its express obligations to make Funding Payments and/or to post Letters of Credit, in each case as described in Section 5.1. Merck shall have no obligation to pay (or to make any Funding Payment on account of), or reimburse any Program Claimant or Enrolling Counsel for, any costs or expenses incurred by such Program Claimant or Enrolling Counsel in connection with the Program. Neither Merck nor any of the other Merck Released Parties shall have any responsibility for the management of any of the Escrow Funds or Letters of Credit or any Liability to any Program Claimant arising from the handling of Program Claims by the Special Master and/or the Claims Administrator.
          5.2.2. Any term of this Agreement (or the Escrow Agreement) to the contrary notwithstanding, (i) in no event shall Merck be required to make any Funding Payment to the extent that the making of such Funding Payment would result in, and (ii) in no event shall the Claims Administrator made any draw under any Letter of Credit to the extent that the deposit into the MI Settlement Fund and/or the IS Settlement Fund (as the case may be pursuant to such draw) of the funds drawn pursuant to such draw would result in:
               5.2.2.1. the aggregate deposits (by Merck or from the proceeds of any draw under any Letter of Credit) into the MI Settlement Fund and/or the IS Settlement Fund, less (if applicable) the aggregate amount returned to Merck pursuant to Section 4.4 of the Escrow Agreement, exceeding the Overall Settlement Amount;
               5.2.2.2. the aggregate deposits made (by Merck or from the proceeds of any draw under any Letter of Credit) into the MI Settlement Fund, less (if applicable) the aggregate amount returned to Merck from the MI Settlement Fund pursuant to Section 4.4 of the Escrow Agreement, exceeding the MI Aggregate Settlement Amount; or
               5.2.2.3. the aggregate deposits made (by Merck or from the proceeds of any draw under any Letter of Credit) into the IS Settlement Fund, less (if applicable) the aggregate amount returned to Merck from the IS Settlement

               Fund pursuant to Section 4.4 of the Escrow Agreement, exceeding the IS Aggregate Settlement Amount.
          5.2.3. Any term of this Agreement (or the Escrow Agreement) to the contrary notwithstanding, in no event shall:
               5.2.3.1. (i) the aggregate of all Settlement Payments exceed the Overall Settlement Amount;
               5.2.3.2. the aggregate of all MI Settlement Payments exceed the MI Aggregate Settlement Amount; or
               5.2.3.3. the aggregate of all IS Settlement Payments exceed the IS Aggregate Settlement Amount.
Section 5.3. Certain Letter of Credit Provisions
          5.3.1. If Merck shall fail to comply with its funding obligations under Section 5.1.7 with respect to either Settlement Fund, and Merck shall have failed to cure such failure within five (5) Business Days following receipt of written notice from the Claims Administrator to such effect, then the Claims Administrator may, at any time thereafter so long as such failure continues to exist, make a draw under the Letter of Credit (or, if more than one Letter of Credit is delivered to the Claims Administrator, make draws under each of such Letters of Credit in proportion to the respective “Maximum Draw Amounts” thereunder) in an aggregate amount equal to the amount necessary to cure such failure. The “Drawing Certificate” in respect of any such draw shall (among other things required by such Certificate) (i) properly specify the instructions in order for the proceeds of such draw to be transferred directly to the Escrow Agent for deposit into the Escrow Fund and (ii) specify the division of the proceeds of such draw between the MI Settlement Fund and the IS Settlement Fund, according to the respective amounts which Merck has failed to fund in relation to each such Fund. The Claims Administrator also will notify the Escrow Agent of such proper division.
          5.3.2. If on or prior to the tenth Business Day prior to the “Expiration Date” of any Letter of Credit, Merck shall not have caused the issuing bank of such Letter of Credit to deliver an “Extension Notice” thereunder extending such Expiration Date, then the Claims Administrator shall on the next Business Day make a draw under such Letter of Credit in the full amount of the “Maximum Draw Amount” thereunder (any such draw, a “Non-Extension Drawing” ). If the Claims Administrator makes draws under one or more Letters of Credit on three separate occasions with respect to three separate failures described in Section 5.3.1, then at any time thereafter when the Claims Administrator shall be entitled to make a further draw on a Letter of Credit pursuant to Section 5.3.1, the Claims Administrator in its discretion may make a draw under such Letter of Credit in the full amount of the “Maximum Draw Amount” thereunder (any such draw, a “Multiple Draw Drawing” ). The “Drawing Certificate” in respect of any draw under this Section 5.3.2 shall (among other things required by such Certificate) (i) properly specify the instructions in order for the proceeds of such draw to be transferred directly to the Escrow Agent for deposit into the Escrow Fund and (ii) specify that the proceeds of such draw shall be allocated between the MI Settlement Fund and the IS Settlement Fund in proportion to the respective amounts of the MI Settlement Fund Top-up Amount and the IS Settlement Fund Top-up Amount (calculated at such time). The Claims Administrator also will notify the Escrow Agent of such proper division.
          5.3.3. The Claims Administrator shall, within one (1) Business Day following delivery of any “Draw Certificate” under any the Letter of Credit, deliver a copy thereof to Merck by delivery via email of a PDF copy thereof, the NPC and the Escrow Agent.
          5.3.4. The Escrow Agent shall notify the Claims Administrator of any deposit made by Merck into the MI Settlement Fund and/or the IS Settlement Fund pursuant to Section 5.1.7 and the aggregate amount of such deposit (the “Funding Amount” ). Within one (1) Business Day following receipt of any such notice, the Claims Administrator shall deliver to the issuing bank under each outstanding Letter of Credit (i) a completed and signed “Reduction Certificate” specifying that the “Maximum Draw Amount” under such Letter of Credit shall be reduced by an aggregate amount equal to the Funding Amount (or, if more than one Letter of Credit is then outstanding, a portion of the Funding Amount equal to the product of the Funding Amount multiplied by a fraction of the numerator of which equals the “Maximum Draw Amount” at such time under such Letter of Credit and the dominator of which equals the aggregate “Maximum Draw Amount” at such time under all such Letters of Credit) and (ii) the original copy of such Letter of Credit (including the latest “Extension Notice” thereunder, if applicable). Any term of this Agreement to the contrary notwithstanding, Merck shall not be required to make any further Funding Payment under Section 5.1.7 until the Claims Administrator shall have complied with its obligations under this Section in respect of the immediately preceding Funding Payment by Merck under Section 5.1.7.
          5.3.5. Merck may at any time or from time to time deliver to the Claims Administrator a new Letter of Credit in replacement of one or more then-outstanding Letter(s) of Credit, so long as such replacement Letter of Credit has an initial “Maximum Draw Amount” at least equal to the aggregate “Maximum Draw Amount” at the time under all of such Letter(s) of Credit being replaced, and in exchange therefor the Claims Administrator immediately shall surrender the replaced Letter(s) of Credit to Merck (or, at Merck’s direction, the respective issuing bank(s) under such Letter(s) of Credit) for cancellation.
          5.3.6. If (i) any amounts are deposited in the Escrow Fund pursuant to a Non-Extension Drawing and (ii) Merck at any time thereafter causes a new Letter of Credit to be issued to the Claims Administrator (other than in replacement of a then-outstanding Letter of Credit pursuant to Section 5.3.5), then the Claims Administrator shall, within one (1) Business Day of the event described in clause (ii), direct the Escrow Agent to pay over to Merck an amount equal in the aggregate to the “Maximum Draw Amount” of such new Letter of Credit. The specific amounts to be paid over to Merck out of each of the MI Settlement Fund and the IS Settlement Fund pursuant to the preceding sentence shall be in such proportion so that, after giving effect to such payment over to Merck, the relative amounts of the MI Settlement Fund Top-Up Amount and the IS Settlement Fund Top-Up Amount shall be in the proportion of 82.4 to 17.6. The notice to the Escrow Agent pursuant to this Section shall specify that it is so being made pursuant to this Section.
          5.3.7. If the Claims Administrator shall be replaced in accordance with this Agreement, then such former Claims Administrator shall, on the last Business Day on which such Claims Administrator acts as the “Claims Administrator” hereunder, deliver to the issuing bank under each then outstanding Letter of Credit (i) a completed and signed “Transfer Certificate” thereunder specifying the name and address of the successor to such Claims Administrator and (ii) the original copy of the Letter of Credit (including the latest “Extension Notice” thereunder, if applicable).
          5.3.8. If the Maximum Draw Amount under any Letter of Credit shall be reduced to zero, or (if earlier) when all possible Settlement Payments have been paid in accordance with this Agreement, the Claims Administrator shall surrender such Letter of Credit to Merck (or, at Merck’s direction, the issuing bank under such Letter of Credit) for cancellation.
          5.3.9. The lead arranger(s) for any Letter of Credit facility shall be a major money center bank.
Section 5.4. Administrative Expenses Fund Excess
          5.4.1. Promptly after the latest to occur of (i) the delivery by the Claims Administrator of a Payment Report that properly lists any MI Final Settlement Payments as an MI QPC Payable (which listing is not disputed by Merck) and (ii) the delivery by the Claims Administrator of a Payment Report that properly lists any IS Final Settlement Payments as an IS QPC Payable (which listing is not disputed by Merck), Merck and the NPC shall deliver a joint direction to the Escrow Agent to (x) transfer from the Administrative Expenses Fund to the IS Settlement Fund (if (i) occurs before (ii)), to the MI Settlement Fund (if (ii) occurs before (i)), or 82.4% to the MI Settlement Fund and 17.6% to the IS Settlement Fund (if (i) and (ii) occur at the same time), an amount equal in the aggregate to the Excess Administrative Expenses Fund Amount (determined at such time) and (y) pay over to Merck an amount equal to the amount described in clause (y) of the definition of the term “Excess Administrative Expenses Fund Amount”.
          5.4.2. The Claims Administrator shall notify Merck and the NPC when all Settlement Payments have been paid. At any time after (i) delivery of the notice specified in the preceding sentence or (ii) any exercise by Merck of its Walk Away Right, at Merck’s request, Merck and the NPC shall deliver a joint direction to the Escrow Agent to transfer the balance then remaining in the Administrative Expenses Fund (x) in the case of (i) above, as may be jointly agreed by Merck and the NPC and (y) in the case of (ii) above, to Merck. By making such request to the NPC, Merck shall be deemed to have agreed to directly pay, to the extent of any amount so paid over to it from the Administrative Expenses Fund pursuant to such request, any Administrative Expenses that otherwise would have been paid out of the Administrative Expenses Fund pursuant to this Agreement but for such payment over to Merck.
Section 5.5. Form of Notices to Escrow Agent
          5.5.1. Notices to the Escrow Agent contemplated by this Article 5 shall be in such form as the Escrow Agent reasonably may specify from time to time.
Article 6
Administrators
Section 6.1. Appointment and Replacement of Administrative Personnel
                    6.1.1. This is a private agreement. At the request of the Parties, The Honorable Eldon E. Fallon has agreed to preside over the Program in the capacities specified herein. For convenience, Judge Fallon will be referred to herein as the “Chief Administrator”.
                    6.1.2. The initial Claims Administrator is Brown Greer PLC.
          6.1.3. In the event that Merck, on the one hand, and a majority in number of the NPC, on the other hand, at any time cannot agree on (i) the identity of any Administrator (including any replacement Administrator), (ii) whether a particular Administrator should be terminated (or any other exercise of rights under any Administrative Agreement that requires for such exercise joint action of Merck and the NPC (or a majority in number of the NPC)) or (iii) the terms and conditions of a proposed Administrative Agreement, Merck or the NPC may, by notice to such effect to the other and to the Special Master, refer the matter to the Special Master. If the current Special Master, or the proposed Administrative Agreement of a current or proposed Special Master, is the subject of the dispute, then references in the preceding sentence, and in Sections 6.1.4 and 6.1.5, to the “Special Master” instead shall constitute references to the “Chief Administrator”.
          6.1.4. In the event of a dispute described in clause (iii) of Section 6.1.3, Merck, on the one hand, and the NPC, on the other, shall, within five (5) Business Days of referral of such matter to the Special Master, submit to each other and the Special Master its proposed form of Administrative Agreement. Either Merck or the NPC may, in its discretion, within a further five Business Days, submit to each other and the Special Master a memorandum supporting its position. If two proposed forms of Administrative Agreements are submitted, the Special Master shall select between the two proposed forms of agreement on the basis of which proposed agreement in its opinion more closely reflects what is customary and “market” for agreements of the nature contemplated by the relevant Administrative Agreement (entered into in the context of programs of the nature of the Program) and such other matters as the Special Master shall consider appropriate under the circumstances.

          6.1.5. Any decision of the Special Master pursuant to this Section 6.1 shall be final and Non-Appealable and binding on the Parties and (without limitation of the foregoing) the Parties shall take all actions required in order to implement such decision.
Section 6.2. Certain General Authority of the Claims Administrator
          6.2.1. The Claims Administrator shall have the authority to perform all actions, to the extent not expressly prohibited by, or otherwise inconsistent with, any provision of this Agreement, deemed by the Claims Administrator to be reasonably necessary for the efficient and timely administration of this Agreement.
          6.2.2. The Claims Administrator may create administrative procedures, supplementary to (and not inconsistent with) those specified herein or in the Exhibits hereto, that provide further specific details about how Program Claims are administered, and/or other aspects of the Program; provided, however, that such procedures comply with the terms of this Agreement.
          6.2.3. Without limitation of the foregoing, the Claims Administrator shall have the authority to modify and/or supplement the form of Enrollment Form, Claims Form and/or Supplementary Claims Form provided for herein to provide for more efficient administration of the Program, provided that (i) such changes may not materially alter the substance of such form without the consent of both Merck and a majority in number of the NPC, (ii) such changes in any event must be approved by the liaison committee described in Section 6.2.4 below and (iii) no change shall be made in the form of Release, form of Dismissal With Prejudice Stipulation, form of Medical Record Authorization Form or form of Employment Record Authorization Form without Merck’s prior written consent.
          6.2.4. Each of Merck and the NPC shall appoint one or two individuals (such number to be determined in each of their respective discretion) to act as a liaison with the Claims Administrator, including answering any questions that the Claims Administrator may have with respect to the interpretation of any provision of this Agreement.
Section 6.3. Liability of Administrative Personnel.
          Without limitation of 16.9.2, no Administrator, or employee or agent of any Administrator, shall be liable to any Program Claimant or any Enrolling Counsel for his acts or omissions, or those of any agent or employee of any Administrator, in connection with the Program except, with respect to each such Person, for such Person’s own willful misconduct. Nothing in this Section 6.3 confers on any Program Claimant or Enrolling Counsel any privity of contract with, or other right to institute any action against, any Administrator.

Article 7
Certain Litigation Matters
Section 7.1. Merck Defenses
          Merck agrees that, except as reflected in (i) the requirements for constituting an Eligible Claimant, (ii) the Eligibility Requirements or (iii) the Point Awards Criteria, and without limitation of, and subject to, all of the other express terms of this Agreement (including Article 10), any defenses of liability that Merck might otherwise have as against the Program Claims of any particular Enrolled Program Claimant, such as statutes of limitation and repose, jurisdiction, venue, mitigation, comparative/contributory negligence, assumption of risk, independent intervening cause and products’ liability, specific defenses such as state of the art, no safe alternative design, preemption, FDA and other regulatory approval, learned intermediary, etc., shall not (for purposes of, and solely for purposes of, this Agreement) apply to such Program Claim of such Enrolled Program Claimant. For the avoidance of doubt, it is understood and agreed that any and all such defenses (and any and all other available defenses) shall be available to Merck with respect to any litigation outside of this Agreement with such Enrolled Program Claimant (including in the event that his Release is returned to him as set forth herein).
Section 7.2. Tolling
          Without limitation of Section 7.1, in order to avoid the necessity of filing or pursuing a VIOXX-related claim, Merck hereby agrees, with respect to each Enrolled Program Claimant who is a party to a Tolling Agreement (but not any other Tolling Agreement Party) and who exits the Program under circumstances such that his Release is returned to him, to toll, for 60 days following such exit, the running of any applicable statute of limitations that otherwise may apply to the EC Claim of such Enrolled Program Claimant. If such Enrolled Program Claimant does not, within such 60-day period file a complaint against Merck with respect to the EC Claim of such Enrolled Program Claimant, then the Claims Administrator shall deliver the Enrolled Program Claimant’s Dismissal With Prejudice Stipulation and Release to Merck (and, without limitation, Merck shall be free to file or cause to be filed such Dismissal With Prejudice Stipulation and/or Release in any relevant action or proceeding). All Tolling Agreements heretofore entered into between an Enrolled Program Claimant and Merck are otherwise terminated and superseded by this Agreement, except as provided above.
Section 7.3. Use of Dismissal With Prejudice Stipulations and Releases Prior to Certain Events
          Except as otherwise provided in this Agreement, the Claims Administrator shall retain control of the Release and Dismissal With Prejudice Stipulation of any particular Program Claimant until such time as the Final Settlement Payment or Fixed Payment, as applicable, is made to such Enrolled Program Claimant hereunder, at which time such Dismissal With Prejudice Stipulation and such Enrolled Program Claimant’s Release shall be delivered to Merck (and, without limitation, Merck shall be free to file or cause to be filed such Dismissal With Prejudice Stipulation and/or Release in any relevant action or proceeding).

Section 7.4. Pursuit of Certain Claims
          7.4.1. From and after the date on which an Enrollment Form is submitted in relation to a particular Program Claimant until the earlier of (i) the date on which such Program Claimant’s Dismissal With Prejudice Stipulation is delivered to Merck pursuant hereto or (ii) if applicable, the date such Enrollment Form is rejected by the Claims Administrator or Merck in relation to such Program Claimant pursuant to Section 1.2.5 or Section 1.2.6 or such Program Claimant exits the Program under circumstances such that his Release is returned to him, such Program Claimant, and all related Executing Derivative Claimants, shall:
               7.4.1.1. be prohibited from, and refrain from, taking any action (including any legal action) to initiate, pursue or maintain, or otherwise attempt to execute upon, collect or otherwise enforce, any actual or alleged Released Claims and Liabilities of or against Merck or any other Released Party (other than to the extent inherent in making and pursuing a Program Claim in accordance with the terms of this Agreement);
               7.4.1.2. without limitation of Section 7.4.1.1, (i) cooperate in all reasonable respects with Merck to seek to stay, and to continue in effect any then outstanding stay with respect to, any pending legal proceedings instituted by such Program Claimant and/or Derivative Claimants against Merck or any other Released Party Connected With VIOXX and (ii) refrain from instituting any new legal action against any Released Party Connected With VIOXX; and
               7.4.1.3. without limitation of Section 7.4.1.1 or 7.4.1.2, be prohibited from, and refrain from, attempting to execute or collect on, or otherwise enforce, any judgment that may be entered against Merck or any other Released Party in any legal action described in Section 7.4.1.2.
Further, if such Program Claimant is determined or deemed to be a Qualifying Program Claimant, or exits the Program under circumstances such that his Release remains in effect, in furtherance and not in limitation of such Release, any judgment referred to in Section 7.4.1.3 automatically shall be deemed to have been Released (as such term is defined in such Release) by such Program Claimant and all such Derivative Claimants, and such Program Claimant and Derivative Claimants shall execute such instruments, and take such other actions, as Merck reasonably may request in order to further evidence or implement the same.
          7.4.2. Without limitation of Section 7.4.1 (and in addition to and without limitation of the terms of his Release), each Enrolled Program Claimant, and all related Executing Derivative Claimants, jointly and severally, shall indemnify and hold harmless Merck and each other Merck Released Party from and against (i) any and all Claims made or asserted (prior to, on or after the date of such Enrolled Program Claimant’s Program Claim) against Merck or any other Merck Released Party by any Non-Merck Released Party (for contribution, indemnity (contractual or non-contractual) or otherwise) arising out of any Claim Connected With VIOXX made or asserted at any time by such Enrolled Program Claimant, and/or any Derivative Claimant and/or Product User with respect to such Enrolled Program Claimant, against any Non-Merck Released Party and (ii) any and all damages, losses, costs, expenses (including legal fees and expenses) and/or Liabilities incurred or suffered by, or imposed on, any Merck Released Party in connection with, arising out of or resulting from (x) any Claim described in clause (i) (including any amount paid or required to be paid in satisfaction of any such Claim), (y) any judgment suffered by any Merck Released Party in any legal action described in Section 7.4.1.2 (including any amount paid or required to be paid in satisfaction of any such judgment) and/or (z) any violation by such Enrolled Program Claimant, and/or any related Executing Derivative Claimant, of Section 7.4.1. This Section 7.4.2 shall become null and void in the event that such Enrolled Program Claimant exits the Program under circumstances such that his Release is returned to him. Merck may setoff all or any portion of any amount payable to any Merck Released Party pursuant to this Section 7.4.2 by an Enrolled Program Claimant against an equal amount of any Funding Payment obligation hereunder in respect of any Settlement Payment from time to time payable under this Agreement to such Enrolled Program Claimant (and such setoff shall be deemed to satisfy, to the extent of the amount of such setoff, both such Funding Payment obligation and the relevant Settlement Payment obligation to such Enrolled Program Claimant).
Article 8
Submission to Authority
Section 8.1. Submission to Authority of Chief Administrator and Special Master
          8.1.1. Each Party and, by submitting an Enrollment Form, each Program Claimant and Enrolling Counsel, agrees that authority over the process contemplated by the Program, including any Claims submitted under the Program, resides with those Persons appointed pursuant to this Agreement to exercise that authority, as such authority is specified in this Agreement.
          8.1.2. Except as specifically provided in this Agreement, any dispute that arises under or otherwise in connection with (i) this Agreement and/or any Program Claim and/or (ii) any other Administrative Agreement under which disputes are agreed to be handled in the manner set forth in this Article 8, shall be submitted to the Chief Administrator who shall sit as a binding arbitration panel and whose decision shall be final, binding and Non-Appealable. If any such dispute is brought to the Chief Administrator, each party who has a stake shall have 15 days (or as the Chief Administrator shall otherwise order) to submit papers and supporting evidence and to be heard on oral argument if the Chief Administrator desires oral argument.
          8.1.3. If the Chief Administrator concludes, for whatever reason, that he should not determine an issue arising under this Agreement or otherwise in connection with this Agreement and/or any Program Claim, the Special Master shall sit as a binding arbitration panel to decide the issue.

               8.1.3.1. In such instances, any party may serve a demand for arbitration on the Special Master and all parties who have a stake in the issue disputed. Service shall be effected by regular and certified mail. Service shall be complete upon mailing.
               8.1.3.2. The parties who have a stake in the issue disputed and who participate in the arbitration shall agree upon appropriate rules to govern the arbitration. If the parties cannot agree on appropriate rules within ten (10) Business Days of the service of the notice of demand, the applicable rules shall be the American Arbitration Association’s Commercial Arbitration Rules that are effective on the date of the notice of demand, exclusive of the requirement that the American Arbitration Association administer the arbitration.
               8.1.3.3. In deciding the issue disputed, the Chief Administrator’s prior decisions on analogous matters shall bind the Special Master. Where the Chief Administrator has not decided an analogous matter, the Special Master shall apply the substantive law specified in Section 16.3, without regard to that jurisdiction’s choice-of-law rules.
          8.1.4. The Parties agree that if the Special Master is, under applicable law, precluded from determining an issue otherwise to be determined by the Special Master pursuant to Section 8.1.3, then any suit, action or proceeding by either Party with respect to such matter may be instituted in (and only in) the U.S. District Court for the Eastern District of Louisiana (and appellate courts for the foregoing). Each Party hereby:
               8.1.4.1. (i) consents and submits, for itself and its property, to the jurisdiction of such courts for the purpose of any suit, action or proceeding instituted against it pursuant to this Section 8.1.4, and (ii) agrees that a final judgment in any suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;
               8.1.4.2. agrees that service of all writs, process and summonses in any suit, action or proceeding pursuant to this Section 8.1.4 may be effected by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address for notices pursuant to Section 16.1.1, such service to become effective 30 days after such mailing, provided that nothing contained in this Section 8.1.4.2 shall affect the right of any party to serve process in any other manner permitted by law;
               8.1.4.3. (i) waives any objection which it or he may now or hereafter have to the laying of venue of any suit, action or proceeding pursuant to this Section 8.1.4 brought in any court specified above in this Section 8.1.4, (ii) waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and (iii) agrees not to plead or claim either of the foregoing; and

               8.1.4.4. WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY ACTION, SUIT OR PROCEEDING PURSUANT TO THIS SECTION 8.1.4 AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.
Article 9
Attorneys’ Fees
Section 9.1. Individual Counsel Attorneys’ Fees
          Neither Merck nor any other Released Party shall have any responsibility whatsoever for the payment of Enrolled Program Claimants’ (and/or related Executing Derivative Claimant’s) attorneys’ fees or costs. The Claims Administrator shall endeavor to make all Settlement Payments owed in relation to any particular Program Claim pursuant to this Agreement payable in the name of the relevant Enrolled Program Claimant, his Counsel (if any) and each related Executing Derivative Claimant, subject to a reduction pursuant to common benefit fees and reimbursement of costs as set forth in Section 9.2 below as determined by the Chief Administrator. (For the avoidance of doubt, any such reduction nonetheless shall constitute a Settlement Payment.) However, none of the Released Parties or the Claims Administrator shall have any Liability for any failure to do so. No notice of representation or change in representation by any Enrolled Program Claimant (and/or any Executing Derivative Claimant with respect to such Enrolled Program Claimant), other than that which is made in such Enrolled Program Claimant’s Enrollment Form, shall change the application of this Section 9.1. Any division of any Settlement Payment with respect to, and as between, any Enrolled Program Claimant, any related Executing Derivative Claimants and/or his or their respective counsel is to be determined by such Persons and any such division, or any dispute in relation to such division, shall in no way affect the validity of this Agreement or the Release or Dismissal With Prejudice Stipulation executed by such Enrolled Program Claimant (and any related Executing Derivative Claimants) or his Counsel, as applicable. Nothing in this Section 9.1 limits or qualifies Article 12 (including in particular Sections 12.1.3 and 12.1.5).
Section 9.2. Common Benefit Fees and Reimbursement of Litigation Costs
          9.2.1. To ensure that NPC, PSC, PEC, PLC, and common benefit attorneys (hereinafter referred to as “Common Benefit Attorneys”) are fairly compensated but that their fees are in conformance with reasonable rates, an assessment of common benefit attorneys’ fees will be imposed at no more than 8% of the gross amount recovered for every client that registers under the terms of the Settlement Agreement. Any sum paid as a common benefit fee shall be deducted from the total amount of counsel fees payable under individual plaintiffs’ counsel’s retainer agreement. The maximum 8% attorneys’ fee assessment shall supersede the assessment provided to MDL common benefit attorneys pursuant to Pretrial Order No. 19.
          9.2.2. In addition to those amounts provided in Section 9.2 above, Common Benefit Attorneys shall also be entitled to reimbursement of their reasonable common benefit expenses. Reimbursement of these expenses shall be deducted from the clients’ net recovery. The PLC shall submit to the Claims Administrator the audited common benefit expenses of Common Benefit Attorneys,’ which sum will be deducted on an equal percentage basis from the MI Settlement Fund and IS Settlement Fund.
          9.2.3. Pursuant to Sections 9.2.1 and 9.2.2, the attorneys’ fees and common benefit expenses deducted by the Claims Administrator shall be deposited into an interest bearing escrow account (the “Settlement Fee and Cost Account”). The Settlement Fee and Cost Account shall be maintained at a financial institution. Funds within the Settlement Fee and Cost Account shall be administered by the Honorable Eldon E. Fallon and all awards therefrom will be subject to approval, upon due consideration by him in consultation with the Honorable Victoria G. Chaney, the Honorable Carol E. Higbee, and the Honorable Randy Wilson, and in accordance with established Fifth Circuit precedent, e.g., Blum v. Stenson, 465 U.S. 886, 900 (1984); Copper Liquor, Inc. v. Adolph Coors Co., 624 F.2d 575, 583 n. 15 (5th Cir.1980); Johnson v. Ga. Highway Express, Inc., 488 F.2d 714, 717-19 (5th Cir.1974); Strong v. BellSouth Telecomms., Inc., 137 F.3d 844, 851-52 & n. 5 (5th Cir.1998); Forbush v. J.C. Penney Co., 98 F.3d 817, 823 (5th Cir.1996); Turner v. Murphy Oil USA, Inc., 472 F.Supp.2d 830 (E.D.La. 2007).
          9.2.4. The Honorable Eldon E. Fallon will be asked to appoint a committee of eight plaintiffs’ counsel which shall include all members of the NPC and two additional plaintiffs’ attorneys to be responsible for recommending to the Honorable Eldon E. Fallon the allocation of awards of attorneys’ fees from the Settlement Fee and Cost Account. In making its recommendation the “Allocation Committee” is to review the contemporaneous time records, or properly reconstructed time records and expense reports of all plaintiffs’ counsel that request compensation for common benefit work, as audited by the CPA firm of Wegman Dazett. The Allocation Committee shall take into consideration the common benefit work of counsel in the MDL, and the work of counsel in the state litigations in Texas, California and New Jersey. The Allocation Committee shall be guided by these objective measures of common benefit counsel’s contributions, in addition to their subjective understanding of the relative contributions of counsel towards generating the Settlement Fund in accordance with established fee jurisprudence and subject to the approval of the Honorable Eldon E. Fallon in consultation with the Honorable Victoria G. Chaney, the Honorable Carol E. Higbee, and the Honorable Randy Wilson.
          9.2.5. The Honorable Eldon E. Fallon shall provide appropriate notices governing the procedure by which he shall determine common benefit attorneys’ fees and reimbursement of common benefit expenses, including Common Benefit Attorneys’ joint submission of papers by the PLC requesting compensation for their common benefit work, including the submission of contemporaneous time records, or properly reconstructed time records and expense reports, and any accompanying affidavits. The Honorable Eldon E. Fallon shall insure that there is ample opportunity for objections and comments to the application and notice of a hearing regarding the same. The Honorable Eldon E. Fallon shall set time and place of said hearing.
          9.2.6. Merck takes no position regarding, and has no responsibility or Liability for, the award of common benefit attorneys’ fees and the reimbursement of costs under this Section, or the allocation of the same, and waives the right to contest these matters.
Article 10
Quality Control and Audit Procedures
Section 10.1. Prevention and Detection of Fraud — General
          10.1.1. The Claims Administrator shall have the authority and obligation to institute claim-auditing procedures and other procedures designed to detect and prevent the payment of fraudulent Program Claims.
          10.1.2. The submission of fraudulent Claims will violate the criminal laws of the United States, and subject those responsible to criminal prosecution in the federal courts.
          10.1.3. The Claims Administrator shall notify the Special Master, Merck and the NPC, as well as any implicated Program Claimant and his Counsel, of any indicia of deception, dishonesty or fraud of which it becomes aware relating to any Program Claim or in any way to the Program. The Program Claimant and/or his Counsel shall have the right to contest such suggestion of misconduct to the Special Master by requesting a hearing within 10 days of receiving such notice. The Special Master may promulgate and revise rules for reviewing and resolving allegations of deception, dishonesty or fraud.
          10.1.4. No Settlement Payment may be paid in respect of a Program Claim while that Claim (i) is the subject of an audit by the Claims Administrator (and to that end, the Claims Administrator shall notify Merck and the NPC from time to time of which Program Claims are then subject to audit) or (ii) is the subject of an audit by Merck or the NPC for good cause.
Section 10.2. Mandatory Periodic Audits
          10.2.1. Without limitation of Section 10.1, (i) after 2,500 Program Claims have been Completed (or, if later and if so requested by Merck, 60 days after the Enrollment Deadline Date) (the applicable date, the “Periodic Audit Start Date” ), on a quarterly basis the Claims Administrator shall audit between 2.0% and 5.0% (the precise percentage within such range to be reasonably determined by Merck and the NPC from time to time or, if they cannot agree, as determined by the Claims Administrator (within such range) in its discretion) of the total Program Claims Completed by Enrolled Program Claimants during the prior quarter (or, in the case of the first such audit, since the Execution Date) and (ii) the Claims Administrator otherwise may audit such other Program Claims as the Claims Administrator, in its discretion, shall determine is warranted.
          10.2.2. Program Claims shall be selected for audit on such basis as the Claims Administrator may determine from time to time (taking into account, without limitation, any suspicions of, or past findings of, fraud, deception or dishonesty in connection with the Program).

          10.2.3. With respect to Program Claims which are selected for audit, the Claims Administrator may require that the relevant Enrolled Program Claimant provide it with (i) identification of and authorizations for the release of all PME Records from all general practitioners, family physicians, primary care providers, internists, prescribing physicians, pharmacies, Dispensing Physicians, treating cardiologists, treating neurologists and inpatient or outpatient hospitals or any other healthcare providers who, at any time during the seven-year period prior to, or the one-year period after, the date of the alleged Eligible Event that is the basis of such Enrolled Program Claimant’s Program Claim, rendered any medical care to and/or were consulted by the Product User for such Program Claim and (ii) such other relevant records or other documentation (in addition to the PME Records and Additional Claim Information submitted as part of the Program Claim) within the Enrolled Program Claimant’s custody, possession, or control as may reasonably be requested by the Claims Administrator. If the Enrolled Program Claimant fails or refuses to provide any material records or other documentation (reasonably available to such Enrolled Program Claimant) after being afforded an adequate opportunity to do so, then, without limitation of the possible application of the remainder of Section 10.4, Section 10.4.2.1 and Section 10.4.2.2 shall be applied to such Enrolled Program Claimant and his Program Claim.
          10.2.4. If following completion of its audit of a Program Claim (or upon referral of a matter to the Claims Administrator by Merck or by the NPC pursuant to Section 10.3.3), the Claims Administrator determines that Section 10.1.3 is applicable, then the Claims Administrator shall proceed as specified in Section 10.1.3.
Section 10.3. Merck/NPC Audit Right
          10.3.1. Merck and the NPC shall each have the absolute right and discretion at any time or from time to time, but at its expense, to itself conduct, or have conducted by an independent auditor, audits to verify Program Claims submitted by Program Claimants or any aspect thereof (including PME Records); such audits may include individual Program Claims or groups of Program Claims. The Claims Administrator shall fully cooperate with any such audit. Section 10.2.3 shall apply to any Program Claims selected for audit by Merck or the NPC (with all references in said Section to the “Claims Administrator” being deemed to constitute references to “Merck” or “the NPC”, respectively, for such purpose).
          10.3.2. Merck or the NPC shall notify the other (and the Claims Administrator) of any audit that it is conducting or having conducted pursuant to Section 10.3.1 and which Program Claims (if any in particular) are to be audited.
          10.3.3. If following completion of its audit of a Program Claim, Merck or the NPC is of the view that any indicia of deception, dishonesty or fraud relating to any Program Claim or in any way to the Program exist, Merck or the NPC, as the case may be, may bring such matter to the attention of the Claims Administrator for possible action pursuant to Section 10.2.4 and/or may proceed directly to make a motion to the Special Master for action pursuant to Section 10.4.2.

Section 10.4. Relief
          10.4.1. Each of the Claims Administrator, Merck and the NPC shall have the right to petition to the MDL Court (or, if the MDL Court does not have jurisdiction over the relevant parties, another court that has such jurisdiction) for appropriate review and relief in the event of the detection of any indicia of deception, dishonesty or fraud relating to any Program Claim or in any way to the Program.
          10.4.2. Without limitation of Section 10.4.1 and any term in this Agreement to the contrary notwithstanding, in the event that the Special Master upon motion by the Claims Administrator, Merck or the NPC determines that a Program Claimant (and/or any related Executing Derivative Claimant), or Counsel for such Program Claimant, has used, or that there is substantial evidence that a Program Claimant (and/or any related Executing Derivative Claimant), or Counsel for such Program Claimant, has used, deception, dishonesty or fraud in connection with the Program Claim of such Program Claimant:
               10.4.2.1. such Program Claimant’s Program Claim shall be denied and such Enrolled Program Claimant immediately shall cease to have any further rights under the Program, but such Program Claimant’s Dismissal With Prejudice Stipulation and Release shall be delivered to Merck (and, without limitation, Merck shall be free to file or cause to be filed such Dismissal With Prejudice Stipulation and/or Release in any relevant action or proceeding);
               10.4.2.2. each of such Program Claimant (if the Special Master makes such determination in respect of such Program Claimant) and such Counsel (if the Special Master makes such determination in respect of such Counsel) shall fully be liable (i) for the costs and expenses (including legal costs and expenses) incurred by any Administrator, Merck and/or the NPC in connection with any related audit and/or any related proceedings (including MDL Court, or other court, proceedings) under this Section 10.4 and (ii) if applicable, to repay to Merck any Settlement Payment previously paid to or with respect to such Program Claimant (and any such repayment of such Settlement Payment in whole or in part shall be disregarded for purposes of Section 5.2); and
               10.4.2.3. such Program Claimant (and/or any related Executing Derivative Claimant), such Counsel and/or such Counsel’s other Program Claimants shall be subject to such further sanctions or other penalties as the Special Master may impose, including (i) in the case of such Counsel (and/or such Counsel’s other Program Claimants), raising the level of scrutiny of (including conducting audits, incremental to those conducted pursuant to Section 10.2, of), modifying the timing of the review of, and/or requiring such Counsel to pay the costs and expenses associated with any future audits (including any such incremental audits) of, any other Program Claim of any or all of the other Program Claimants for which it is Counsel, (ii) suspension of any Interim Settlement Payments to all other Program Claimants of such Counsel and/or (iii) referral of the matter to the United States Attorney or other appropriate law enforcement officials for possible criminal prosecution, provided that no such further sanctions or other penalties shall affect the status of any other Program Claimant or its Program Claim unless such sanction or other penalty is consented to by Merck.
          10.4.3. In the event that the Claims Administrator determines that any Person (other than a Program Claimant or Counsel) has engaged or participated in, or that there is substantial evidence that such Person has engaged or participated in, deception, dishonesty or fraud in relation to any Program Claim, then, without limitation of Section 10.4.2:
               10.4.3.1. the Claims Administrator shall refer such matter for possible action by the Special Master pursuant to Section 10.4.2;
               10.4.3.2. pending resolution by the Special Master of such matter pursuant to Section 10.4.2, the Claims Administrator shall suspend further consideration of any documentation (including PME Records) from such Person; and
               10.4.3.3. the Claims Administrator may raise the level of scrutiny of (including conducting audits, incremental to those conducted pursuant to Section 10.2, of), and/or modify the timing of the review of, any other Program Claim that includes documentation from such Person.
          10.4.4. In connection with the exercise by each of the Claims Administrator, Merck and the NPC of its rights under this Article 10, each of the Claims Administrator, Merck and the NPC, as applicable, may request a Program Claimant whose Program Claims are subject to an audit hereunder to deliver to it such authorization(s) as may reasonably be requested by the Claims Administrator, Merck or the NPC, as applicable, in order to permit the Claims Administrator, Merck or the NPC, as applicable, to request and obtain such additional records as the Claims Administrator, Merck or the NPC, as applicable, may determine, including PME Records. Any such authorization shall be in a form prepared by the Claims Administrator, Merck or the NPC, as applicable. If the Program Claimant fails or refuses to execute and deliver to the Claims Administrator or Merck, as applicable, any such authorization within thirty (30) days after receipt of such form, then, without limitation of the possible application of the remainder of Section 10.4, Section 10.4.2.1 and Section 10.4.2.2 shall be applied to such Program Claimant and his Program Claim.
Section 10.5. Inaccuracy of Representations, Warranties or Certifications
          Without limitation of the foregoing provisions of this Article 10, in the event that any representation, warranty, certification or covenant made in any Enrollment Form, Release or Dismissal With Prejudice Stipulation is inaccurate or breached in any material respect (and such inaccuracy or breach is not cured within ten (10) days of notice thereof by the Claims Administrator or Merck to the relevant Program Claimant (or his Counsel, if any)), Merck in its sole and absolute discretion (and without limitation of any other remedy that Merck may have in respect of such matter, whether at law or in equity) at any time prior to any filing by Merck of such Enrolled Program Claimant’s Dismissal With Prejudice Stipulation, may (any other term of this Agreement to the contrary notwithstanding) reject the Program Claims of, and (if applicable) rescind all Settlement Payments made to or with respect to, such Program Claimant. In such case, (i) the affected Program Claimant immediately shall cease to have any further rights under the Program, (ii) the affected Program Claimant’s Release and Dismissal With Prejudice Stipulation shall, subject to Section 7.2, be returned to such Program Claimant (unless Section 10.4.2.1 is applicable to such Program Claimant, in which case this clause (ii) shall not apply to such Program Claimant) and (z) such affected Program Claimant, and his Counsel, shall be jointly and severally liable to repay to Merck any Settlement Payment previously paid to or with respect to, such Program Claimant. Any repayment of such Settlement Payment in whole or in part shall be disregarded for purposes of Section 5.2.
Section 10.6. No Misrepresentation of Program
     Each Enrolling Counsel hereby covenants not to make any misrepresentation with respect to the Program or the terms and conditions of this Agreement to any Person, for example by leading Persons who are not Eligible Claimants to believe that they are, or may become, eligible to receive any Settlement Payment. The Parties agree that the provisions of this Section 10.6 are an essential element of this Agreement and that a breach of any such provision shall constitute a material breach of this Agreement entitling Merck to an immediate remedy against any Enrolling Counsel who breached such provision, including injunctive relief and attorneys’ fees.
Article 11
Walk Away Rights and Termination of the Agreement
Section 11.1. Walk Away Rights and Termination of the Agreement
          Merck shall have the option, in its sole discretion, to terminate the Program and this Agreement under any of the following circumstances (such option, the “Walk Away Right” ):
          11.1.1. if:
               11.1.1.1. the number of MI Eligible Claimants (constituting Registered Eligible Claimants) who deliver Enrollment Forms to the Claims Administrator by the Walk Away Enrollment Deadline Date, and whose Enrollment Forms are not rejected (in relation to such MI Eligible Claimants) by the Claims Administrator or Merck prior to the 30th day after the Walk Away Enrollment Deadline Date, is less than
               11.1.1.2. 85% of the greater of (x) the aggregate number of Registered Eligible Claimants constituting (according solely to the respective Registration Affidavits) MI Eligible Claimants, and (y) 28,500;
          11.1.2. if:
               11.1.2.1. the number of IS Eligible Claimants (constituting Registered Eligible Claimants) who deliver Enrollment Forms to the Claims

Administrator by the Walk Away Enrollment Deadline Date, and whose Enrollment Forms are not rejected (in relation to such IS Eligible Claimants) by the Claims Administrator or Merck prior to the 30th day after the Walk Away Enrollment Deadline Date, is less than
               11.1.2.2. 85% of the greater of (x) the aggregate number of Registered Eligible Claimants constituting (according solely to the respective Registration Affidavits) IS Eligible Claimants, and (y) 17,000;
          11.1.3. if:
               11.1.3.1. the number of Registered Eligible Claimants who (i) are alleging (according solely to the respective Registration Affidavits) use of VIOXX prior to the respective Related Eligible Events for more than 12 months and (ii) deliver Enrollment Forms to the Claims Administrator by the Walk Away Enrollment Deadline Date, and whose Enrollment Forms are not rejected (in relation to such Registered Eligible Claimants) by the Claims Administrator or Merck prior to the 30th day after the Walk Away Enrollment Deadline Date, is less than
               11.1.3.2. 85% of the aggregate number of Registered Eligible Claimants alleging (according solely to the respective Registration Affidavits) use of VIOXX prior to the respective Related Eligible Events for more than 12 months; or
          11.1.4. if:
               11.1.4.1. the number of Registered Eligible Claimants who (i) are alleging (according solely to the respective Registration Affidavits) death as an injury and (ii) deliver Enrollment Forms to the Claims Administrator by the Walk Away Enrollment Deadline Date, and whose Enrollment Forms are not rejected (in relation to such Registered Eligible Claimants) by the Claims Administrator or Merck prior to the 30th day after the Walk Away Enrollment Deadline Date, is less than
               11.1.4.2. 85% of the aggregate number of Registered Eligible Claimants alleging (according solely to the respective Registration Affidavits) death as an injury; or
          11.1.5. if any member of the PSC, any member of the steering committee in the Texas Coordinated Proceeding, any member of the steering committee in the California Coordinated Proceeding, any counsel who served in any capacity as trial counsel in any case in the Coordinated Proceedings, or any counsel who as of the Execution Date has entered an appearance in any case in or outside the Coordinated Proceedings that has a trial date (or any law firm of or with which any such individual lawyer is a partner, associate or otherwise affiliated) (a “Section 11.1.5 Counsel” ), either (i) is the subject of a determination of non-compliance pursuant to Section 1.2.9 with respect to the requirements of Section 1.2.8.1, 1.2.8.2 or 1.2.8.3 or (ii) is the subject of a determination of non-compliance pursuant to Section 11.1.5.1 with respect to the requirements of Section 1.2.8.1, 1.2.8.2 or 1.2.8.3 applied solely for this purpose as if such Section 11.1.5 Counsel submitted an Enrollment Form and a Certification of Final Enrollment on December 31, 2007 and on such date continued to represent 100% of the Eligible Claimants in which such Section 11.1.5 Counsel had an Interest as of the Execution Date;
               11.1.5.1. Upon request from Merck at any time, the Chief Administrator will determine whether a Section 11.1.5 Counsel has failed to comply with the requirements of Section 1.2.8.1, 1.2.8.2 or 1.2.8.3, applied as described in clause (ii) of Section 11.1.5, in any respect. The Chief Administrator’s decision on this matter shall be final, binding and Non-Appealable.; or
          11.1.6. if the Registration Order is not entered by the 10th day after the Execution Date, or if any Coordinated Proceedings Counsel fails, by January 15, 2008, to file a Registration Affidavit complying in all respects with the Registration Order.
For the avoidance of doubt, for the purpose of Merck’s Walk Away Right and termination of this Agreement under this Article, all Legal Representatives of a decedent, which decedent and/or any of whose Legal Representatives is an “Eligible Claimant”, are counted as a (single) “Registered Eligible Claimant” (so long as data for such decedent is provided in a properly completed, and submitted, Registration Affidavit). (For the purpose of Settlement Payments, a Legal Representative of a decedent is entitled to no payment before a court of competent jurisdiction approves the distribution.)
Section 11.2. Time to Exercise Walk Away Right
          11.2.1. Merck may exercise its Walk Away Right in relation to Section 11.1.1, 11.1.2, 11.1.3, 11.1.4, 11.1.5 or 11.1.6 at any time until forty-five (45) days after the Walk Away Enrollment Deadline Date.
          11.2.2. Merck, in its sole and absolute discretion, may irrevocably waive its Walk Away Right, in relation to any one or more of Sections 11.1.1, 11.1.2, 11.1.3, 11.1.4, 11.1.5 and 11.1.6, by a written notice to such effect and expressly captioned “Section 11.2.2 Waiver Notice” delivered to the NPC.
Section 11.3. Notice of Exercise
          Merck shall exercise its Walk Away Right by giving written notice to the NPC and to each of the Judges overseeing the Coordinated Proceedings.
Section 11.4. Effects of Termination
          11.4.1. Upon exercising its Walk Away Right, any term of this Agreement or the Escrow Agreement to the contrary notwithstanding:

               11.4.1.1. this Agreement immediately shall terminate and (without limitation of the foregoing) Merck immediately shall cease to have any further financial obligations under this Agreement (including under Section 5.1), except only (i) that Merck shall continue to be responsible to pay the Administrative Expenses specified in clauses (i) and (ii) of Section 11.4.1.3 and (ii) for any obligations of Program Claimants or their Counsel pursuant to Section 10.4.2.2;
               11.4.1.2. any amount then on deposit in either Settlement Fund forthwith shall be paid over to Merck (and the NPC, on Merck’s request, shall execute and deliver any direction to the Escrow Agent necessary to effect the foregoing); and
               11.4.1.3. any amount then on deposit in the Administrative Expenses Fund shall be returned to Merck, with Merck continuing to be responsible for any payment of Administrative Expenses that are authorized under the Administrative Agreements and that (i) had already accrued at the time Merck exercised its Walk Away Right or (ii) accrued thereafter as legitimate expenses related to winding up the Program.
          11.4.2. In the case of any exercise by Merck of its Walk Away Right, all Releases and Dismissal With Prejudice Stipulations shall, subject to Section 7.2, be returned to the applicable Enrolled Program Claimant or destroyed.
Article 12
Liens
Section 12.1. Liens
          12.1.1. Without limitation of Section 12.1.3, each Enrolled Program Claimant shall identify to Merck and to the Lien Resolution Administrator all Governmental Authority Third Party Providers/Payors known to them to hold or assert a statutory Lien with respect to any Settlement Payment (and/or the right to receive such Settlement Payment), through procedures and protocols to be established by the Lien Resolution Administrator, subject to approval by the Claims Administrator. Enrolled Program Claimants and their respective Counsel shall be solely responsible to negotiate the satisfaction and discharge of all such statutory Liens. Enrolled Program Claimants and their respective Counsel must cooperate with the procedures and protocols established by the Lien Resolution Administrator to identify and resolve Governmental Authority Third Party Payor/Provider statutory Liens.
          12.1.2. The Lien holders who must be identified include those Governmental Authority Third Party Providers/Payors that hold statutory Liens and have paid for or reimbursed Enrolled Program Claimants (or the Product Users corresponding thereto) for VIOXX or any health care provider costs or expenses based upon the provision of medical care or treatment provided to the Enrolled Program Claimant (or the Product User corresponding thereto) Connected With VIOXX or alleged to be Connected With VIOXX; provided that nothing herein is intended to create a right of reimbursement where none would otherwise exist under applicable state or federal tort recovery statutes. Prior to receiving any Settlement Payment, each Enrolled Program Claimant, his related Executing Derivative Claimants, and their respective Counsel, jointly and severally shall represent and warrant that any and all statutory Liens with respect to any and all Settlement Payments (and/or the right to receive any and all such Settlement Payments) have been satisfied and discharged.
          12.1.3. In any event and any term of this Agreement to the contrary notwithstanding, satisfaction and discharge of any and all Liens, whether past, present or future, whether known or unknown or asserted or unasserted, with respect to any Settlement Payment (and/or the right to receive any Settlement Payment) are the sole responsibility of the relevant Enrolled Program Claimant (and his related Executing Derivative Claimants) and their respective Counsel. In relation to any particular Enrolled Program Claimant, satisfaction and discharge of any and all Governmental Authority Third Party Providers/Payors statutory Liens must be established to the satisfaction of the Claims Administrator and Merck before any Settlement Payment can be disbursed to such Enrolled Program Claimant (and before Merck shall be required to make any Funding Payment in respect of any such Settlement Payment). Upon request to the Lien Resolution Administrator, Merck shall be entitled to proof of satisfaction and discharge of any or all such statutory Liens (in relation to Governmental Authority Third Party Providers/Payors) in relation to any particular Enrolled Program Claimant.
          12.1.4. The foregoing provisions of this Article 12 are solely for the several benefit of Merck and the Administrators. No Enrolled Program Claimant (or related Executing Derivative Claimant), or his Counsel, shall have any rights or defenses based upon or arising out of any act or omission of Merck or any Administrator with respect to this Article 12.
          12.1.5. In addition to and without limitation of any of the foregoing provisions of this Article 12, each Enrolled Program Claimant, each Executing Derivative Claimant with respect to such Enrolled Program Claimant and their respective Counsel, jointly and severally, shall indemnify and hold harmless Merck and each other Merck Released Party from and against (i) any and all Claims made or asserted at any time against Merck or any other Merck Released Party, by (x) any Third Party Provider/Payor in relation to, (y) any Person at any time holding or asserting any Lien in relation to and/or (z) any other Person at any time claiming by, through or under, such Enrolled Program Claimant (and/or the Product User with respect to such Enrolled Program Claimant) or any related Executing Derivative Claimant, with respect to any Funding Payment and/or Settlement Payment paid or to be paid on account of such Enrolled Program Claimant’s Program Claim (and/or the right to receive any such Settlement Payment) and (ii) any and all damages, losses, costs, expenses (including legal fees and expenses) and/or Liabilities incurred or suffered by, or imposed on, Merck or any other Merck Released Party in connection with, arising out of or resulting from any Claim described in clause (i) (including any amount paid or required to be paid in satisfaction of any such Claim).
          12.1.6.

Article 13
No Admission of Liability or Lack of Merit
Section 13.1. No Admission of Liability or Lack of Merit
          13.1.1. Neither this Agreement nor any exhibit, document or instrument delivered hereunder nor any statement, transaction or proceeding in connection with the negotiation, execution or implementation of this Agreement, is intended to be or shall be construed as or deemed to be evidence of an admission or concession by Merck of any fault, Liability, wrongdoing or damages or of the truth of any allegations asserted by any plaintiff or claimant against it, or as an admission by any Eligible Claimant of any lack of merit in their EC Claims.
          13.1.2. No Party, no Enrolling Counsel and no Program Claimant shall seek to introduce and/or offer the terms of this Agreement, any statement, transaction or proceeding in connection with the negotiation, execution or implementation of this Agreement, or any statements in the documents delivered in connection with this Agreement, or otherwise rely on the terms of this Agreement, in any judicial proceeding, except insofar as it is necessary to enforce the terms of this Agreement (or in connection with the determination of any income tax Liability of a party) or any instrument executed and delivered pursuant to this Agreement (including any Enrollment Form and the executed attachments thereto). If a Person seeks to introduce and/or offer any of the matters described herein in any proceeding against Merck or any Released Party, the restrictions of this Section 13.1.2 shall not be applicable to Merck with respect to that Person.
          13.1.3. Nothing in this Article 13 applies to (i) any action to submit into evidence in any legal proceeding (past, present or future), or otherwise to file or enforce in any manner, or (ii) any other action by Merck in relation to, any Release, any Dismissal With Prejudice Stipulation or any Future Evidence Waiver that is released or provided to Merck in accordance with the terms of this Agreement.
Article 14
Reporting Obligations; Merck and NPC Access to Data
Section 14.1. Reporting Obligations
          The Claims Administrator shall periodically report to the NPC and Merck as set forth in the Administrative Agreement with the Claims Administrator.
Section 14.2. Merck and NPC Access to Data
          Merck shall be entitled to review all Enrollment Forms (including all exhibits and attachments thereto) and all Registration Affidavits (including all exhibits and attachments thereto), and (in each case) all related materials. The representatives of Merck and the NPC serving on the Gate Committee shall, at any time or from time to time, be afforded complete access to and permitted to inspect all of the records or other documentation that is specified in Article 2 may be reviewed by the Gate Committee. Each of Merck and the NPC and their respective representatives (including any auditing firm(s) that Merck or the NPC may retain) shall, in connection with any exercise by it of any of its rights under Article 10, at its request and expense, and at any time or from time to time, be afforded complete access to and permitted to inspect such Program Claims of such Program Claimants as Merck or the NPC, as the case may be, shall specify. For the avoidance of doubt and without limitation of the documents that Enrolling Program Claimants execute as part of the Enrollment Form, by enrolling in the Program each Program Claimant consents to all access to such Program Claimant’s (and/or such Program Claimant’s Product User’s) personal information (including PME Records) granted to Merck, the NPC, the Gate Committee and the Administrators pursuant to this Agreement. Neither Merck nor the NPC shall have any other right of access pursuant to the Program to such Program Claimant’s (and/or such Program Claimant’s Product User’s) personal information (including PME Records) except as required by law.
Article 15
Public Statements; Confidentiality
Section 15.1. Program Claimant Confidential Information
          Any personal records or other personal information provided by or regarding a Program Claimant pursuant to this Agreement, and the amount of any payments and/or awards made to Enrolled Program Claimants under this Agreement (such amount information, “Award Information” ), shall be kept confidential by the Parties and, in the case of Award Information, such Program Claimant (and his Executing Derivative Claimants) and his Counsel, and shall not be disclosed except (i) to appropriate Persons to the extent necessary to process Program Claims or provide benefits under this Agreement, (ii) as otherwise expressly provided in this Agreement, (iii) as may be required by law or listing agreements, (iv) as may be reasonably necessary in order to enforce, or exercise Merck’s rights under or with respect to, such Program Claimant’s Enrollment Form, Release, Dismissal With Prejudice Stipulation or Future Evidence Stipulation or (with respect to such Program Claimant (and/or his Executing Derivative Claimants) or his Counsel) this Agreement or (v) to the immediate family members, counsel, accountants and/or financial advisors of such Program Claimant, if any (each of whom shall be instructed by such Program Claimant, upon such disclosure, to maintain and honor the confidentiality of such information). All Program Claimants shall be deemed to have consented to the disclosure of these records and other information for these purposes.
Section 15.2. Accurate Public Statement
          The Parties shall cooperate in the public description of this Agreement and the Program established herein and shall agree upon the timing of distribution.
Article 16
Miscellaneous
Section 16.1. Notice by Parties
          16.1.1. Any notice, request, instruction or other document to be given by Merck to the NPC, or to be given by the NPC or other Counsel to Merck, shall be in writing and delivered by mail, by Federal Express, by facsimile or, to the extent specified hereunder, by electronic mail, as follows, or as otherwise instructed by a notice delivered to the other Party pursuant to this subsection:
          16.1.1.1. If to Merck:
Bruce N. Kuhlik
Senior Vice President and General Counsel
Merck & Co., Inc.
One Merck Drive
P.O. Box 100 (WS3A-15)
Whitehouse Station, NJ 08889-0100
Telecopier: (908) 735-1244
Email: Bruce_Kuhlik@Merck.com
          16.1.1.2. If to the NPC:
Andy D. Birchfield Jr.
Beasley, Allen, Crow, Methvin, Portis & Miles, P.C.
218 Commerce Street
Montgomery, AL 36104
Telecopier: (334) 954-7555
Email: andy.birchfield@beasleyallen.com
Russ M. Herman
Herman, Herman, Katz & Cotlar, LLP
820 O’Keefe Avenue
New Orleans, Louisiana 70113-1116
Telecopier: (504) 561-6024
Email: rherman@hhkc.com
Christopher A. Seeger
Seeger Weiss LLP
One William Street
New York, NY 10004
Telecopier: (212) 584-0799
Email: cseeger@seegerweiss.com
          16.1.2. Merck may for all purposes of this Agreement treat the counsel specified in accordance with Section 17.1.16 as such Program Claimant’s Counsel, unless and until otherwise advised by both such Program Claimant and such counsel.
          16.1.3. Any notice, request, instruction or other document to be given by any Party or any Administrator to any Program Claimant or his Counsel hereunder, shall be in writing and delivered by mail, by Federal Express, by facsimile transmission or by electronic mail, and such Party or Administrator may rely on the mailing, facsimile transmission and/or email addresses and/or numbers that were last provided by the

Program Claimant or his Counsel to the Claims Administrator, and shall have no obligation to (but in its sole and absolute discretion may) take other steps to locate Program Claimants or Counsel whose mail, facsimile transmission or electronic mail has been returned as undelivered or undeliverable. Each Program Claimant and (if applicable) his Counsel shall have the responsibility to keep the Claims Administrator informed of the correct mailing, facsimile transmission and email addresses and numbers for both such Program Claimant and such Counsel.
          16.1.4. Any such notice, request, instruction or other document shall be deemed to have been given as of the date so transmitted by facsimile or electronic mail, on the next Business Day when sent by Federal Express or five Business Days after the date so mailed, provided that if any such date on which any such notice or other communication shall be deemed to have been given is not a Business Day, then such notice or other communication shall be deemed to have been given as of the next following Business Day.
Section 16.2. Receipt of Documentation
          Any form or other documentation required to be served or submitted under this Agreement shall be deemed timely (i) if delivered by mail (and not required to be delivered in some other fashion), if postmarked (or, in the absence of a postmark or if such postmark is illegible, if received) on or before the date by which it is required to be submitted under this Agreement or (ii) if delivered (and expressly permitted or required to be delivered) by electronic mail, when it is capable of being accessed from such electronic mail address.
Section 16.3. Governing Law.
          This Agreement shall be governed by and construed in accordance with the law of New York without regard to any choice-of-law rules that would require the application of the law of another jurisdiction.
Section 16.4. Waiver of Inconsistent Provisions of Law; Severability
          16.4.1. To the fullest extent permitted by applicable law, each Party, each Program Claimant and each Enrolled Program Claimant waives any provision of law (including the common law), which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.
          16.4.2. Any provision of this Agreement which is prohibited or unenforceable to any extent or in any particular context shall be ineffective, but such ineffectiveness shall be limited as follows: (i) if such provision is prohibited or unenforceable only in or as it relates to a particular jurisdiction, such provision shall be ineffective only in or as it relates to (as the case may be) such jurisdiction and only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability in or as it relates to (as the case may be) such jurisdiction shall not otherwise invalidate or render unenforceable such provision (in such or any other jurisdiction); (ii) if (without limitation of, and after giving effect to, clause (i)) such provision is prohibited or unenforceable only in a particular context (including only as to a particular Person or Persons or under any particular circumstance or circumstances), such provision shall be ineffective, but only in such particular context; and (iii) without limitation of clauses (i) or (ii), such ineffectiveness shall not invalidate any other provision of this Agreement. Without limitation of the preceding sentence, it is further the desire, and intent and agreement, of the Parties that if the Chief Administrator (or, if applicable pursuant to Section 8.1.3 or Section 8.1.4, the Special Master or any court) determines that any provision of this Agreement is prohibited or unenforceable to any extent or in any particular context but in some modified form would be enforceable, the Chief Administrator (or, if applicable pursuant to Section 8.1.3 or Section 8.1.4, the Special Master or any court) shall have the power to, and shall, (x) modify such provision for purposes of such proceeding in accordance with clauses (i), (ii) and (iii) of the preceding sentence and otherwise to the minimum extent necessary so that such provision, as so modified, may then be enforced in such proceeding, and (y) enforce such provision, as so modified pursuant to clause (x), in such proceeding. In any event, upon any such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law. Nothing in this Section 16.4.2 is intended to, or shall, limit (1) Section 16.4.1 or (2) the intended effect of Section 16.3.
Section 16.5. Facsimile Signatures.
          This Agreement and any amendments thereto, to the extent signed and delivered by means of a facsimile machine or electronic scan (including in the form of an Adobe Acrobat PDF file format), shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
Section 16.6. Construction.
          With regard to each and every term and condition of this Agreement, the parties thereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties thereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party thereto actually prepared, drafted or requested any term or condition of thereof.
Section 16.7. Entire Agreement
          This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes and cancels all previous agreements, negotiations, and commitments in writings between the Parties hereto with respect to the subject matter hereof.
Section 16.8. Headings; References.
          The headings of the Table of Contents, Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Any reference to an Exhibit, Annex, or Schedule shall be deemed to refer to the applicable Exhibit, Annex, or Schedule attached hereto. The words

“include” and “including” and words of similar import when used in this Agreement or any Exhibit hereto are not limiting and shall be construed to be followed by the words “without limitation,” whether or not they are in fact followed by such words. The definitions contained in this Agreement or any Exhibit hereto are applicable to the singular as well as the plural forms of such terms. Words of any gender (masculine, feminine, neuter) mean and include correlative words of the other genders. As used herein or in any Exhibit hereto, the term “dollars” and the symbol “$”, shall mean United States dollars. References herein to instruments or documents being submitted “by” any Person include (whether or not so specified) submission of the same on behalf of such Person by his Counsel whether or not so specified, provided that if any particular instrument or document is required herein to be executed by a particular Person, it must (unless otherwise expressly specified herein) be so executed by such Person. References herein to any particular Section (such as, for example, Section 4.2) shall be deemed to refer to all sub-Sections of such Section (such, as for example, Section 4.2.1, 4.2.2, etc.), all sub-sub-Sections of such sub-Sections, and so on; the corresponding principle applies to all references herein to any particular sub-Section, sub-sub-Section and so on.
Section 16.9. No Third Party Beneficiaries; Assignment
          16.9.1. No provision of this Agreement or any Exhibit thereto is intended to create any third-party beneficiary to this Agreement. For the avoidance of doubt, nothing in this Section 16.9 limits or modifies the third-party beneficiary provisions of any Enrollment Form, Release or Dismissal With Prejudice Stipulation. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by the NPC without the prior written consent of Merck. No right to receive a Settlement Payment may be assigned by any Program Claimant and/or any Enrolling Counsel without the prior written consent of Merck. Any assignment in violation of this Section 16.9.1 shall be null and void ab initio.
          16.9.2. Without limitation of Section 16.9.1 but also without limitation of the NPC’s right to enforce this Agreement, no Program Claimant (including any Enrolled Program Claimant or Qualifying Program Claimant) shall have any right to institute any proceeding, judicial or otherwise, against Merck, the NPC or any Administrator to enforce, or otherwise with respect to, this Agreement.
Section 16.10. Amendments; No Implied Waiver
          This Agreement may be amended by (and only by) an instrument signed by Merck, on the one hand, and a majority in number of the NPC, on the other hand. Except where a specific period for action or inaction is provided herein, no failure on the part of a Party to exercise, and no delay on the part of either Party in exercising, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of either Party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver on the part of a Party, on any particular occasion or in any particular instance, of any particular right, power or privilege operate as a waiver of such right, power or privilege on any other occasion or in any other instance.
Section 16.11. Counterparts
          This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument. It shall not be necessary for any counterpart to bear the signature of all Parties hereto.
Section 16.12. Tax Matters
          The Parties agree to characterize the Administration Expenses Fund, the IS Settlement Fund and the MI Settlement Fund for federal, state and local income tax purposes in such manner as is reasonably determined by Merck, including without limitation as a “qualified settlement fund” within the meaning of Treasury Regulation Section 1.468B-1 or as a grantor trust pursuant to an election under Treasury Regulation Section 1.468B-1(k) or otherwise. The Escrow Agent and Merck shall timely provide the other with such material and relevant information as and to the extent reasonably requested by the other party in connection with any tax filing or the payment of any taxes or any private letter ruling regarding the tax status of the Funds.
Section 16.13. Further Assurances
          From time to time following the Execution Date, (i) each Party shall take such reasonable actions consistent with the terms of this Agreement as may reasonably be requested by the other Party, and otherwise reasonably cooperate with the other Party in a manner consistent with the terms of this Agreement as reasonably requested by such other Party, and (ii) each Program Claimant (and his related Executing Derivative Claimants) and their Counsel shall take such reasonable actions consistent with the terms of this Agreement as may reasonably be requested by Merck or the NPC, and otherwise reasonably cooperate with Merck and the NPC in a manner consistent with the terms of this Agreement as reasonably requested by Merck or the NPC, in the case of each of (i) and (ii) as may be reasonably necessary in order further to effectuate the intent and purposes of this Agreement and to carry out the terms hereof.
Article 17
Definitions
Section 17.1. Definitions
     For the purposes of this Agreement, the following terms (designated by initial capitalization throughout this Agreement) shall have the meanings set forth in this Section.
          17.1.1. “Adjusted IS Settlement Amount” means, at any date of computation, (i) the IS Aggregate Settlement Amount, minus (ii) the aggregate amount of all IS Settlement Payments (other than IS Interim Settlement Payments or IS Final Settlement Payments) paid or to be paid under this Agreement (for the avoidance of doubt, disregarding for purposes of this clause (ii) the effects of Article 12), determined as of such date of computation.
          17.1.2. “Adjusted MI Settlement Amount” means, at any date of computation, (i) the MI Aggregate Settlement Amount, minus (ii) the aggregate amount of all MI Settlement Payments (other than MI Interim Settlement Payments or MI Final Settlement Payments) paid or to be paid under this Agreement (for the avoidance of doubt, disregarding for purposes of this clause (ii) the effects of Article 12), determined as of such date of computation.
          17.1.3. “Administrative Agreement” means any agreement among (i) an Administrator, (ii) Merck and (iii) a majority in number of the NPC, with respect to such Administrator’s service in connection with the Program.
          17.1.4. “Administrative Expenses” means (i) any fees, expenses, indemnification payments or other like amounts payable from time to time to past or present Administrators pursuant to past or present Administrative Agreements, (ii) any amounts required to be expended to acquire and maintain insurance for the benefit of the past or present Administrators pursuant to the terms of any past or present Administrative Agreement and (iii) such other amounts as may be specified in any past or present Administrative Agreement to constitute “Administrative Expenses” for purposes of this Agreement.
          17.1.5. “Administrative Expenses Fund” means the escrow sub-account account of such name established under the Escrow Agreement.
          17.1.6. “Administrators” means the Persons from time to time serving as the Chief Administrator, the Claims Administrator, the Special Master, the Deputy Special Master and/or the Escrow Agent.
          17.1.7. “Agreement” means this Settlement Agreement, including the Exhibits and Schedules thereto, as the same may be amended or modified from time to time in accordance with the terms hereof.
          17.1.8. “Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks in the City of New York, New York or the State of New Jersey are required or authorized by law to be closed.
          17.1.9. “Chief Administrator” means the Person from time to time appointed by mutual agreement of Merck, on the one hand, and a majority in number of the NPC, on the other hand, to fulfill the functions of the “Chief Administrator” under this Agreement (so long as such Person continues to serve in such capacity).
          17.1.10. “Claims” means any and all rights, remedies, actions, claims, demands, causes of action, suits at law or in equity, verdicts, suits of judgments, judgments and/or Liens (including any of the foregoing for wrongful death, personal injury and/or bodily injury, sickness, disease, emotional distress and/or injury, mental or physical pain and/or suffering, emotional and/or mental harm, fear of disease or injury, loss of enjoyment of life, loss of society, loss of companionship, loss of income, loss of consortium, medical expenses, future cost of insured services, past cost of insured services or any other form of injury, and including any of the foregoing for direct damages, indirect damages, consequential damages, incidental damages, punitive damages or any other form of damages whatsoever), whether based upon contract, breach of contract, warranty or covenant, breach of warranty or covenant, tort, negligence, gross negligence, recklessness, joint and several liability, guarantee, contribution, reimbursement, subrogation, indemnity, defect, failure to warn, fault, strict liability, misrepresentation, common law fraud, statutory consumer fraud, quantum meruit, breach of fiduciary duty, violation of statutes or administrative regulations and/or any other legal (including common law), statutory, equitable or other theory or right of action, whether presently known or unknown, developed or undeveloped, discovered or undiscovered, foreseen or unforeseen, matured or unmatured, accrued or not accrued, or now recognized by law or that may be created or recognized in the future by statute, regulation, judicial decision or in any other manner.
          17.1.11. “Claims Administrator” means the Person or Persons from time to time appointed by mutual agreement of Merck, on the one hand, and a majority in number of the NPC, on the other hand, to fulfill the functions of the “Claims Administrator” under this Agreement (so long as such Person or Persons continues to serve in such capacity).
          17.1.12. “Claims Form” means a claim form in the form of Exhibit 17.1.12.
          17.1.13. “Claims Package” means, with respect to any particular Enrolled Program Claimant, all of the following in relation to such Enrolled Program Claimant’s Product User: the Claims Form, all Supplementary Claims Forms, all Required PME Records, all Additional Claims Information requested by the Claims Administrator, all Profile Forms and any such other PME Records as such Enrolled Program Claimant in its discretion may submit.
          17.1.14. “Connected With VIOXX” means to any extent, or in any way, arising out of, relating to, resulting from and/or connected with VIOXX (and/or VIOXX and any other drug or substance, regardless of when such other drug or substance is or was ingested or alleged to be ingested) and/or with any injury claimed to have been caused, in whole or in part, by VIOXX (and/or VIOXX and any other drug or substance, regardless of when such other drug or substance is or was ingested or alleged to be ingested).
          17.1.15. “Coordinated Proceedings Counsel” means any lawyer or law firm that had an action pending in any of the Coordinated Proceedings as of the Execution Date.
          17.1.16. “Counsel” means, with respect to any particular Person, a lawyer or law firm who represents such Person pursuant to a written agreement, provided that, for all purposes of this Agreement, the “Counsel” of any particular Enrolled Program Claimant shall be the lawyer or law firm named as such in such Enrolled Program Claimant’s Enrollment Form. However, if (i) two or more lawyers or law firms are named as a particular Enrolled Program Claimant’s counsel in two or more Enrollment Forms, then the Claims Administrator shall (at Merck’s direction) suspend further consideration of such Enrolled Program Claimant’s Program Claim until such time as such Enrolled Program Claimant, or all such lawyers or law firms, irrevocably designate, in a notice to the Claims Administrator, which single lawyer or law firm is such Enrolled Program Claimant’s primary counsel (or until otherwise directed by Merck). Such designated primary counsel shall, for all purposes of this Agreement, be the sole “Counsel” of such Enrolled Program Claimant.
          17.1.17. “Deputy Special Master” means the Person or Persons from time to time appointed by a Special Master in accordance with the terms of the Special Master’s Administrative Agreement or otherwise with the consent of Merck, on the one hand, and a majority in number of the NPC, on the other, to fulfill (either in the place of, or in addition to, the Special Master) the specific functions of the “Special Master” under this Agreement specified in such appointment (so long as such Person or Persons continues to serve in such capacity). A Deputy Special Master shall have the same rights, powers, duties, privileges and immunities of the Special Master, and a Deputy Special Master’s determinations shall have the same status and effect as those of the Special Master, in relation to such specific functions.
          17.1.18. “Derivative Claimant” means, in relation to any particular Eligible Claimant or Program Claimant, any Person having or asserting the right, either statutory or under applicable common law (including the laws of descent and distribution) or otherwise, to sue Merck or any other Released Party, independently, derivatively or otherwise:
               17.1.18.1. by reason of their personal relationship with such Eligible Claimant or Program Claimant (or the Product User with respect to such Eligible Claimant or Program Claimant); and/or
               17.1.18.2. otherwise by, through or under, or otherwise in relation to, such Eligible Claimant or Program Claimant (or the Product User with respect to such Eligible Claimant or Program Claimant);
including the heirs, beneficiaries, surviving spouse (including a putative or common law spouse), surviving domestic partner and next of kin of such Eligible Claimant or Program Claimant (or the Product User with respect to such Eligible Claimant or Program Claimant).
          17.1.19. “Dismissal With Prejudice Stipulation” means a “Dismissal With Prejudice Stipulation” in the form thereof included in the form of Enrollment Form attached hereto or in such other form as is mandated by the Enrollment Form.
          17.1.20. “Dispensing Physician” means any physician who purchases prescription drugs for the purpose of dispensing them to patients or other individuals entitled to receive the prescription drug and who dispenses them accordingly.

          17.1.21. “EC Claim” means, in relation to any Eligible Claimant, such Eligible Claimant’s claim as described in Section 17.1.22.3.
          17.1.22. “Eligible Claimant” means a natural person or the Legal Representative(s) thereof:
               17.1.22.1. which natural person was a United States citizen or a legal resident of the United States or was physically located in the United States, in each case when the alleged Eligible Event referred to in Section 17.1.22.3 is alleged to have occurred;
               17.1.22.2. which natural person or Legal Representative(s) (i) as of the Execution Date had a lawsuit pending (in any court in the United States) against, or was (directly or through counsel) a party to a Tolling Agreement with, Merck with respect to an allegation described in Section 17.1.22.3, or (ii) prior to the Execution Date was (directly or through counsel) a party to a Tolling Agreement with Merck with respect to an allegation described in Section 17.1.22.3 which Tolling Agreement has been terminated by Merck; and
               17.1.22.3. which natural person alleges, or is alleged, to have suffered losses or damages as a result of such natural person’s own alleged Eligible Event alleged to have been caused (in whole or in part) by such natural person’s alleged ingestion of VIOXX.
For the avoidance of doubt, it is understood and agreed that (i) subject to clause (ii), the Legal Representative (or, if more than one, the Legal Representatives collectively), of a particular natural person (including a deceased natural person), in such capacity, has the same status hereunder as such particular natural person, and (ii) a natural person (including a deceased natural person) and his or her Legal Representative(s) shall constitute a single Eligible Claimant. Notwithstanding the foregoing provisions of this Section 17.1.22, (i) no Person who prior to the Execution Date had an action against Merck Connected With VIOXX dismissed with prejudice which dismissal is not as of the Execution Date under appeal (or their respective Legal Representatives) and (ii) none of the Persons set forth on Schedule 17.1.22 (nor their respective Legal Representatives), shall constitute “Eligible Claimants” (and accordingly none of such Persons (or their respective Legal Representatives) may participate in the Program).
          17.1.23. “Eligible Event” means an MI or IS.
          17.1.24. “Enrolled Program Claimant” means a Person who (as a purported “Eligible Claimant”) has submitted an Enrollment Form (or on whose behalf an Enrollment Form has been submitted) to Merck on or prior to the Enrollment Deadline Date, which Enrollment Form has not been rejected by Merck pursuant to Section 1.2.
          17.1.25. “Enrolling Counsel” means any lawyer or law firm who files an Enrollment Form.

          17.1.26. “Enrollment Deadline Date” means the Walk Away Enrollment Deadline Date, provided that if (i) no Walk Away Right arises in relation to Section 11.1.1, 11.1.2, 11.1.3, 11.1.4 or 11.1.5 or (ii) a Walk Away Right does arise in relation to one or more of such Sections, but Merck in its sole and absolute discretion waives, and/or fails timely to exercise, its Walk Away Right with respect to all of the relevant Sections, the Enrollment Deadline Date automatically shall be extended (effective retroactively as of such former Enrollment Deadline Date) to October 30, 2008.
          17.1.27. “Enrollment Form” means a Program Participation Enrollment Form, Release and Dismissal With Prejudice Stipulation, including all attachments thereto, all in the form of Exhibit 17.1.27.
          17.1.28. “Escrow Agent” means U.S. Bancorp or such other Person or Persons from time to time appointed by the NPC, with the consent of Merck (not to unreasonably be withheld), to fulfill the functions of the “Escrow Agent” under the Escrow Agreement (so long as such Person or Persons continues to serve in such capacity).
          17.1.29. “Escrow Agreement” means an escrow agreement substantially in the form of Exhibit 17.1.29, with such changes from such form that may be requested by the proposed “Escrow Agent” thereunder, are agreed to by Merck and either (i) are not material or (ii) are consented to by a majority in number of the NPC (such consent not to be unreasonably withheld or delayed), as the same may be amended from time to time in accordance with the terms thereof.
          17.1.30. “Escrow Funds” means the Administrative Expenses Fund, the MI Settlement Fund and the IS Settlement Fund.
          17.1.31. “Event Records” means all records relating to the immediate medical care and treatment to address an Enrolled Program Claimant’s Related Eligible Event. “Event Records” include Medical Records from the hospital, medical center, or healthcare facility that treated the Enrolled Program Claimant immediately following his Related Eligible Event (including any Medical Records from ambulance workers, paramedics, and emergency rooms whose Medical Records are included in such hospital’s, medical center’s, or healthcare facility’s Medical Records), including all facilities to which the Enrolled Program Claimant was transferred for continued care and treatment of the alleged Related Eligible Event. In the case of a fatal event, “Event Records” shall also include the death certificate and any autopsy report.
          17.1.32. “Excess Administrative Expenses Fund Amount” means, at any date of computation, the excess, if any, of (i) the balance of the Administrative Expenses Fund at such time over (ii) the sum of (x) the Remaining Administrative Expenses Estimate, plus (y) the aggregate amount of Administrative Expenses (if any) theretofore paid directly by Merck.
          17.1.33. “Executing Derivative Claimant” means, in relation to any particular Program Claimant, any Derivative Claimant in relation to such Program Claimant that has executed such Program Claimant’s Release.

          17.1.34. “Governmental Authority” means any governmental authority, including (i) the United States or any other country, any state, province, territory or possession of the United States or any other country, and any local or other governmental body, or other political subdivision, in or of any of the foregoing, (ii) any multinational organization or body and (iii) any agency, board, bureau, court, commission, department, instrumentality or administration of any of the forgoing described in clauses (i) or (ii).
          17.1.35. A lawyer or law firm shall be deemed to have an “Interest” in a Person, or in a Claim of a Person, if the lawyer or law firm or any Person affiliated or related in any way to the lawyer or law firm:
               17.1.35.1. has an engagement or retainer agreement with such Person;
               17.1.35.2. is listed as the counsel of record for such Person in filed pleadings;
               17.1.35.3. has entered an appearance for such Person;
               17.1.35.4. would benefit directly or indirectly from any payment to settle any Claim of such Person Connected With VIOXX; or
               17.1.35.5. otherwise has any financial interest in any Claim of such Person Connected With VIOXX.
For the avoidance of doubt (and without limitation), an individual lawyer is deemed to have an “Interest” in a Person, or in a Claim of a Person, in which any law firm of or with which such individual lawyer is a partner, associate or otherwise affiliated has an Interest, and vice versa.
          17.1.36. “Interim Settlement Payment” means an MI Interim Settlement Payment or IS Interim Settlement Payment.
          17.1.37. “IS” means ischemic stroke or ischemic cerebrovascular event or accident (i.e., ischemic stroke, intracranial thrombosis, cerebral embolism, thrombotic stroke, embolic stroke, lacunar infarct, lacunar stroke, thrombotic occlusion, cerebrovascular event or accident that is not a primary hemorrhagic event, and cerebral infarction; or a hemorrhagic stroke that is secondary to the terms previously listed).
          17.1.38. “IS Aggregate Settlement Amount” means the sum of (i) $850,000,000, plus (ii) an amount equal to any amount transferred to the IS Settlement Fund pursuant to Section 5.4.1.
          17.1.39. “IS Eligible Claimant” means an Eligible Claimant whose alleged Related Eligible Event is an IS.
          17.1.40. “IS Point Value” means the quotient of (i) the Adjusted IS Settlement Amount divided by (ii) the aggregate number of Points awarded to all IS Qualifying

Program Claimants (other than those who elected to receive a Fixed Payment pursuant to Section 3.3). The IS Point Value shall be determined only at the time that Final Settlement Payments are to be made to IS Qualifying Program Claimants in accordance with Section 4.3.
          17.1.41. “IS Qualifying Program Claimant” means a Qualifying Program Claimant whose Related Eligible Event is an IS.
          17.1.42. “IS Settlement Fund” means the escrow sub-account of such name established under the Escrow Agreement.
          17.1.43. “IS Settlement Fund Top-Up Amount” means, at any date of computation, (i) the IS Aggregate Settlement Amount, minus (ii) the aggregate of all deposits theretofore made (by Merck or from the proceeds of any draw under any Letter of Credit) into the IS Settlement Fund, plus (iii) if applicable, the aggregate amount returned to Merck from the IS Settlement Fund pursuant to Section 5.3.6.
          17.1.44. “IS Settlement Payment” means any IS Interim Settlement Payment, IS EI Payment, IS Fixed Payment or IS Final Settlement Payment.
          17.1.45. “Legal Representative” means, as to any particular natural person (including a deceased natural person), the estate, executor, administrator, guardian, conservator or other legal representative thereof.
          17.1.46. “Letter of Credit” means a letter of credit substantially in the form of Exhibit 17.1.46, with such changes from such form that may be requested by the proposed “Issuing Bank” thereunder, are agreed to by Merck and either (i) are not material or (ii) are consented to by a majority in number of the NPC (such consent not to be unreasonably withheld or delayed).
          17.1.47. “Liabilities” means any and all debts, liabilities, covenants, promises, contracts, agreements and/or obligations of whatever kind, nature, description or basis, whether fixed, contingent or otherwise, whether presently known or unknown, developed or undeveloped, discovered or undiscovered, foreseen or unforeseen, matured or unmatured, or accrued or not accrued.
          17.1.48. “Lien” means any mortgage, lien, pledge, charge, security interest, encumbrance, assignment, subrogation right, third-party interest or adverse claim of any nature whatsoever, in each case whether statutory or otherwise, including any of the foregoing in relation to Medicare or Medicaid, any Third Party Provider/Payor or any lawyer or law firm.
          17.1.49. “Lien Resolution Administrator” means the Person or Persons from time to time appointed by the Chief Administrator based on a joint recommendation of Merck, on the one hand, and a majority in number of the NPC, on the other hand, to fulfill the functions of the “Lien Resolution Administrator” under this Agreement (so long as such Person or Persons continues to serve in such capacity). If, at any time, two or more Persons constitute the “Lien Resolution Administrator”, then any determination of the Lien Resolution Administrator shall be made by a majority of such Persons.
          17.1.50. “Litigation Medical Records Depository” means the depository through which Merck delivers medical records it collects by way of authorization or subpoena to plaintiffs’ counsel in the various Coordinated Proceedings and elsewhere.
          17.1.51. “Medical Records” means the entire record maintained by an individual healthcare provider or facility relating to the medical history, care, diagnosis and treatment of an Enrolled Program Claimant including new patient intake forms completed by or on behalf of an Enrolled Program Claimant, doctor’s notes, nurse’s notes, physician’s orders, consultation reports, laboratory test results, EEGs, EKGs, x-ray reports, CT scan reports, MRI scan reports, catheterization reports, angiogram reports, arteriogram reports, reports of any diagnostic procedures, tests or imaging studies, operative reports, history and physicals, pathology reports, admission summaries, discharge summaries, consent forms, prescription records, medication records, medical bills and invoices and all communications between a healthcare provider and an Enrolled Program Claimant or between two or more healthcare providers relating to an Enrolled Program Claimant, including telephone messages, correspondence and memoranda.
          17.1.52. “Merck Released Party” has the meaning ascribed to such term in the form of Release included in the form of Enrollment Form attached hereto.
          17.1.53. “MI” means (i) a myocardial infarction or heart attack or (ii) an SCD.
          17.1.54. “MI Aggregate Settlement Amount” means the sum of (i) $4,000,000,000, plus (ii) an amount equal to any amount transferred to the MI Settlement Fund pursuant to Section 5.4.1.
          17.1.55. “MI Eligible Claimant” means an Eligible Claimant whose alleged Related Eligible Event is an MI.
          17.1.56. “MI Point Value” means the quotient of (i) the Adjusted MI Settlement Amount divided by (ii) the aggregate number of Points awarded to all MI Qualifying Program Claimants (other than those who elected to receive a Fixed Payment pursuant to Section 3.3). The MI Point Value shall be determined only at the time that Final Settlement Payments are to be made to MI Qualifying Program Claimants in accordance with Section 4.3.
          17.1.57. “MI Qualifying Program Claimant” means a Qualifying Program Claimant whose alleged Related Eligible Event is an MI.
          17.1.58. “MI Settlement Fund” means the escrow sub-account of such name established under the Escrow Agreement.
          17.1.59. “MI Settlement Fund Top-Up Amount” means, at any date of computation, (i) the MI Aggregate Settlement Amount, minus (ii) the aggregate of all deposits theretofore made (by Merck or from the proceeds of any draw under any Letter of Credit) into the MI Settlement Fund, plus (iii) if applicable, the aggregate amount returned to Merck from the MI Settlement Fund pursuant to Section 5.3.6.
          17.1.60. “MI Settlement Payment” means any MI Interim Settlement Payment, MI EI Payment, MI Fixed Payment or MI Final Settlement Payment.
          17.1.61. “Non-Merck Released Party” has the meaning ascribed to such term in the form of Release included in the form of Enrollment Form attached hereto.
          17.1.62. “Non-Appealable” means not subject to (i) any further right of appeal to any Administrator or otherwise within the Program or (ii) any right of appeal to the MDL Court, any other Coordinated Proceedings court or any other court.
          17.1.63. “Overall Settlement Amount” means the sum of the MI Aggregate Settlement Amount and the IS Aggregate Settlement Amount.
          17.1.64. “Person” means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association (including any group, organization, co-tenancy, plan, board, council or committee), corporation, Governmental Authority, custodian, nominee or any other individual or entity (or series thereof) in its own or any representative capacity, in each case, whether domestic or foreign.
          17.1.65. “Pharmacy Records” means all documents that relate to the preparation, dispensing and provision of medicine, medical devices, or other treatment modalities by a pharmacy or Dispensing Physician.
          17.1.66. “Plaintiffs’ Executive Committee” or “PEC” means the following persons who were appointed by the MDL Court: Andy D. Birchfield, Jr., Russ M. Herman, and Chris A. Seeger.
          17.1.67. “Plaintiff’s Liaison Counsel” or “PLC” means the liaison counsel appointed by the MDL Court: Russ M. Herman.
          17.1.68. “PME Records” means Pharmacy Records, Medical Records and Event Records.
          17.1.69. “Points” has the meaning ascribed to such term in Exhibit 3.2.1.
          17.1.70. “Product User” means, in relation to any particular Eligible Claimant or Program Claimant, the natural person (including the deceased natural person) referred to in the definition of the term “Eligible Claimant” (as opposed to any Legal Representative in respect of such natural person).
          17.1.71. “Profile Form” means all of the following (to the extent the same exists in relation to any particular Person): (i) a written request for information that a plaintiff who has an active lawsuit in one of the Coordinated Proceedings must complete pursuant to one of the following sets of orders: (1) Pretrial Orders 18, 18A, 18B, and 18C (dated August 4, 2005, August 16, 2005, September 14, 2005, and June 29, 2006,

respectively) in the Federal Multidistrict Litigation; (2) the October 22, 2003 and March 28, 2005 Orders governing fact sheets in the New Jersey Coordinated Proceeding; (3) Case Management Order No. 4 (dated June 12, 2003), Amended Case Management Order No. 4 (dated September 29, 2005), and Order re: June 28, 2007 Hearing (dated September 5, 2007) in the California Coordinated Proceeding; and (4) Case Management Order No. 2 (dated October 19, 2005) and Pre-Trial Order No. 3 (dated November 28, 2005) in the Texas Multidistrict Litigation, (ii) a written request for information that a Person who is a party to a Tolling Agreement must complete pursuant to the Federal Multidistrict Litigation Tolling Agreement dated June 1, 2005 and attached thereto as Exhibit A, (iii) bills of particulars, answers to interrogatories or plaintiff fact sheets and (iv) any amendments or supplements or responses to deficiency letters or notices with respect to the items specified in the foregoing clauses (i) through (iii).
          17.1.72. “Program Claim” means all materials submitted by or on behalf of a Person (and/or his counsel) to attempt to enroll in, or to receive payments under, the Program, including any Claims Package submitted by or on behalf of such Person.
          17.1.73. “Program Claimant” means a Person who (as a purported “Eligible Claimant”) has submitted an Enrollment Form (or on whose behalf an Enrollment Form has been submitted) to the Claims Administrator on or prior to the Enrollment Deadline Date. For the avoidance of doubt, a Counsel to a Person is not (in such capacity) a “Program Claimant”.
          17.1.74. “Registered Eligible Claimant” means an Eligible Claimant for whom data is provided in a properly completed, and submitted, Registration Affidavit.
          17.1.75. “Registration Affidavit” has the meaning ascribed to such term in the form of Registration Order attached hereto as Exhibit 1.1.
          17.1.76. “Related Eligible Event” means, in relation to any particular Program Claimant, the alleged Eligible Event referred to in Section 17.1.22.3, as specified in the Registration Affidavit submitted (or, if no such Registration Affidavit is submitted, in the Enrollment Form submitted) in relation to such Program Claimant (which specification shall be irrevocable for purposes of this Agreement). It is understood and agreed that, subject only to Section 3.5, if such Program Claimant’s Product User alleges to have suffered both an MI and an IS, and/or multiple MIs and/or multiple ISs, such Program Claimant nonetheless will be required to specify (as set forth in the preceding sentence) a single MI or IS to be the exclusive basis of such Program Claimant’s Program Claim.
          17.1.77. “Released Claims and Liabilities” has the meaning ascribed to such term in the Release.
          17.1.78. “Released Parties” has the meaning ascribed to such term in the Release.
          17.1.79. “Remaining Administrative Expenses Estimate” means, at any date of computation, the sum (without duplication) of (i) all Administrative Expenses anticipated to become payable at any time thereafter, (ii) a reasonable reserve to provide for unanticipated and/or contingent Administrative Expenses and (iii) to the extent that Merck is required pursuant to any Administrative Agreement, or determines in its discretion, to purchase liability insurance covering any Administrator, the anticipated aggregate cost thereof, all as determined and/or estimated in good faith by Merck.
          17.1.80. “SCD” means an instantaneous or near-instantaneous unexplained death that occurs without warning or within one hour of non-diagnostic symptoms, or an unexpected sudden death in which criteria for a fatal coronary, cerebrovascular event or other cause or event are not met.
          17.1.81. “Settlement Funds” means the MI Settlement Fund and the IS Settlement Fund.
          17.1.82. “Settlement Payment” means any MI Settlement Payment or IS Settlement Payment.
          17.1.83. “Special Master” means the Person or Persons from time to time appointed by the Chief Administrator based on a joint recommendation of Merck, on the one hand, and a majority in number of the NPC, on the other hand, to fulfill the functions of the “Special Master” under this Agreement (so long as such Person or Persons continues to serve in such capacity). If, at any time, two or more Persons constitute the “Special Master”, then any determination of the Special Master shall be made by a majority of such Persons.
          17.1.84. “Special Review Marker” means (i) in the case of an MI Qualifying Program Claimant, 10 Points, and (ii) in the case of an IS Qualifying Program Claimant, 2 Points.
          17.1.85. “Supplementary Claims Form” means a claim form in the form determined, in accordance with Section 6.2, by the Claims Administrator.
          17.1.86. “Third Party Provider/Payor” means any provider or payor (public or private) of (i) health, hospital, medical, physician, healthcare and/or pharmaceutical services, products or expenses and/or (ii) any other form of compensation, including federal and state Governmental Authorities (or other Persons) providing Medicare and/or Medicaid services or benefits.
          17.1.87. “Tolling Agreement” means the specific agreement referenced in the Notice of Filing of Tolling Agreement which was filed in the MDL Court on June 9, 2005 and amended pursuant to the Notice of Amendment to Tolling Agreement filed in the MDL Court on March 7, 2007.
          17.1.88. “Tolling Agreement Party” means a Person who (i) as of the Execution Date was (directly or through counsel) a party to a Tolling Agreement with Merck or (ii) prior to the Execution Date was (directly or through counsel) a party to a Tolling Agreement with Merck which Tolling Agreement was terminated by Merck, and (in each case and for the avoidance of doubt) is not a party to any lawsuit pending (in any court of the United States) against Merck Connected With VIOXX.

          17.1.89. “VIOXX” or “Vioxx” means VIOXX (sometimes referred to as “rofecoxib”).
          17.1.90. “Walk Away Enrollment Deadline Date” means March 1, 2008, provided that Merck may, from time to time prior to, on, or after, the Walk Away Enrollment Deadline Date then in effect and in its sole and absolute discretion, extend the Walk Away Enrollment Deadline Date to a date not later than June 30, 2008.
Section 17.2. Cross-Reference of Other Definitions.
     Each capitalized term listed below is defined in the corresponding Section of this Agreement:
INDEX OF TERMS
Section

Additional Claim Information	1.4.1
Administrative Expenses Payables	5.1.6.2
Award Information	15.1
Claims Valuation Process	3.1
Completed	3.2.1.2
Coordinated Proceedings	Recitals
Documented	4.2.6.2
dollars	16.8
Double QPC	3.5.4
EI Payments	4.2.1
Eligibility Requirements	2.2.1
Escrow Funds Report	5.1.5
Estimated Aggregate IS Special Marker QPCs	4.1.2
Estimated Aggregate MI Special Marker QPCs	4.1.1
Estimated IS Non-Special Marker QPC Total Points	4.1.2
Estimated MI Non-Special Marker QPC Total Points	4.1.1
Execution Date Final	Introduction 3.3.5
Final Settlement Payments	4.3.3
Fixed Payment	3.3.2
Funding Amount	5.3.4
Funding Payments	5.1
Future Evidence Stipulation	2.7.3
Gate Committee	2.4.1
IS EI Payments	4.2.1
IS EI Payments Cap Amount	4.2.3
IS Final Settlement Payment	4.3.2
IS Fixed Payment	3.3.2
IS Initial Settlement Payments Commencement Date	4.1.2
IS Interim Payments Cap.	4.1.2.2
IS Interim Settlement Payments.	4.1.2.1

IS QPC Payables	5.1.6.4
IS Special Review QPC	3.4.1
MDL Court Merck MI EI Payments	Preamble Introduction 4.2.1
MI EI Payments Cap Amount	4.2.2
MI Final Settlement Payment	4.3.1
MI Fixed Payment	3.3.2
MI Initial Settlement Payments Commencement Date	4.1.1
MI Interim Payments Cap.	4.1.1.2
MI Interim Settlement Payments.	4.1.1.1
MI QPC Payables	5.1.6.3
MI Special Review QPC	3.4.1
Multiple Draw Drawing	5.3.2
Non-Extension Drawing	5.3.2
Parties Party Payment Report	Introduction Introduction 5.1.5
Periodic Audit Start Date	10.2.1
Point Awards Criteria	3.2.1
Points Award Process	3.1
Pre-Special Review	3.3.1
Program PSC Qualifying Program Claimant	Recitals Preamble 2.1
Registration Order	1.1
Release	1.2.2.3
Required PME Records	1.3.1
Second Eligible Event	3.5.1
Section 11.1.5 Counsel	11.1.5
Special Marker QPC	3.3.2
Special Review QPC	3.4.1
Specified Documented Economic Damages	4.2.6.1
Threshold Exceeding Gate Push	2.5.5.4.1
Walk Away Right	11.1
[The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

MERCK & CO., INC.

By:

Name:
Title:

Address:

Telecopier:
[Signature Pages for Settlement Agreement]

NEGOTIATING PLAINTIFFS’ COUNSEL

Andy D. Birchfield Jr.
Beasley, Allen, Crow, Methvin, Portis & Miles, P.C.

Address:	218 Commerce Street
Montgomery, AL 36104

Telecopier:	(334) 954-7555

Edward F. Blizzard
Blizzard, McCarthy & Nabers, LLP

Address:	Lyric Centre, 440 Louisiana, Suite 1710
Houston, Texas 77002-1689

Telecopier:	(713) 844-3755

Thomas V. Girardi
Girardi and Keese

Address:	1126 Wilshire Boulevard
Los Angeles, California 90017-1904

Telecopier:	(213) 481-1554

Russ M. Herman
Herman, Herman, Katz & Cotlar, LLP

Address:	820 O’Keefe Avenue
New Orleans, Louisiana 70113-1116

Telecopier:	(504) 561-6024

2

[Signature Pages for Settlement Agreement]

Arnold Levin
Levin, Fishbein, Sedran & Berman

Address:	510 Walnut Street, Suite 500
Philadelphia, Pennsylvania 19106-3697

Telecopier:	(215) 592-4663

Christopher A. Seeger
Seeger Weiss LLP

Address:	One William Street
New York, NY 10004

Telecopier:	(212) 584-0799

3

[Signature Pages for Settlement Agreement]

Exhibit 1.1.
Form of Registration Order

In re: VIOXX®	*
*
PRODUCTS LIABILITY LITIGATION	*
*
*
*
*
*
*
* * * * * * * * * * * * * * * * * * * * *	*
THIS DOCUMENT RELATES TO ALL CASES
ORDER
(Registration of Claims)
     The Court hereby orders as follows with respect to the registration of claims:
     (1) The Court hereby orders the registration of claims as follows:
          (a) All Counsel of Record in this proceeding shall be responsible for designating Primary Counsel for any claim pending in this coordinated proceeding in which they have an Interest (as defined below in paragraph 5) and that Primary Counsel shall register such claims in accordance with this Order.
          (b) [If the Order is for the Louisiana, MDL Docket No. 1657, then:] All Counsel of Record in this proceeding who have at any time submitted a request for tolling for a claimant (hereinafter “Tolling Claimant”) pursuant to the Notice of Filing of Tolling Agreement which was filed in Federal Multidistrict Litigation No. 1657 on June 9, 2005 (hereinafter “Tolling Agreement”) shall designate Primary Counsel for each Tolling Claimant’s claims, and that Primary Counsel shall register such claims in accordance with this Order.

          (c) All Counsel of Record with claims pending in this proceeding shall register (or ensure that other attorneys register) all claims in which they have an Interest (as defined below in Paragraph 5) that are pending in any court or other tribunal in the United States.
          (d) All persons who represent themselves pro se in this proceeding shall register their claims in accordance with Paragraph 4 below.
     (2) The registration of claims by counsel shall be provided in the form of a Registration Affidavit and its Exhibit 1, altogether set forth as Exhibit A to this Order. Counsel shall provide the information required by Exhibit A completely and accurately. The form shall provide the information required as of (a) October 1, 2007, (b) November 9, 2007, and (c) the date on which the Registration Affidavit is served and filed. The Registration Affidavit shall be filed no later than January 15, 2008.
     (3) Registration Affidavits, along with their exhibits, shall be served on Defendant Merck & Co., Inc. (“Merck”), the Executive Committee to the Plaintiffs’ Steering Committee (“PEC”), the Claims Administrator, and, if directed by the Court, with the Court.
     (4) Persons who represent themselves pro se in this proceeding shall complete the Pro Se Registration Affidavit attached hereto as Exhibit B and shall serve Defendant Merck, PEC, the Claims Administrator, and, if directed by the Court, with the Court, by no later than January 15, 2008.
     (5) Counsel shall be deemed to have an “Interest” in the claim of a Plaintiff or Tolling Claimant if Counsel or any person affiliated with, or related in any way to, Counsel: (a) has an engagement or retainer agreement with such Plaintiff or Tolling Claimant; (b) is listed as the counsel of record for such Plaintiff in filed pleadings related to Vioxx; (c) has entered a

Tolling Claimant into a Tolling Agreement; (d) has entered an appearance for such Plaintiff or Tolling Claimant in any legal action related to Vioxx; (e) would benefit directly or indirectly from any payment to settle any claim of such Plaintiff or Tolling Claimant connected with Vioxx; or (f) otherwise has any financial interest of any kind whatsoever in any claim of such Plaintiff or Tolling Claimant connected with Vioxx.
     (6) Primary Counsel shall file the Registration Affidavit and its Exhibit 1 in the manner applicable in this coordinated proceeding for filing documents with the Court under seal. Pro Se Claimants shall do likewise with respect to their Pro Se Registration Affidavit. Primary Counsel shall also serve the Registration Affidavit and its Exhibit 1 on Merck, the PEC, and the Claims Administrator via electronic mail. Specifically, Primary Counsel shall attach three files to a single electronic mail message—(i) the executed Registration Affidavit in Adobe pdf format; (ii) Exhibit 1 to the Registration Affidavit in Excel format; and (iii) a certification of service in Adobe pdf format—and send that message to the following addresses:
          a. For Merck: registration@hugheshubbard.com
          b. For the PEC: [address]
          c. For the Claims Administrator: claimsadmin@browngreer.com
     (7) The subject line in the email should state: “Registration Affidavit and Exhibit 1 for [insert name of firm]. Pro Se Claimants shall serve their Registration Affidavits on Merck, PEC and the Claims Administrator at the above email addresses. If the Pro Se Claimant does not have access to email, the Plaintiff or Tolling Claimant shall send the Registration Affidavit via U.S. Mail postmarked no later than January 8, 2008 to:
          Claims Administrator
          115 S. 15th Street
          Suite 400
          Richmond, VA 23219-4209
          Main Number: 804.521.7200

     (8) Primary Counsel and Pro Se Claimants must certify in lieu of oath [pursuant to 28 U.S.C. § 1746] that the information contained in the Registration Affidavit is true and correct to his or her knowledge. Intentionally incomplete or misleading responses shall subject Primary Counsel and Pro Se Claimants to sanctions.
     (9) Primary Counsel shall serve a revised Registration Affidavit and Exhibit 1 when he or she acquires or loses his or her Interest in a Plaintiff’s or Tolling Claimant’s claim, when he or she becomes Primary Counsel or ceases to be Primary Counsel, or when because of changed circumstances his or her Registration Affidavit otherwise becomes materially untrue, in whole or in part. In such instances, Primary Counsel must serve a true and correct Registration Affidavit within 30 days of the changed circumstances. The revised Registration Affidavit shall identify all Plaintiffs and Tolling Claimants in whose claims Primary Counsel has an Interest as of the date that he or she executes the Registration Affidavit. This obligation shall terminate on September 1, 2008.
     (10) The Court expects all Counsel and all Pro Se Plaintiffs and Tolling Claimants to comply with this Order. Failure to meet the requirements of this Order by the deadlines set herein will subject non-compliant Counsel to a show cause hearing as to why they have not complied with this Order and as to why claims in which they have an Interest should not be dismissed.
_________________________, this _____ day of ______________, 2007.
____________________
JUDGE

Exhibit A
Registration Affidavit
     I, ___, hereby certify [pursuant to 28 U.S.C. § 1746] as follows:
     1. I am an attorney in good standing who is admitted to practice law in the State of ___. The name and address of my law firm are:

Law Firm

Street

City	State	Zip Code
     2. I make this certification pursuant to Pretrial Order No. ___entered in [the current coordinated proceeding].
     3. Exhibit 1 to this certification contains a true and complete list of all of the Plaintiffs and/or Tolling Claimants in which I have an “Interest” and for whom I am “Primary Counsel” along with a notation of all firms with an Interest in Each Claim as of October 1, 2007.
     I certify under penalty of perjury that the foregoing is true and correct.
________________________
Primary Counsel
     Sign ONE of the statements below:

1.	I, ___, on behalf of myself and all other counsel with an Interest in the cases listed in Exhibit 1, agree to the terms of the MSA and will recommend all Plaintiffs and/or Tolling Claimants listed on Exhibit 1 should enroll in the Program.
____________________
OR

2.	I, ___, do not agree to the terms of the MSA and will not recommend that any of the Plaintiffs and/or Tolling Claimants listed on Exhibit 1 enroll in the Program.
____________________

Exhibit B
Pro Se Registration Affidavit
     I, ___, hereby certify pursuant to 28 U.S.C. § 1746 as follows:
          4. I represent myself in the following lawsuit:

Case Caption

Docket Number	Date Filed
          5. I make this certification pursuant to the November ___, 2007 Order regarding the registration of plaintiffs.
          6. My date of birth, social security number, and current residential address are:
     Date of Birth: ___/___/___
     Social Security Number:

Current Address:

Street

	City	State	Zip Code

Country
          7. I claim that I sustained a personal injury as a result of taking Vioxx. I have marked the category of my injury and specified the date and place of my injury below:
     ___Myocardial Infarction or Sudden Cardiac Death
     ___Ischemic Stroke (not a hemorrhagic stroke or a transient ischemic attack)
     ___All other Injuries
     Date of the specified injury: ___/___/___
     Place of Injury: ___
          8. I took Vioxx before my claimed injury. I have specifically checked the category below that corresponds to my duration of Vioxx use:
     ___Duration of use up until the specified injury of 12 months or less
     ___Duration of use up until the specified injury of more than 12 months
     I certify under penalty of perjury that the foregoing is true and correct.

Pro Se Claimant

Executed on:

EXHIBIT 1.2.2.3
RELEASE OF ALL CLAIMS
     I, the undersigned Releasor, am a plaintiff or tolling agreement claimant in the Merck & Co., Inc., a New Jersey corporation (“Merck”), Products Liability Litigation. I have enrolled to participate in the program (the “Program”) set forth in the Settlement Agreement (the “Agreement”) dated as of November 9, 2007. I understand that the terms of the Agreement govern the resolution of my claim. I further understand that, in order to submit my claim into the Program under the Agreement, I am required to submit a release of any and all claims I and the other Releasing Parties (as defined under “Releases” below) have, or may have in the future, against the Released Parties (as defined under “Releases” below) concerning and/or connected with VIOXX (sometimes referred to as “Vioxx” or “rofecoxib”) (“VIOXX”) and/or with any injury I (and/or any other Releasing Party) have ever claimed, or may at any time in the future claim, VIOXX caused in whole or in part.
     Accordingly, in consideration for Merck’s agreement to establish the Program, the significant expenses being incurred by Merck in connection with the Program, Merck’s waiver of defenses (except as reflected in the Program criteria themselves) solely in the context of the application of the Program, and the opportunity to submit my claim into the Program, I hereby give and make the following releases, waivers, acknowledgements and agreements for the benefit of the Released Parties (this “Release”). This Release is also entered into by any Derivative Claimant (as defined under “Releases” below) who executes a signature page hereto, in which case the agreement of such Derivative Claimant set forth on its signature page is incorporated in, and is part of, this Release. By signing this Release, both I and any such Derivative Claimant understand and acknowledge that there is no assurance as to the amount, if any, of payment to be made to any claimant under the Program, and this fact shall in no way affect the validity or effect of this Release.
     Releases: On my own behalf and on behalf of each other Releasing Party, I hereby knowingly and voluntarily release, remise, acquit and forever discharge the Released Parties from (i) any and all rights, remedies, actions, claims, demands, causes of action, suits at law or in equity, verdicts, suits of judgments and/or Liens (as defined under “Liens and Other Third-Party Payor Claims” below), of any kind whatsoever (“Claims”), which I or any other Releasing Party may have ever had, may now have or at any time hereafter may have against any Released Party and (ii) any and all debts, liabilities, obligations, covenants, promises, contracts, agreements and/or obligations, of any kind whatsoever (“Liabilities”), which any Released Party may have ever had, may now have or at any time hereafter may have to me or any other Releasing Party, in the case of clause (i) and clause (ii), to any extent, or in any way, arising out of, relating to, resulting from and/or connected with VIOXX and/or with any injury I (and/or any other Releasing Party) have ever claimed, or may at any time hereafter claim, VIOXX caused in whole or in part. These Claims and Liabilities are the “Released Claims and Liabilities”.

 2
The term “Released Parties” means all the parties, past, present and/or future, in any way and/or at any time connected with VIOXX and/or with any injury I (or any other Releasing Party) have ever claimed, or hereafter claim, VIOXX caused in whole or in part, including, but not limited to, Merck, all named defendants in any pending action concerning VIOXX and/or any such injury to which I am (and/or any other Releasing Party is) a party, and all those who may have acted in concert with Merck, together with their respective insurers. These parties, past, present and/or future, in any way and/or at any time connected with VIOXX and/or with any injury I (or any other Releasing Party) have ever claimed, or hereafter claim, VIOXX caused in whole or in part, also include, but are not limited to, manufacturers; suppliers of materials; distributors; other persons involved in development, design, manufacture, formulation, testing, distribution, marketing, labeling, regulatory submissions, advertising and/or sale of any product; physicians, pharmacists and other healthcare providers; sales representatives; pharmacies, hospitals and other medical facilities; advertisers; manufacturers of other products that I used before, while or after taking VIOXX; the respective past, present, and/or future parents, subsidiaries, divisions, affiliates, joint venturers, predecessors, successors, assigns, and transferees of the parties referred to in this paragraph; and the respective past, present and/or future shareholders (or the equivalent thereto), directors (or the equivalent thereto), officers (or the equivalent thereto), managers, principals, employees, consultants, advisors, attorneys, agents, servants, representatives, heirs, trustees, executors, estate administrators and personal representatives (or the equivalent thereto) of the parties referred to in this paragraph. [Without limitation of the foregoing, the Released Parties include the parties listed on Attachment 1 hereto.1]
The term “Releasing Parties” means (i) myself and (ii) any and all persons who have or assert the right to sue Merck or any other Released Party, independently, derivatively or otherwise, by reason of their personal relationship with me, and/or otherwise by, through or under, or otherwise in relation to, me (“Derivative Claimants”). Derivative Claimants include, but are not limited to, my heirs, beneficiaries, surviving spouse (including, but not limited to, a putative or common law spouse), surviving domestic partner and/or next of kin, if any.
     I acknowledge that I (and/or any other Releasing Party) may in the future learn of additional and/or different facts as they relate to VIOXX, the Released Parties’ activities as they relate to VIOXX, and/or any injury I (and/or any other Releasing Party) have ever claimed, or may at any time in the future claim, VIOXX caused in whole or in part. I understand and acknowledge the significance and consequences of releasing all of the Released Claims and Liabilities and hereby (on my own behalf and on behalf of each other Releasing Party) assume full risk and responsibility for any and all such additional and/or different facts and any and all Released Claims and Liabilities that I (and/or any other Releasing Party) may hereinafter incur or

[1]	Insert bracketed sentence for Releases entered into by or on behalf of parties who live in any of the following states now, and/or lived in any of the following states at the time of injury, and/or filed actions in those states: Arizona, Kansas, Ohio, Oklahoma, Texas.

 3
discover. To the extent that any law, statute, ordinance, rule, regulation, case or other legal provision or authority (each, a “Law”) may at any time purport to preserve my and/or any other Releasing Party’s right to hereinafter assert any such unknown and/or unanticipated Claims and/or Liabilities, I hereby (on my own behalf and on behalf of each other Releasing Party) specifically and expressly waive (to the fullest extent permitted by applicable Law) each Releasing Party’s rights under such Law. I further acknowledge having had an opportunity to obtain advice of counsel of my choosing regarding this waiver, and having discussed it with such counsel to my satisfaction2.
     On my own behalf and on behalf of each other Releasing Party, I acknowledge and agree that the releases set forth in this Release are irrevocable and unconditional, inure to the benefit of each Released Party, and are intended to be as broad as can possibly be created.
     Without limitation of the foregoing, this Release is specifically intended to operate and be applicable even if it is alleged, charged or proved that some or all of the Released Claims and Liabilities are caused in whole or in part by the negligence, negligence per se, gross negligence, breach of warranty, violation of Law, defective product, malice, and/or conduct of any type by Merck, any of the other Released Parties, any Releasing Party and/or any other person. This Release is specifically intended to and does include, but is not limited to, a release of, and covenant not to sue for, any wrongful death claim that may be brought at any time by or on behalf of any of the Releasing Parties in connection with any of the facts, events and/or incidents that gave rise to any of the Released Claims and Liabilities.
     Attorneys’ Fees; Division of Any Settlement Payment: I understand that the Released Parties are not responsible for any attorneys’ fees or costs I have incurred or may at any time incur, including, but not limited to, entering into this Release and any other documents. I understand that, with respect to any payment that may be made to me under the Program (a “Settlement Payment”), any division of such Settlement Payment between me, any Derivative Claimant executing this Release and our respective counsel (if any) executing a Certification of Counsel attached to this Release shall be determined by me and such other person(s), and such division, or any dispute in relation to such division, shall in no way affect the validity of this Release.
     Pursuit of Certain Claims: I agree that I will never (i) take any legal or other action to initiate, pursue or maintain, or otherwise attempt to execute upon, collect or otherwise enforce, any of the Released Claims and Liabilities of or against any Released Party, (ii) institute or participate in any new legal action against any Released Party to any extent, or in any way, arising out of, relating to, resulting from and/or connected with VIOXX and/or with any injury I

[2]	For pro se plaintiffs, remove “and having discussed it with such counsel to my satisfaction” and add “including the opportunity, if I chose, to seek assistance from counsel on the Plaintiffs Steering Committee as provided for under the Agreement”.

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(and/or any other Releasing Party) have ever claimed, or may at any time hereafter claim, VIOXX caused in whole or in part or (iii) attempt to execute or collect on, or otherwise enforce, any judgment that may be entered against any Released Party in any legal action described in clause (ii) or my pending legal action against Merck.
     Liens and Other Third-Party Payor Claims: I agree that prior to the first time, if any, that a Settlement Payment is made to me, I shall identify to Merck and to the Lien Resolution Administrator for the Program all governmental authorities that are Third Party Providers/Payors (as defined below) known to me to hold or assert any lien, pledge, charge, security interest, assignment, encumbrance, subrogation right, third-party interest or other adverse claim of any nature whatsoever (“Lien”) pursuant to any applicable statute with respect to any Settlement Payment (and/or the right to receive such Settlement Payment), through procedures and protocols to be established by the Lien Resolution Administrator, subject to approval by the Claims Administrator for the Program.
A “Third Party Provider/Payor” is any provider or payor (public or private) of (i) health, hospital, medical, physician, healthcare and/or pharmaceutical services, products or expenses and/or (ii) any other form of compensation, including, but not limited to, federal and state governmental authorities (or other persons) providing Medicaid and/or Medicaid services or benefits.
     I understand and acknowledge that satisfaction and discharge of any and all Liens with respect to any Settlement Payment (and/or the right to receive any Settlement Payment) is the sole responsibility of me, any Derivative Claimant executing this Release and our respective counsel (if any) executing a Certification of Counsel attached to this Release and must, in relation to all governmental authorities that are Third Party Providers/Payors who hold or assert any Liens pursuant to any applicable statute, be established to the satisfaction of the Claims Administrator and Merck before any Settlement Payment (if any) can be disbursed to me.
     Prior to the first time, if any, that a Settlement Payment is made to me, I shall, jointly and severally with any Derivative Claimant executing this Release (and with our respective counsel (if any) executing a Certification of Counsel attached to this Release), represent and warrant that any and all Liens with respect to any and all Settlement Payments (and/or the right to receive any and all Settlement Payments) have been satisfied and discharged. Furthermore, upon request to the Lien Resolution Administrator, Merck shall be entitled to proof of satisfaction and discharge of any or all such Liens pursuant to any applicable statute in relation to all governmental authorities that are Third Party Providers/Payors.
     In addition to and without limitation of the foregoing, I hereby agree, jointly and severally with any Derivative Claimant executing this Release (and with our respective counsel (if any) executing a Certification of Counsel attached to this Release), to indemnify and hold harmless the Merck Released Parties (as defined below) from and against (i) any and all Claims made or asserted at any time against any Merck Released Party by (x) any Third Party Provider/Payor in relation to, (y) any person at any time holding or asserting any Lien in relation to and/or (z) any other person at any time claiming by, through or under, me or any Derivative Claimant executing this Release, with respect to any funding payment by or for the account of Merck under the Program and/or any Settlement Payment (and/or the right to receive any such

 5
Settlement Payment) and (ii) any and all damages, losses, costs, expenses (including, but not limited to, legal fees and expenses) and/or Liabilities incurred or suffered by, or imposed on, any Merck Released Party in connection with, arising out of or resulting from any Claim described in clause (i) of this sentence (including, but not limited to, any amount paid or to be paid in satisfaction of any such Claim).
The term “Merck Released Parties” means (i) Merck and (ii) all other Released Parties, past, present and/or future, in any way and/or any time related to Merck, including, but not limited to, Merck’s past, present and/or future parents, subsidiaries, divisions, affiliates and joint venturers; the respective past, present and/or future predecessors, successors, assigns and transferees of the parties referred to in this paragraph; and the respective past, present and/or future insurers, shareholders (or the equivalent thereto), directors (or the equivalent thereto), officers (or the equivalent thereto), managers, principals, employees, consultants, advisors, attorneys, agents, servants, representatives, heirs, trustees, executors, estate administrators and personal representatives (or the equivalent thereto) of the parties referred to in this paragraph.
     Indemnification for Released Claims and Liabilities: I hereby agree, jointly and severally with any Derivative Claimant executing this Release, to indemnify and hold harmless each Released Party from and against (i) any and all Claims that may be asserted, made or maintained at any time against any Released Party by, on behalf of or for the benefit of, or otherwise through or under, any Releasing Party with respect to any of the Released Claims and Liabilities and (ii) any and all damages, losses, costs, expenses (including, but not limited to, legal fees and expenses) and/or Liabilities incurred or suffered by, or imposed on, any Released Party in connection with, arising out of or resulting from any Claim described in clause (i) of this sentence (including, but not limited to, any amount paid or to be paid in satisfaction of any such Claim) and/or, without limitation of the foregoing, any breach by me (or any Derivative Claimant executing this Release) of any of the terms of this Release.
     Without limitation of the foregoing paragraph, I further agree, jointly and severally with any Derivative Claimant executing this Release, to indemnify and hold harmless the Merck Released Parties from and against (i) any and all Claims made or asserted (prior to, on or after the date of my claim under the Program) against any Merck Released Party by any Released Party that is not an Merck Released Party (a “Non-Merck Released Party”) arising out of any Claim made or asserted at any time by me and/or any other Releasing Party against any Non-Merck Released Party to any extent, or in any way, arising out of, relating to, resulting from and/or connected with VIOXX and/or any injury I (and/or any other Releasing Party) have ever claimed, or may at any time hereafter claim, VIOXX caused in whole or in part and (ii) any and all damages, losses, costs, expenses (including, but not limited to, legal fees and expenses) and/or Liabilities incurred or suffered by, or imposed on, any Merck Released Party in connection with, arising out of or resulting from any Claim described in clause (i) of this sentence (including, but not limited to, any amount paid or to be paid in satisfaction of any such Claim).
     Merck has the right to setoff all or any portion of any amount payable to any Merck Released Party pursuant to the indemnification provisions of the Release against an equal amount of any Settlement Payment.

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     Confidentiality: I agree to maintain in confidence, and shall not disclose to any person, the amount of any Settlement Payment (if any), except as may be required by applicable Law; provided, that I understand that I may disclose such information to my immediate family members and to my counsel, accountants and/or financial advisors, if any (each of whom I shall, upon such disclosure, instruct to maintain and honor the confidentiality of such information). I agree that if I breach this confidentiality provision, money damages would not be a sufficient remedy and, accordingly, without limitation of any other remedies that may be available at law or in equity, Merck shall be entitled to specific performance and injunctive or other equitable relief as remedies for such breach.
     Medical Documentation Authorization: I have authorized my counsel to obtain and supply (or if I am not represented by counsel, I will obtain and supply) to Merck, the Claims Administrator, the Lien Resolution Administrator, the Special Master (and any Deputy Special Master) for the Program, the Chief Administrator for the Program, members of the Gate Committee for the Program, all other persons provided for under the terms of the Agreement to consider claims, and their respective attorneys, agents, servants, employees and independent auditors and others deemed necessary by each to assist them, the medical or other documentation required for approval of an award under the Program along with any and all authorizations for the release of medical records required in my Enrollment Form under the Program or that may be required by a provider of such documentation, including, but not limited to, a specific authorization required by a particular hospital, pharmacy, physician or any other source of documentation. I agree to cooperate fully in providing any authorization for the release of records requested in the Program. I also authorize the foregoing persons to have access to my medical and other documentation available in any electronic depository through which Merck delivers medical records it collects by way of authorization or subpoena to counsel for plaintiffs in the VIOXX litigation.
     ACKNOWLEDGEMENT OF COMPREHENSION; NO GUARANTEE OF PAYMENT:I AM ENTERING INTO THIS RELEASE FREELY AND VOLUNTARILY, WITHOUT BEING INDUCED, PRESSURED OR INFLUENCED BY, AND WITHOUT RELYING ON ANY REPRESENTATION OR OTHER STATEMENT MADE BY OR ON BEHALF OF, MERCK OR ANY OTHER PERSON. I UNDERSTAND AND ACKNOWLEDGE THE NATURE, VALUE AND SUFFICIENCY OF THE CONSIDERATION DESCRIBED IN THE SECOND PARAGRAPH OF THIS RELEASE. I ACKNOWLEDGE THAT I HAVE READ THIS RELEASE AND THE AGREEMENT, AND I HAVE HAD AN OPPORTUNITY TO OBTAIN ADVICE FROM, AND ASK QUESTIONS OF, COUNSEL OF MY CHOOSING REGARDING THE TERMS AND LEGAL EFFECT OF THESE DOCUMENTS AND MY DECISION TO ENROLL TO PARTICIPATE IN THE PROGRAM. I FURTHER ACKNOWLEDGE THAT I HAVE DISCUSSED ALL THESE MATTERS WITH THE COUNSEL TO ME EXECUTING A “CERTIFICATION OF COUNSEL” ATTACHED TO THIS RELEASE, AND SUCH COUNSEL HAS ANSWERED ALL MY QUESTIONS TO MY SATISFACTION.3 I FURTHER ACKNOWLEDGE THAT I UNDERSTAND THIS RELEASE AND THE AGREEMENT AND

[3]	For pro se plaintiffs, remove this sentence. and add to the end of the preceding sentence “including the opportunity, if I chose, to seek assistance from counsel on the Plaintiffs Steering Committee as provided for under the Agreement.”

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THAT THERE IS NO GUARANTEE THAT I WILL RECEIVE ANY SETTLEMENT PAYMENT OR, IF ANY SETTLEMENT PAYMENT IS MADE, THE AMOUNT THEREOF.
     Waiver of Certain Provisions Regarding Timing of Any Payments. If I have any civil action pending in any jurisdiction that has enacted, promulgated or otherwise adopted any Law containing provisions that establish specific time periods within which settlement funds, if any, must be paid to me in connection with the settlement of such civil action and/or impose sanctions, penalties or other similar obligations against the paying party if the settlement funds are not paid within such time periods and/or invalidate or otherwise affect the terms of the settlement of such civil action (including, but not limited to, Pennsylvania Rule of Civil Procedure 229.1), I hereby (i) specifically and expressly waive (to the fullest extent permitted by applicable Law) my rights under any such provisions and (ii) agree that payment of any Settlement Payment shall be made solely in accordance with the terms and conditions of the Program.
     No Admission of Fault: I understand and agree that Merck has entered into this Release and the Agreement solely by way of compromise and settlement. These documents are not, and shall not be construed at any time to be, an admission of liability, responsibility or fault of or by Merck or any other Released Party.
     Representations and Warranties: I hereby represent and warrant that: I have full power, authority and capacity to enter into this Release, which is enforceable in accordance with its terms. Except as set forth in the second sentence under “Attorneys’ Fees; Division of Any Settlement Payment” above, I have the sole right to receive any and all Settlement Payments, if any, with respect to my claim under the Program. Neither I nor any other Releasing Party has sold, assigned, transferred or otherwise disposed of, or pledged or otherwise encumbered, any of the Released Claims and Liabilities in whole or in part.
     GOVERNING LAW: THIS RELEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAW OF NEW YORK, WITHOUT REGARD TO ANY CHOICE-OF-LAW RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.
     Severability: I agree that if any provision of this Release is adjudicated to be invalid, illegal or unenforceable in any jurisdiction, the relevant provision shall be deemed modified to the extent necessary to make it enforceable in such jurisdiction and, if it cannot be so modified, this Release shall be deemed amended to delete herefrom the invalid or unenforceable provision, and this Release shall be in full force and effect as so modified. Any such modification or amendment in any event shall apply only with respect to the operation of this Release in the particular jurisdiction in which such adjudication was made and shall not affect such provision in any other jurisdiction. To the fullest extent permitted by applicable Law, I hereby (on my own behalf and on behalf of each other Releasing Party) specifically and expressly waive any provision of Law that renders any provision of this Release invalid, illegal or unenforceable in any respect.
     Legal Representatives: If I am signing this Release as a legal representative of a VIOXX user, then (i) all references in this Release to my use of, or injury from, VIOXX shall

 8
also mean the use of, or injury from, VIOXX by or of such VIOXX user, all references in this Release to any person claiming by, through or under, or in relation to, me shall also mean any person claiming by, through or under, or in relation to, such VIOXX user, and all references to me in the definition of Derivative Claimant shall also mean such VIOXX user, (ii) if such VIOXX user is not deceased, he or she shall also be a “Releasing Party”, (iii) if such VIOXX user is deceased, I am executing this Release both individually and on behalf of the estate of such VIOXX user, and (iv) prior to the first time, if any, that a Settlement Payment is made to me, I will obtain judicial approval of this Release to the extent required under applicable Law.
[The remainder of this page is intentionally left blank.]

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     IN WITNESS WHEREOF, I have executed this Release effective as of the date set forth under my name below:

RELEASOR:
Witnessed or Attested by:
By:

Name:
Title:
Social Security No.:
Dated:

NOTARIZATION OF RELEASOR’S SIGNATURE
     STATE OF                                               , COUNTY OF                                            SS.:
     I hereby certify that on                                                   , 200     ,                                          personally came before me and acknowledged under oath to my satisfaction that this person: (a) is named and personally signed this document; and (b) signed, sealed and deliver this document as his or her act and deed.

Notary Public of the State of

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[ATTACHMENT 1]
[CERTAIN RELEASED PARTIES]
[For Releases entered into by or on behalf of parties who live in any of the following states now, and/or lived in any of the following states at the time of injury, and/or filed actions in those states: Arizona, Kansas, Ohio, Oklahoma, Texas.]

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CERTIFICATION OF COUNSEL
(COUNSEL FOR RELEASOR)
     I,                                                   , hereby represent and declare that                                     (“Releasor”) has at all relevant times been represented by the undersigned counsel. I have provided Releasor a copy of the Release to which this Certification of Counsel is attached and have made available to Releasor a copy of the Settlement Agreement referred to in the Release (which copies include all attachments). I discussed with Releasor the terms and legal effect of all of the foregoing documents and Releasor’s decision to enroll to participate in the Program (as defined in the Release), and I answered any and all questions Releasor may have had. I hereby certify that, having had a full opportunity to read, understand, and inquire of counsel about the terms and conditions of the foregoing documents, Releasor does not have, and I do not have, any objection to the terms of this Release or any of the other foregoing documents. I further agree to be bound by the “Confidentiality” section in this Release and my joint and several obligations to provide representations and warranties regarding the satisfaction of, and indemnification with respect to, Liens set forth under “Liens and Other Third-Party Payor Claims”.

BY COUNSEL FOR RELEASOR:

By:

Name:
Title:
Dated:

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SIGNATURE PAGE AND AGREEMENT BY DERIVATIVE CLAIMANT
     I am a person having or asserting the right to sue Merck by reason of my relationship with Releasor (or, if Releasor is a legal representative of a VIOXX user, such VIOXX user). I hereby enter into the Release to which this signature page is attached and agree to be bound by all of its terms (and, without limitation, hereby give and make all releases, waivers, acknowledgements, agreements, representations and warranties therein) on the same basis as Releasor set forth therein (including, but not limited to, all joint and several indemnification obligations set forth therein). This agreement is effective as of the date set forth beneath my name below.

DERIVATIVE CLAIMANT:
Witnessed or Attested by:
By:

Name:
Title:
Social Security No.:
Dated:

NOTARIZATION OF DERIVATIVE CLAIMANT’S SIGNATURE
     STATE OF                                                   , COUNTY OF                                                      SS.:
     I hereby certify that on                                    , 200                         ,                          personally came before me and acknowledged under oath to my satisfaction that this person: (a) is named and personally signed this document; and (b) signed, sealed and deliver this document as his or her act and deed.

Notary Public of the State of

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CERTIFICATION OF COUNSEL
(COUNSEL FOR DERIVATIVE CLAIMANT)
     I,                         , hereby represent and declare that                           (“Derivative Claimant”) has at all relevant times been represented by the undersigned counsel. I have provided Derivative Claimant a copy of the Release to which this Certification of Counsel is attached and have made available to Derivative Claimant a copy of the Settlement Agreement referred to in the Release (which copies include all attachments). I have discussed with Derivative Claimant the terms and legal effect of all of the foregoing documents and I answered any and all questions Derivative Claimant may have had. I hereby certify that, having had a full opportunity to read, understand, and inquire of counsel about the terms and conditions of the foregoing documents, Derivative Claimant does not have, and I do not have, any objection to the terms of this Release or any of the other foregoing documents. I further agree to be bound by the “Confidentiality” section of this Release and my joint and several obligations to provide representations and warranties regarding the satisfaction of, and indemnification with respect to, Liens set forth under “Liens and Other Third-Party Payor Claims”.

BY COUNSEL FOR DERIVATIVE CLAIMANT:

By:

Name:
Title:
Dated:

Exhibit 1.3.1
Required PME Records
1. Claimant’s counsel shall include in the Claims Package all required PME records and corresponding certifications available through the Litigation Medical Records Depository
2. The following applies to any PME Record not covered by paragraph one herein where the initial request for said records to the custodian of the record was made on or after November 9, 2007:
     Each PME Record submitted by an Enrolled Program Claimant shall be produced with a dated and signed certification from the custodian of the records that swears to the following:
a.	That he or she is the duly authorized custodian of the records of the facility producing the records and has the authority to certify said records.

b.	That the annexed records are true and correct copies of the complete file for the Enrolled Program Claimant as kept in the ordinary course of business.
3. The following applies to any PME Record not covered by paragraph one herein where the initial request for the PME Record from the custodian of the record was made before November 9, 2007:
     Each PME Record submitted by an Enrolled Program Claimant shall be produced with a certification from the custodian of the records, which complies with requirements above in Paragraph 1, or if such a certification (in whole or in part) does not exist, then a certification from Claimant’s Counsel, that swears to the following:
a.	That the Counsel for the Enrolled Program Claimant requested a complete set of requested records as kept in the ordinary course of business from the particular healthcare provider whose records are being produced.

b.	That the initial request to that provider for the complete records was made before November 9, 2007.

c.	That the produced records are true and correct copies of the complete set of the records as requested and/or received by the Claimant’s Counsel for the Enrolled Program Claimant and that Claimant’s Counsel has not withheld or otherwise failed to provide any record in his/her possession relating to the Enrolled Program Claimant.
4. Any Enrolled Program Claimant who alleges an injury of myocardial infarction or heart attack (MI)shall submit:
a.	Event Records.

b.	Pharmacy Records from all pharmacies that dispensed any medication to the Enrolled Program Claimant for the entire period of time spanning the first alleged use of Vioxx through 3 months after the Eligible Event.

c.	Medical Records from all cardiologists who provided care and treatment to the Enrolled Program Claimant during the entire period of time spanning the date of the myocardial infarction or heart attack through one (1) year after.
5. Any Enrolled Program Claimant who alleges an injury of stroke (IS) shall submit:
a.	Event Records.

b.	Pharmacy Records from all pharmacies that dispensed medication to the Enrolled Program Claimant for the entire period of time spanning the first alleged use of Vioxx through 3 months after the Eligible Event.

c.	Medical Records from all neurologists who provided care and treatment to the Enrolled Program Claimant during the entire period of time spanning the date of the IS through one (1) year after.

d.	Medical Records from all rehabilitation facilities (inpatient or outpatient) where the Enrolled Program Claimant received care and treatment during the entire period of time spanning the date of the IS through one (1) year after, if the Enrolled Program Claimant is seeking compensation for above IS Injury Level 5.
6. All fatal injury claims (whether MI/SCD or IS) require the submission of the following:
a.	Event Records.

b.	Pharmacy Records from all pharmacies that dispensed medication to the Enrolled Program Claimant for the entire period of time spanning the first alleged use of Vioxx through 3 months after the Eligible Event.

c.	Death Certificate.

d.	Report of Autopsy, if one was performed.

e.	Medical Records from the Enrolled Program Claimant’s primary care physician(s) for the three (3) year period preceding the date of death.
7. Any Enrolled Program Claimant who was unable to report his own medical history, or a complete medical history was not provided to the satisfaction of the Claims Administrator for the Enrolled Program Claimant, at the time of his alleged Eligible Event as evidenced in the Event Records, shall submit the records required to be submitted in paragraph 4 or 5 (depending on the Eligible Event) plus Medical Records from the Enrolled Program Claimant’s primary care physician(s) for the three (3) year period preceding the date of his Eligible Event.

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8. In addition to the above requirements, any Enrolled Program Claimants who claims any use of samples to meet any requirement of the Program demonstrating that the Enrolled Program Claimant ingested Vioxx (e.g., Proximity Gate, Duration Gate, Overall Duration—as defined in Exhibit 3.2.1 of the Agreement—and Consistency of Use—as defined in Exhibit 3.2.1) shall submit the Medical Records of:
a.	All physicians or other healthcare providers claimed to have dispensed the samples of Vioxx ingested for the entire time period spanning the alleged distribution of samples, and

b.	Enrolled Program Claimants primary care physician(s), to the extent not included in 8a for the three (3) year period preceding the Eligible Event.
9. In the event any Enrolled Program Claimant ‘s pharmacy records no longer exist because said records were destroyed pursuant to a records retention policy, natural disaster, or some other reason independent of the Enrolled Program Claimant, he must produce an affidavit or other notarized evidence from all applicable pharmacies that records evidencing the prescription of Vioxx for the Enrolled Program Claimant no longer exist and stating the reason such records do not exist. An “applicable pharmacy” is a pharmacy for which evidence exists that Enrolled Program Claimant previously filled his or her Vioxx prescriptions at that facility (e.g., references in insurance records, pill bottles, references in medical records; etc.). Enrolled Program Claimant must provide other contemporaneous Medical Records documenting Enrolled Program Claimant’s Vioxx use and the amount of such usage shall be determined pursuant to Section 5(A) of Exhibit 2.2.2.

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Exhibit 1.5
PME Records Submissions Completeness Provisions
     1. General.
     (a) Nothing in this Exhibit absolves the Program Claimants and their respective Counsel from their responsibility timely to comply with the requirements of Sections 1.3 and 1.5. In particular, neither any Administrator nor Merck shall have any responsibility or Liability for any failure of a Program Claimant and/or his Counsel to qualify as a Qualifying Program Claimant, nor for any impact on a Qualifying Program Claimant’s Points award, as a result of any deficiency in such Program Claimant’s submissions pursuant to either said Section.
     (b) The Claims Administrator shall communicate under this Exhibit with each Program Claimant by communication with such Program Claimant’s Counsel or, if (and only if) such Program Claimant is without counsel, then directly with the Program Claimant.
     (c) The Claims Administrator may rely on the mailing, facsimile transmission and email addresses and/or numbers that were last provided by the Program Claimant or his Counsel and shall have no obligation to (but in its sole and absolute discretion may) take other steps to locate Program Claimants or Counsel whose mail, facsimile transmission or electronic mail has been returned as undelivered or undeliverable. Each Program Claimant and (if applicable) his Counsel shall have the responsibility to keep the Claims Administrator informed of the correct mailing, facsimile transmission and e-mail addresses for both such Program Claimant and such Counsel.
     (d) Any information submitted in response to a First, Second or Third Deficiency Notice (as such terms are defined below) shall be submitted by means of a Claims Form (or, if a Claims Form already has been submitted by the relevant Program Claimant, Supplementary Claims Form) executed in the manner specified in Section 1.3.2.
     (e) If the last day on which any information is required to be submitted pursuant to this Exhibit is not a Business Day then the last day on which such information is required to be submitted pursuant to this Exhibit shall be deemed to be the next following Business Day.
     2. Deficiency Determinations.
     (a) If the Claims Administrator determines that a Program Claimant has failed by July 1, 2008 fully to comply with the requirements of Section 1.3, then reasonably promptly after making such determination the Claims Administrator shall notify such Program Claimant (the “Deficiency Notice”) of the relevant deficiency(ies). The Deficiency Notice shall instruct the Program Claimant fully to comply with the requirements of Section 1.3 by September 1, 2008.
     (b) If the Claims Administrator determines that a Program Claimant has failed by September 1, 2008 fully to comply with the requirements of Section 1.3, then reasonably promptly after making such determination the Claims Administrator shall notify such Program Claimant (the “Second Deficiency Notice”) of the relevant deficiency(ies). The Second Deficiency Notice shall instruct the Program Claimant fully to comply with the requirements of Section 1.3 by November 1, 2008.
     (c) If the Claims Administrator determines that a Program Claimant has failed by November 1, 2008 fully to comply with the requirements of Section 1.3, then reasonably promptly after making such determination the Claims Administrator shall notify such Program Claimant (the “Third Deficiency Notice”) of the relevant deficiency(ies). The Third Deficiency Notice also shall include notice to the effect set forth in the first sentence of section 2(d) of this Exhibit.
     (d) If the Claims Administrator determines that a Program Claimant has failed (i) by the Final PME Records Submission Deadline fully to comply with the requirements of Section 1.3 or (ii) by the time specified in the Agreement fully to comply with an Additional Claim Information requirement pursuant to Section 1.5, then (unless he is awarded an extension of the Final PME Records Submission Deadline pursuant to section 3 of this Exhibit) such Program Claimant shall be considered to constitute a “Non-Submitting Program Claimant” for purposes of this Exhibit. In such case, the Claims Administrator shall send a notice to such effect to such Program Claimant, which notice shall inform such Program Claimant of his right to appeal the Claims Administrator’s decision as specified in section 2(e) of this Exhibit. “Final PME Records Submission Deadline” means November 30, 2008.
     (e) A Program Claimant may appeal to the Special Master the Claims Administrator’s determination pursuant to section 2(d) of this Exhibit by delivering a written notice to such effect to the Special Master and the Claims Administrator within 15 Business Days of the date of the Claims Administrator’s notice to such Program Claimant pursuant to said section 2(d). If the Program Claimant fails timely to effect such an appeal, the decision of the Claims Administrator shall be final, binding and Non-Appealable, and such Program Claimant shall be deemed to constitute a Non-Submitting Program Claimant for purposes of this Exhibit. Upon a timely appeal, the Special Master will determine only whether such Program Claimant fully has complied with (i) the requirements of Section 1.3 by the Final PME Records Submission Deadline or (ii) the requirements of Section 1.5 by the time specified in the Agreement, as the case may be. The Special Master shall rule on all such appeals on or before December 30, 2008. The Special Master’s decision shall be final, binding and Non-Appealable. If the Special Master determines that the Program Claimant has not fully complied by the applicable deadline, such Program Claimant shall be deemed to constitute a Non-Submitting Program Claimant for purposes of this Exhibit.
     3. Deadline Extension Requests.
     (a) If a Program Claimant is unable (i) by the Final PME Records Submission Deadline fully to comply with the requirements of Section 1.3 or (ii) by the time specified in the Agreement fully to comply with any Additional Claim Information requirements pursuant to Section 1.5, then such Program Claimant may, prior to the Final PME Records Submission Deadline or the Section 1.5 deadline, respectively, apply in writing to the Claims Administrator for an extension of the applicable deadline. If the Program Claimant fails to apply for such an

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extension, then such Program Claimant shall be deemed to constitute a “Non-Submitting Program Claimant” for purposes of this Exhibit. If the Program Claimant files for such an extension, the Claims Administrator may grant an extension of up to an additional 30 days beyond the original applicable deadline where such Program Claimant demonstrates to the satisfaction of the Claims Administrator (i) that he has made a diligent attempt fully to comply with the requirements of Section 1.3 or 1.5, as the case may be, by the original applicable deadline and (ii) it appears likely that he would be able so fully to comply if given the extension. If a Program Claimant requests an extension after the expiration of the original Final PME Records Submission Deadline or Section 1.5 deadline, as the case may be, then the Claims Administrator may deny the extension on that reason alone. The Claims Administrator shall serve a Program Claimant with the Claims Administrator’s written decision to grant or deny a request by such Program Claimant for an extension.
     (b) If any extension of the original Final PME Records Submission Deadline or an original Section 1.5 deadline is granted to a Program Claimant by the Claims Administrator or the Special Master pursuant to this section 3 above, then sections 2(d) and (e) of this Exhibit (but not, for the avoidance of doubt, this section 3) shall apply anew to such Program Claimant as if references therein to the applicable deadline were deemed to refer to such deadline as extended by such extension.
     4. Discretionary Power
     (a) Anything in this Exhibit or the Agreement to the contrary notwithstanding, the Claims Administrator may, at any time prior to making a negative determination pursuant to section 4 of this Exhibit, upon an application to such effect by a Program Claimant received at any time prior to the Final PME Records Submission Deadline or an Section 1.5 deadline (as applicable and as the same may have been extended pursuant to section 3(a) of this Exhibit), deem any particular Program Claimant to have fully complied with the requirements of Section 1.3 or 1.5, as the case may be, if the Claims Administrator determines that (i) such Enrolled Program Applicant has made a diligent and good faith attempt fully to comply with, but nonetheless, due to special, unforseen or extraordinary circumstances, is not likely to be able fully to comply with, the requirements of Section 1.3 or 1.5, as applicable, within even the extended time frames contemplated by this Exhibit, (ii) such Enrolled Program Applicant has in fact substantially completely complied with the requirements of Section 1.3 or 1.5, as applicable, and (iii) under the circumstances to deem such Enrolled Program Applicant to be a Non-Submitting Program Claimant would thus be inequitable. Subject to the requirements of clauses (i), (ii) and (iii) of the preceding sentence, exercise by the Claims Administrator of the authority granted to it pursuant to the preceding sentence shall be within the sole discretion of the Claims Administrator. Any determination by the Claims Administrator not to, or any other failure by the Claims Administrator to, exercise the discretion afforded to it under this section 4(a) is Non-Appealable.
     (b) The Claims Administrator shall email to Merck and the NPC a pdf copy of any application from a Program Claimant pursuant to section 3(a) of this Exhibit, and shall not act on such application prior to the tenth (10th) Business Day after so notifying Merck and the NPC of such application. (By making such application, the Program Claimant consents to such action by the Claims Administrator and review of such application by Merck and the NPC.)

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     (c) The Claims Administrator shall notify Merck and the NPC of any affirmative exercise of its discretion pursuant to section 4(a) of this Exhibit. Either the NPC or Merck may appeal such action to the Special Master by delivering a written notice to such effect to the Special Master and the Claims Administrator within 10 Business Days of service of such notice on it; otherwise, the decision of the Claims Administrator shall be final, binding and Non-Appealable. Upon appeal, the standard of review by the Special Master shall be limited to whether the Claim Administrator’s action amounted to an abuse of discretion. The Special Master’s decision shall be final, binding and Non-Appealable. If the Special Master overturns the Claims Administrator’s determination, such Program Claimant shall be deemed to constitute a Non-Submitting Program Claimant for purposes of this Exhibit.
     5. Outside Discretionary Deadline:. In no event shall any Program Claimant’s deadline be extended pursuant to this Exhibit 1.5 beyond December 30, 2008
     6. Non-Submitting Program Claimant.
     A Non-Submitting Program Claimant immediately shall cease to have any further rights under the Program, but such Program Claimant’s Release and Dismissal Stipulation shall be delivered to Merck and, without limitation, Merck shall be free to file or cause to be filed such Dismissal with Prejudice Stipulation and/or Release, in any relevant action or proceeding.

EXHIBIT 2.2.1.1
Injury Gate Criteria
Definition of Myocardial Infarction.
1. A final or discharge diagnosis in contemporaneous medical records of a myocardial infarction or heart attack.
     OR
2. A diagnosis or affirmative finding in the contemporaneous medical records (e.g., a report of consultation) by a cardiologist of a myocardial infarction or heart attack; or, within 14 days of discharge from the hospitalization related to the Event, an independent diagnosis by a treating cardiologist that the Event was a myocardial infarction or heart attack; provided that, in either instance, the final or discharge diagnosis does not rule out a myocardial infarction.
     OR
3. If the medical records are silent as to whether or not there was a myocardial infarction, new pathological Q waves in two or more contiguous leads.
     OR
4. If the medical records are silent as to whether or not there was a myocardial infarction, (a) signs and symptoms described in medical records of a heart attack (including but not limited to chest pain, pressure, tightness or discomfort, pain or discomfort in the upper areas of the body including but not limited to one or both arms, the back, neck, jaw or stomach, or shoulders; shortness of breath, weakness, dizziness, cold sweat, or excessive sweating, nausea, weakness, fatigue, loss of consciousness or posture, lightheadedness, feeling of faintness, heart-burn or indigestion sensations, feelings of restlessness or anxiousness, a sense of impending doom, disorientation, lips, hands or feet turning slightly blue, abnormal heart rhythms (arrhythmias), or loss of consciousness, cardiac arrest, blood pressure fluctuations or drops requiring medical intervention) or new ischemic ST-T wave changes on an electrocardiogram in two or more contiguous leads; AND
(b) a rise and fall of cardiac enzymes that includes a rise in serum creatine kinase MB (CK-MB) to greater than two times the upper limit of normal (based on the individual’s laboratory’s normal range) or a rise in serum cardiac troponin greater than two times the upper limit of normal that a given laboratory considers diagnostic for infarctions. (In the event that the laboratory records do not reflect the normal diagnostic range for troponin that is utilized by that specific laboratory, a rise in the troponin to greater than 1.5 ng/ml shall be deemed to indicate a myocardial infarction.)
5. An event is not a myocardial infarction under definition Nos. 3 or 4 above, if myocardial infarction is ruled out as a diagnosis in the discharge summary or by an in-house cardiology consult at the time of the event, or the final diagnosis is angina or unstable angina.

Definition of Sudden Cardiac Death.
A witnessed instantaneous or near-instantaneous unexplained death that occurs without warning or within one hour of non-diagnostic symptoms, or, an unwitnessed, unexpected sudden death in which criteria for a fatal coronary, cerebrovascular event or other cause or event are not met.
Definition of Ischemic Stroke.
1. A final or discharge diagnosis in contemporaneous medical records of an ischemic stroke or ischemic cerebrovascular event or accident (i.e., ischemic stroke, intracranial thrombosis, cerebral embolism, thrombotic stroke, embolic stroke, lacunar infarct, lacunar stroke, thrombotic occlusion, cerebrovascular event or accident that is not a primary hemorrhagic event, and cerebral infarction; or a hemorrhagic stroke that is secondary to the terms previously listed), hereinafter defined as “Ischemic Stroke.”
     OR
2. If the final or discharge diagnosis is silent as to whether or not claimant had an Ischemic Stroke, a diagnosis or affirmative finding in the contemporaneous medical records (e.g., a report of consultation) by a neurologist of an Ischemic Stroke; or, within 14 days of discharge from the hospitalization related to the Event, an independent diagnosis by a treating neurologist that the Event was an Ischemic Stroke.
3. An Event is not an Ischemic Stroke if:
a)	stroke or cerebrovascular accident is ruled out as a diagnosis in the discharge summary or by a treating neurologist within 14 days of discharge from the hospitalization related to the Event;

b)	hemorrhagic stroke or hemorrhagic cerebrovascular accident is the diagnosis in the discharge summary or by a treating neurologist within 14 days of discharge from the hospitalization related to the Event This definition does not include a hemorrhagic stroke that is secondary to an Ischemic Stroke, or

c)	transient ischemic attack is the diagnosis in the discharge summary or is the diagnosis of a treating neurologist within 14 days of discharge from the hospitalization related to the Event.

EXHIBIT 2.2.1.2
DURATION GATE CRITERIA
     Minimum Duration. Program Claimants must produce evidence of the issuance of at least thirty (30) Vioxx pills, whether through prescription or samples, within a sixty (60) day period. The qualifying pills must have been dispensed prior to Product User’s Eligible Event.

EXHIBIT 2.2.1.3
PROXIMITY GATE CRITERIA
Program Claimants must produce evidence that the Product User ingested Vioxx within 14 days of the Eligible Event. This requisite proximity of usage may be established by producing evidence (in accordance with Exhibit 2.2.2) of one of the following:
(a) at least 30 pills dispensed in the 56 days immediately preceding the Eligible Event;
(b) at least 90 pills dispensed in the 140 days immediately preceding the Eligible Event;
(c) at least 120 pills dispensed in the 180 days immediately preceding the Eligible Event;
(d) at least 250 pills dispensed during the 12 months immediately preceding the Eligible Event; or
(e) a notation in the contemporaneous Event Records identifying Vioxx as a current medication on the date of the Eligible Event, provided that there is contemporaneous evidence that Product User received Vioxx pills within ninety (90) days of the Eligible Event. In the event that a contemporaneous blood test was conducted that would show the presence of Vioxx in the Product User’s bloodstream and the results of the test indicate that Vioxx was not found in the blood, the requisite proximity of usage will not have been established.

EXHIBIT 2.2.2
EVIDENCE OF USAGE CONFIRMATION CRITERIA
For the elements of the Program that require a showing of Vioxx ingestion (e.g., Proximity Gate, Duration Gate, Overall Duration—as defined in Exhibit 3.2.1— analysis), evidence of such Vioxx usage must be established in the following manner:
1. Pharmacy Records. The Program Claimant must produce contemporaneous Pharmacy Records showing the Product User had valid prescriptions or refills under which pills had been dispensed (credit will only be given for the number of pills actually dispensed); or
2. Contemporaneous Medical Records When Pharmacy Records Destroyed. In the event the Product User’s pharmacy records no longer exist because said records were destroyed pursuant to a records retention policy, natural disaster, or some other reason independent of the Program Claimant or Product User, the Program Claimant must produce an affidavit or other notarized evidence from all applicable pharmacies that records evidencing the prescription of Vioxx for the Product User no longer exist and stating the reason such records do not exist. An “applicable pharmacy” is a pharmacy for which evidence exists that the Product User previously filled his or her Vioxx prescriptions at that facility (e.g., references in insurance records, pill bottles, references in medical records; etc.). Program Claimants must provide other contemporaneous medical records documenting the Product User’s Vioxx use to be eligible for this program, and the amount of such usage shall be determined pursuant to Section 5(A) of this section; or
3. Samples. Program Claimants relying on sample usage to meet an element of the Program that requires a showing that the Product User ingested Vioxx (e.g., Proximity Gate, Duration Gate, Overall Duration analysis) must provide contemporaneous documentation (in physician or hospital records) that the Product User was given samples in a specific quantity (credit will only be given for the number of pills noted as dispensed). If no specific quantity is noted, then the Product User will be presumed to have received 8 days of pills for each notation of samples dispensed. However, no more than a total of 30 days of pills may be presumed for a Program Claimant.
4. Appropriate Usage. Vioxx must have been legally provided to the Product User by a health care provider.
5. Limited Documentation Exception:
     (A) If the Program Claimant is unable to satisfy documentation requirements (including either the Proximity Gate or the Duration Gate) based on the Product User’s pharmacy records, the Program Claimant may elect to offer contemporaneous compelling evidence of usage to the Claims Administrator who will determine whether Program Claimant has established that the Product User took Vioxx as alleged and, if so, the Overall Duration which should be credited. In review of the evidence, the Claims Administrator shall be required to follow the following guidelines:

1.	There must be medical records contemporaneous to the usage and the Eligible Event corroborating that there was Vioxx usage at the time alleged by the Program Claimant exceeding what is reflected in available pharmacy records;

2.	Medical records contemporaneous to the usage and/or Eligible Event must corroborate that the Vioxx which Program Claimant alleges was received must have been legally provided to the Product User by a health care provider. For example, a Program Claimant cannot establish evidence of usage based on prescriptions or samples provided to friends, co-workers, or family members of the Product User, or otherwise outside a healthcare provider-patient relationship;

3.	The alleged usage may not be inconsistent with the PME Records or other evidence. For example, a Program Claimant who alleges they received 30 samples shall not be able to demonstrate evidence of usage if the medical records provide that Product User received only 10 samples.
     (B) A Program Claimant (and Counsel for the Program Claimant) who seeks to meet the Eligibility Requirements (including either the Proximity Gate or the Duration Gate) through the provision set forth in Section A shall be subject to dismissal with prejudice and shall be liable for sanctions and/or costs and legal expenses should the Special Master determine that Program Claimant’s or Counsel’s attempt to satisfy documentation requirements involved any form of deception, dishonesty, or fraud.

Exhibit 2.7.3
FUTURE EVIDENCE STIPULATION
     This Stipulation pertains to the Settlement Agreement (“the Agreement”) dated November ___, 2007, incorporated herein by reference, including but not limited to the program for resolution of claims relating to the use of Vioxx described therein (generally and collectively referred to herein as the “Resolution Program” or “the Program”)
     I hereby stipulate and agree to the following:
     1. I have received a determination from the Claims Administrator that I have not been found to be a Qualifying Program Claimant under the terms of the Agreement. I understand that the Claims Administrator has found under the terms of the Agreement that I [or the individual for whom I act as an agent or representative with respect to their claims, or as personal representative of their estate, or the individual with respect to whom I brought a derivative claim] (a) did not experience a myocardial infarction (“MI” or heart attack), sudden cardiac death (“SCD”), or ischemic stroke, as those injuries are defined by the Agreement; and/or (b) did not have sufficient evidence to establish receipt of thirty (30) Vioxx pills within a 60 day period as required by the Program; and/or (c) did not experience a MI, SCD or stroke within fourteen days of my last use of Vioxx as required by the Program. I further understand that the Gates Committee has not subsequently overturned the determination of the Claims Administrator, or otherwise deemed me to be a Qualifying Program Claimant.
     2. I understand that I now have the option of (a) seeking an appeal within the terms of the Program or (b) exiting from the Program under the terms of the Agreement.
     3. By executing this Stipulation, I elect not to appeal the claim in the Program, and I understand that, under the terms of the Agreement, upon execution of this Stipulation, the Release and Stipulation of Dismissal I provided under the Agreement will be returned to me.
     4. I further understand and specifically acknowledge and stipulate that if I should decide to pursue the claim outside of the Program, I may not make any allegations or introduce any evidence regarding (a) Vioxx usage, including but not limited to the dose, duration, consistency of Vioxx usage, and/or alleged proximity of use of Vioxx to the date of alleged injury; (b) medical history, and/or (c) alleged injury, other than as were made and included in the Program through the Claims Package associated with my claim.
     5. I further understand and stipulate that the limitations imposed under paragraph four, above, remain applicable even if I obtain new evidence or documentation after the date of this Stipulation. However, I also understand that if I do obtain new evidence, I can re-submit the claim to the Program in which case the claim will be reviewed anew in accordance with the Program’s criteria and procedures. I understand that I may submit new evidence at any time prior to the Enrollment Deadline Date, but not thereafter. New evidence will only be considered for the program if the Claims Administrator determines that (i) I was not aware of the new evidence at the time I submitted my original claims package, or that I had made a diligent and good faith attempt to produce the new evidence as part of my original claims package, and (ii) the new evidence is material to a determination as to whether I meet the program’s Eligibility Requirements. I also understand I will be required to execute and deliver a new Release and Dismissal With Prejudice Stipulation, as well as all other materials required for Enrollment.
     6. I stipulate that I will not attempt to introduce in any court of law or tribunal any evidence contrary to, or in addition to, the allegations, facts or records that were presented to the Program’s Claims Administrator, as set forth in or appended to my Claims Package, or allege an injury connected with Product other than the injury I claimed through the Program.

Name

Address

Social Security No.

Program Claim No.

Signature

Subscribed and sworn before me this ____ day of _____, 20_.

Notary Public

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EXHIBIT 3.2.1
POINT AWARDS CRITERIA
     Below is the methodology and criteria that will be utilized by the Claims Administrator to evaluate the claims of Qualifying Program Claimants — as set forth in Section 3.2 of the Agreement. The claims of both the IS Qualifying Program Claimants and the MI/SCD Qualifying Program Claimants will be evaluated utilizing a system based on Points. In short, each Eligible Program Claimant who satisfies the Eligibility Requirements will be assigned an initial number of Points (“Basis Points”) which are set on a grid with variables of age; duration of use of Vioxx (“Overall Duration”); and the extent of the injury determined to have been sustained (“Injury Level”). The Basis Points will then be adjusted for (1) the status of the product label relative to the Eligible Event (“Label Adjustment”); (2) the Qualifying Program Claimants’ consistency of use of Vioxx (“Consistency Adjustment”); and (3) for the risk factors from which the Claims Administrator determines that the Qualifying Program Claimant suffered (“Risk Factor Adjustment”).
     For purposes of applying the criteria discussed in this Exhibit 3.2.1, unless otherwise noted herein, the Claims Administrator shall review and analyze the Claims Package submitted by the Qualifying Program Claimant and may, to verify completeness or in cases of inconsistency, suspicion of irregularity, audit purposes and/or similarly appropriate circumstances, review and analyze other documents or materials that the Claim’s Administrator has access to pursuant to the Agreement.

1.	MI/SCD QUALIFYING PROGRAM CLAIMANT
A.     Basis Points: The Basis Points awarded to a MI/SCD Qualifying Program Claimant will depend upon: (1) the age of the Qualifying Program Claimant at the time of the Eligible Event; (2) the Qualifying Program Claimant’s Overall Duration; and (3) the Qualifying Program Claimant’s Injury Level.
1)	Overall Duration. The MI/SCD Qualifying Program Claimant’s Overall Duration of use of Vioxx shall be calculated in accordance with the following (and Exhibit 2.2.2 to the Agreement):
a)	To establish placement in an Overall Duration category, the Qualifying Program Claimant must produce evidence of Vioxx prescriptions dispensed or samples dispensed in accordance with the following pill count definitions (and Exhibit 2.2.2 to the Agreement):

Number of Pills Dispensed	Overall Duration Category

42 pills or less	Less than 60 days

at least 43 pills but less than 128 pills	Over 2 months to 6 months

at least 128 pills but less than 389 pills	Over 6 months up to 18 months

at least 389 pills but less than 639 pills	Over 18 months up to 30 months

at least 639 pills	30 months or more

b)	If the MI/SCD Qualifying Program Claimant is dispensed a number of pills at a time that exceeds the number of days remaining until the Eligible Event, the number of pills from that last filled prescription shall be prorated for purposes of calculating Overall Duration at one pill per day.
2)	Injury Level. The Injury Level suffered by the MI/SCD Qualifying Program Claimant will be determined by the Claims Administrator utilizing the following criteria:
MI/SCD INJURY LEVELS

Level 1	· Death; or
· Unresucitated Sudden Cardiac Death

Level 2	· Ejection Fraction: ≤20%
· CABG plus resulting complications within 6 months of the Eligible Event (e.g. graft occlusion); or
· Hospitalization: ≥30 days

Level 3	· Ejection fraction: 21-29%;
· Hospitalization: 15-29 days; or
· CABG

Level 4	· Ejection fraction: 30-39%;
· Hospitalization: 10-14 days;
· PTCA (stent) plus re-stenosis at stent site within 6 months of Eligible Event; or
· Defibrillator or pacemaker placement

Level 5	· Ejection fraction: 40-49%;
· Hospitalization: 4-9 days;
· PTCA (stent); or
· Angioplasty

Level 6	· Ejection fraction: ≥50%;
· Hospitalization: 0-3 days; or
· Catherization

a.	If a MI/SCD Qualifying Program Claimant meets the criteria for more than one Injury Level, then the most serious Injury Level controls.

b.	With regard to Ejection Fraction (“EF”), if there is a nuclear isotope study measuring EF which is conducted at least 2 weeks post-Eligible Event, but within 1 year of the Eligible Event, then that study controls. If there is not such a nuclear isotope study, then the highest EF per echo performed at least 2 weeks post-Eligible Event but within 1 year of the Eligible Event controls.
c.	For a MI/SCD Qualifying Program Claimants assigned to an Injury Level more serious than Level 6 based on EF, if there exists an EF reading within 3 years prior to the Eligible Event, and the post-Eligible Event EF reduction is less than 5% from the pre-Eligible Event reading, then that Qualifying Program Claimant will move to the next lower (less serious) Injury Level.
3)	Basis Points Grid. Once the age, Overall Duration and Injury Level for the MI/SCD Qualifying Program Claimant have been determined, each MI/SCD Qualifying Program Claimant’s Basis Points will be assigned utilizing the following grid:

MI/SCD BASIS POINT GRID

Injury 1 & 2	<30	30-34	35-39	40-44	45-49	50-54	55-59	60-64	65-69	70-74	75-79	>79
0-2 months	666.67	625.00	583.33	541.67	500.00	416.67	395.83	375.00	333.33	250.00	208.33	166.67
2-6 months	750.00	703.13	656.25	609.38	562.50	468.75	445.31	421.88	375.00	281.25	234.38	187.50
6-18 months	833.33	781.25	729.17	677.08	625.00	520.83	494.79	468.75	416.67	312.50	260.42	208.33
18-30 months	916.67	859.38	802.08	744.79	687.50	572.92	544.27	515.63	458.33	343.75	286.46	229.17
>30 months	1000.00	937.50	875.00	812.50	750.00	625.00	593.75	562.50	500.00	375.00	312.50	250.00

Injury 3	<30	30-34	35-39	40-44	45-49	50-54	55-59	60-64	65-69	70-74	75-79	>79
0-2 months	466.67	437.50	408.33	379.17	350.00	291.67	277.08	262.50	233.33	175.00	145.83	116.67
2-6 months	525.00	492.19	459.38	426.56	393.75	328.13	311.72	295.31	262.50	196.88	164.06	131.25
6-18 months	583.33	546.88	510.42	473.96	437.50	364.58	346.35	328.13	291.67	218.75	182.29	145.83
18-30 months	641.67	601.56	561.46	521.35	481.25	401.04	380.99	360.94	320.83	240.63	200.52	160.42
>30 months	700.00	656.25	612.50	568.75	525.00	437.50	415.63	393.75	350.00	262.50	218.75	175.00

Injury 4	<30	30-34	35-39	40-44	45-49	50-54	55-59	60-64	65-69	70-74	75-79	>79
0-2 months	326.67	306.25	285.83	265.42	245.00	204.17	193.96	183.75	163.33	122.50	102.08	81.67
2-6 months	367.50	344.53	321.56	298.59	275.63	229.69	218.20	206.72	183.75	137.81	114.84	91.88
6-18 months	408.33	382.81	357.29	331.77	306.25	255.21	242.45	229.69	204.17	153.13	127.60	102.08
18-30 months	449.17	421.09	393.02	364.95	336.88	280.73	266.69	252.66	224.58	168.44	140.36	112.29
>30 months	490.00	459.38	428.75	398.13	367.50	306.25	290.94	275.63	245.00	183.75	153.13	122.50

Injury 5	<30	30-34	35-39	40-44	45-49	50-54	55-59	60-64	65-69	70-74	75-79	>79
0-2 months	261.34	245.01	228.67	212.34	196.01	163.34	155.17	147.00	130.67	98.00	81.67	65.34
2-6 months	294.01	275.63	257.26	238.88	220.51	183.75	174.57	165.38	147.00	110.25	91.88	73.50
6-18 months	326.68	306.26	285.84	265.42	245.01	204.17	193.96	183.75	163.34	122.50	102.09	81.67
18-30 months	359.34	336.88	314.42	291.97	269.51	224.59	213.36	202.13	179.67	134.75	112.29	89.84
>30 months	392.01	367.51	343.01	318.51	294.01	245.01	232.76	220.51	196.01	147.00	122.50	98.00

Injury 6	<30	30-34	35-39	40-44	45-49	50-54	55-59	60-64	65-69	70-74	75-79	>79
0-2 months	156.80	147.00	137.20	127.40	117.60	98.00	93.10	88.20	78.40	58.80	49.00	39.20
2-6 months	176.40	165.38	154.35	143.33	132.30	110.25	104.74	99.23	88.20	66.15	55.13	44.10
6-18 months	196.00	183.75	171.50	159.25	147.00	122.50	116.38	110.25	98.00	73.50	61.25	49.00
18-30 months	215.60	202.13	188.65	175.18	161.70	134.75	128.01	121.28	107.80	80.85	67.38	53.90
>30 months	235.20	220.50	205.80	191.10	176.40	147.00	139.65	132.30	117.60	88.20	73.50	58.80

4.	Example. A 50-year-old MI/SCD Qualifying Program Claimant, who sustained a Level 2 Injury and qualified for an Overall Duration of 18-30 months will be assigned 572.92 Basis Points.
B.	Label Adjustment and Consistency Adjustment:
1)	Label Adjustment. The Basis Points of a MI/SCD Qualifying Program Claimant will be adjusted (in accordance with Section 1C of this Exhibit 3.2.1) as follows:
a)	If the Eligible Event occurred on or prior to March 9, 2000, then a downward 20% adjustment.

b)	If the Eligible Event occurred after March 9, 2000, but prior to or on April 13, 2002, then an upward adjustment of 15%.

c)	If Vioxx use (determined in accordance with Exhibit 2.2.2 to the Agreement) commenced before April 13, 2002 and the Eligible Event occurred after April 12, 2002, then there is no adjustment.

d)	If Vioxx use (determined in accordance with Exhibit 2.2.2 to the Agreement) commenced after April 13, 2002 and the Eligible Event occurred after April 13, 2002, then a downward adjustment of 15%.
2)	Consistency Adjustment. A MI/SCD Qualifying Program Claimant’s consistency of usage shall be determined by analyzing the frequency of use of Vioxx in the twelve (12) months preceding the Eligible Event (such 12-month period, the “Review Period”) (“Consistency of Use”).
The Consistency of Use will be calculated in accordance with the following:
(i)	If the MI/SCD Qualifying Program Claimant filled more than one prescription during the Review Period, then divide the total number of pills received under such filled prescriptions by the number of days between the date of the dispensing of the first such prescription in the Review Period and the Eligible Event.

(ii)	If the MI/SCD Qualifying Program Claimant filled only one prescription during the Review Period, divide the total number of pills received under such prescription by the number of days between the date such pills were received and the Eligible Event.

(iii)	If the MI/SCD Qualifying Program Claimant’s last pre-Eligible Event prescription was dispensed close in time to the Eligible Event such that the number of pills received at that time exceeds the number of days remaining until the Eligible Event, the number of pills from that last filled prescription shall be prorated.

(b)	After the MI/SCD Qualifying Program Claimant’s Consistency of Use has been determined, the Consistency Adjustment will be made (in accordance with Section 1C below) as follows:
(i)	If the Consistency of Use is equal to or greater than 71%, then there will be a 20% upward adjustment, but only if the MI/SCD Qualifying Program Claimant’s Overall Duration is greater than two (2) months. If the Overall Duration is 0 — 2 months, then there will be no adjustment.

(ii)	If the Consistency of Use is between 57 — 70%, there will be a 10% downward adjustment, regardless of the Overall Duration.

(iii)	If the Consistency of Use is between 50 — 56%, then the Consistency Adjustment will be a 20% downward adjustment, regardless of the Overall Duration.

(iv)	If the Consistency of Use is less than 50%, then there is a 30% downward Consistency Adjustment, regardless of the Overall Duration.
C.	Calculation of Label and Consistency Adjustments. Once the Label Adjustment and Consistency Adjustment have been determined, those two adjustments shall be added together. Then, the MI/SCD Qualifying Program Claimant’s Basis Points will be multiplied by the resulting aggregate percentage. The product of that equation is known as the “Subtotal Points” (i.e. Basis Points x [100% + (Label Adjustment Percentage plus Consistency Adjustment Percentage)] = Subtotal Points).
D.	Example. A MI/SCD Qualifying Program Claimant (50-year-old, with a Level 2 Injury, and 18-30 months of Overall Duration) has an Eligible Event on April 4, 2001. The Qualifying Program Claimant had been dispensed 214 pills between April 4, 2000 and April 4, 2001. This Qualifying Program Claimant’s Label Adjustment is +15% (see 1B(1)(b)) and his Consistency Adjustment is -10% (58% — 214 pills/366 days — see 1B(2)(b)(ii)) for an aggregate Label Adjustment and Consistency Adjustment of +5% (15% — 10%). So, in this example, the Sub-Total Points would be 601.57 (572.92 Basis Pts x 5% — aggregate Label and Consistency Adjustment; or 572.92 x 105%).
E.	Risk Factor Adjustments.
1)	The definition of the relevant risk factors for purposes of evaluating the MI/SCD Qualifying Program Claimant’s claim and the assigned percentage adjustment per risk factor are as follows:

MI/SCD RISK FACTORS

Risk Factor	Definition	Reduction

Regular Smoking	· Current tobacco product user. “Current User” is anyone who has used cigarettes or cigars within one (1) year of the Eligible Event.	· 30%

Extreme Smoking	· Evidence of being a Current User within one (1) year of the Eligible Event and a pack history of 30 years or more.	· 50%

Post-Eligible Event Smoking	· Any cigarette or cigar use that post-dates the Eligible Event.	· 20%

Cholesterol	· Controlled: Any history of or diagnosis of hypercholesterolemia within 3 years prior to the Eligible Event, at the time of the Eligible Event or within 2 weeks after the Eligible Event; or presence of statin (or other cholesterol-lowering medication) in medical records or pharmacy records within 3 years prior to, at the time of (including if the medication is initiated as a treatment during or at discharge from the Eligible Event) or within two weeks after the Eligible Event.	· 20%

	· Uncontrolled: Any history of or notation of a treating physician of non-compliance with cholesterol medication, uncontrolled cholesterol, poorly controlled cholesterol, cholesterol not medically controlled or similar reference within 3 years prior to the Eligible Event, at the time of the Eligible Event or within two weeks after the Eligible Event .	· 30%

Hypertension	· Controlled: Any history or diagnosis of hypertension in medical records within 3 years prior to the Eligible Event, at time of the Eligible Event, or within 2 weeks after the Eligible Event; or presence of hypertension medication in medical or pharmacy records at the time of (including if the medication is initiated as a treatment during or at discharge from the Eligible Event), within 3 years prior to, or within two weeks after the Eligible Event.	· 20%

	· Uncontrolled: Any history or notation of a treating physician of non-compliance with hypertension medication, uncontrolled hypertension, poorly controlled hypertension, hypertension not medically controlled or similar reference within 3 years prior to the Eligible Event, at the time of the Eligible Event or within two weeks after the Eligible Event .	· 30%

Diabetes	· Controlled: Any history of or diagnosis of diabetes within 3 years prior to the Eligible Event, at the time of the Eligible Event or within 2 weeks after the Eligible Event; or presence of diabetic medication in medical records or pharmacy records within 3 years prior to, at the time of (including if the medication is initiated as a treatment during or at discharge from the Eligible Event) or within two weeks after the Eligible Event.	· 20%

	· Uncontrolled: Any history of or notation of a treating physician of non-compliance with diabetic medication,	· 30%

uncontrolled diabetes, poorly controlled diabetes, diabetes not medically controlled or similar reference within 3 years prior to the Eligible Event, at the time of the Eligible Event or within two weeks after the Eligible Event.

Obesity	· At the Eligible Event, BMI ≥ 30 kg/m	· 17.5%

	· At the Eligible Event, BMI ≥ 40 kg/m	· 40%

	· At the Eligible Event, BMI ≥ 50 kg/m	· 60%

Family History
· Unambiguous	· First degree relative (sibling or parent) with early-onset MI/SCD — male relative at 55 years of age or less and female at 65 years of age or less.	· 25%

· Ambiguous	· Family history noted as a cardiovascular risk factor , without specifying the age, gender or relationship of the family member(s) to the Eligible Claimant.	· 15%

Alcohol Abuse	· Notation of alcohol abuse within five years of the Eligible Event.	· 45%

Prior MI or Coronary Artery Bypass Graft (“CABG”)	· Documented MI prior to initiation of Vioxx; or · CABG prior to initiation of Vioxx.	· 55%

Pre-existing Coronary Artery Disease (“CAD”)	· Any diagnosis of CAD or ischemic heart disease prior to initiation of Vioxx, other than a MI or CABG.	· 33%

Prior Diagnosed Vascular Disease	· A diagnosis of any of the following prior to the Eligible Event: Carotid Stenosis, Peripheral Vascular Disease, Cebrovascular Disease, or Renal Stenosis.	· 10%

Illegal Drug Use	· Illicit drug use (including, but not limited to, cocaine, LSD, and heroin, but excluding marijuana) prior to the Eligible Event.	· 25% (within 5 years)
· 95% (within 1 year)

Trigger	· As referenced only in Event Records, vigorous exercise within two hours of the onset of Eligible Event symptoms by those who do not routinely exercise (including, without limitation, climbing hills, skiing, surfing, distance biking, etc.); or total joint arthroplasty or other major surgery within 5 days of the Eligible Event; or gambling.	· 25% · 50%, but only if surgery trigger

Accelerators	· MI or CABG plus Smoking (Regular or Extreme) or BMI ≥ 40;	· 90%

· BMI ≥ 50 plus Smoking (Regular or Extreme); or

· CAD plus Extreme Smoking

2)	The Risk Factor Adjustments made to the Subtotal Points will be calculated in a sequential order as follows:
(a)	Obesity
i.	BMI at Eligible Event 30-39: - 17.5%

ii.	BMI at Eligible Event 40-49: - 40%

iii.	BMI at Eligible Event 50 or greater: - 60%
(b)	Cholesterol
i.	Controlled: - 20%

ii.	Uncontrolled: - 30%
(c)	HTN
i.	Controlled: - 20%

ii.	Uncontrolled: - 30%
(d)	Diabetes
i.	Controlled: - 20%

ii.	Uncontrolled: - 30%

(e)	Prior Diagnosed Vascular Disease (PVD): -10%
(f)	Prior MI or CABG: -55%
(g)	Extreme Smoking: -50%
(h)	Regular Smoking: -30%
(i)	Post-Eligible Event Smoking: -20%
(j)	Family History:
i.	Ambiguous: -15%

ii.	Unambiguous: -25%
(k)	Coronary Artery Disease (“CAD”): -33% (no deduction for this riskfactor if the Qualifying Program Claimant has been assessed with the prior MI or CABG risk factor).
(l)	Illegal Drug Use:
i.	Within 5 years of Eligible Event: -25%

ii.	Within 1 year of Eligible Event: -95%
(m)	Alcohol Abuse: -45%
(n)	Trigger: -25%; or -50% for surgery trigger
(o)	Accelerators: -90%
i)	If the MI/SCD Qualifying Program Claimant is found to suffer from any of the following constellations of risk factors, then the Qualifying Program Claimant will be assessed a 90% deduction from the number of Points that exist after sequential deductions for all other risk factors have been taken from the MI/SCD Qualifying Program Claimant’s Subtotal Points:
•	Prior MI or CABG plus Smoking (Regular or Extreme) or BMI ≥ 40;

•	BMI ≥ 50 plus Smoking (Regular or Extreme); or

•	CAD plus Extreme Smoking.
3)	Example. A 50-year-old MI/SCD Qualifying Program Claimant who sustained a Level 2 Injury and utilized the PRODUCT for an Overall Duration of 18-30 months. The Claimant’s Eligible Event occurred on April 4, 2001. In the 12 months prior to the Eligible Event, the MI/SCD Claimant was dispensed 214 pills. The MI/SCD Claimant suffered from the following factors: (1) Obesity (BMI of

33.4	at Eligible Event); (2) Controlled Cholesterol; (3) Controlled Hypertension; and (4) Ambiguous Family History of heart disease.

· Basis Points	572.92
— Label Adjustment	+15%
— Consistency Adjustment	-10%

· Sub-Total Points	601.57
— Obesity	-17.5%

496.30
— Controlled Cholesterol	-20%

397.04
— Controlled HTN	-20%

317.63
— Ambiguous Family History	-15%

TOTAL POINTS:	269.98

2.	IS QUALIFYING PROGRAM CLAIMANT
A.     Basis Points: The Basis Points awarded to an IS Qualifying Program Claimant will depend upon: (1) the age of the Qualifying Program Claimant at the time of the Eligible Event; (2) the Qualifying Program Claimant’s Overall Duration; and (3) the Qualifying Program Claimant’s Injury Level.
1)	Overall Duration. The IS Qualifying Program Claimant’s Overall Duration of use of the PRODUCT shall be calculated in accordance with the following (and Exhibit 2.2.2 to the Agreement):
a)	To establish placement in an Overall Duration category, the Qualifying Program Claimant must produce evidence of Vioxx prescriptions dispensed or samples dispensed in accordance with the following pill count definitions (and Exhibit 2.2.2 to the Agreement):

Number of Pills Dispensed	Overall Duration Category

42 pills or less	Less than 60 days

at least 43 pills but less than 128 pills	Over 2 months to 6 months

at least 128 pills but less than 389 pills	Over 6 months up to 18 months

at least 389 pills but less than 639 pills	Over 18 months up to 30 months

at least 639 pills	30 months or more

b)	If the IS Qualifying Program Claimant is dispensed a number of pills at a time that exceeds the number of days remaining until the Eligible Event, the number of pills from that last filled prescription shall be prorated for the purposes of calculating Overall Duration at one pill per day.
2)	Injury Level. The injury level suffered by the IS Qualifying Program Claimant will be determined by the Claims Administrator utilizing the following criteria:

IS INJURY LEVELS
Level 1
•	Death
Level 2
•	Disability such that IS Qualifying Program Claimant requires Full Time Care in either a nursing care facility or in-home nursing care (and did not need full-time care prior to the Eligible Event). Full-Time Care means care that is administered by a nurse or independent caregiver (that is, other than a friend or family member) for 8 hours or more each day.
Level 3
     Disability such that the IS Qualifying Program Claimant requires some assistance to perform one or more BADLs (but does not require Full-Time Care), provided that the Qualifying Program Claimant did not need such assistance prior to the Eligible Event; or diagnosis at time of Eligible Event and continuing for at least one year thereafter of aphasia or hemianopsia.
Level 4
•	Disability such that the IS Qualifying Program Claimant requires some assistance to perform one or more IADL’s, provided that the Qualifying Program Claimant did not require such assistance prior to the Eligible Event.

Level 5
•	Any injury not qualifying for Injury Levels 1, 2, 3 or 4.
The Basic Activities of Daily Living (“BADLs”) are: Dressing, Eating, Ambulating, Toileting, and Hygiene.
The Instrumental Activities of Daily Living (“IADLs”) are: Ability to use the telephone, ability to prepare and serve meals, ability to do laundry, ability to manage day to day finances, ability to participate in housekeeping tasks, and ability to travel outside the home.
Whether the IS Qualifying Program Claimant is independent in any BADL or IADL shall be determined solely from Claimant’s medical records dated within 6 months of the Eligible Event.
For an IS Qualifying Program Claimant to qualify as requiring assistance in the performance of a BADL or IADL, the Qualifying Program Claimant must require assistance for at least 6 months following the date of the Eligible Event.
3)	Basis Points Grid. Once the age, Overall Duration and Injury Level for the IS Qualifying Program Claimant have been determined, each Qualifying Program Claimant’s Basis Points will be assigned utilizing the following grid:

IS BASIS POINT GRID

Injury 1	<30	30-34	35-39	40-44	45-49	50-54	55-59	60-64	65-69	70-74	75-79	>79
0-2 months	466.67	411.76	384.31	356.86	329.41	274.51	260.78	247.06	219.61	164.71	109.80	54.90
2-6 months	525.00	463.24	432.35	401.47	370.59	308.82	293.38	277.94	247.06	185.29	123.53	61.76
6-18 months	583.33	514.71	480.39	446.08	411.76	343.14	325.98	308.82	274.51	205.88	137.25	68.63
18-30 months	641.67	566.18	528.43	490.69	452.94	377.45	358.58	339.71	301.96	226.47	150.98	75.49
>30 months	700.00	617.65	576.47	535.29	494.12	411.76	391.18	370.59	329.41	247.06	164.71	82.35

Injury 2	<30	30-34	35-39	40-44	45-49	50-54	55-59	60-64	65-69	70-74	75-79	>79
0-2 months	666.67	588.24	549.02	509.80	470.59	392.16	372.55	352.94	313.73	235.29	156.86	78.43
2-6 months	750.00	661.76	617.65	573.53	529.41	441.18	419.12	397.06	352.94	264.71	176.47	88.24
6-18 months	833.33	735.29	686.27	637.25	588.24	490.20	465.69	441.18	392.16	294.12	196.08	98.04
18-30 months	916.67	808.82	754.90	700.98	647.06	539.22	512.25	485.29	431.37	323.53	215.69	107.84
>30 months	1000.00	882.35	823.53	764.71	705.88	588.24	558.82	529.41	470.59	352.94	235.29	117.65

Injury 3	<30	30-34	35-39	40-44	45-49	50-54	55-59	60-64	65-69	70-74	75-79	>79
0-2 months	333.33	294.12	274.51	254.90	235.29	196.08	186.27	176.47	156.86	117.65	78.43	39.22
2-6 months	375.00	330.88	308.82	286.76	264.71	220.59	209.56	198.53	176.47	132.35	88.24	44.12
6-18 months	416.67	367.65	343.14	318.63	294.12	245.10	232.84	220.59	196.08	147.06	98.04	49.02
18-30 months	458.33	404.41	377.45	350.49	323.53	269.61	256.13	242.65	215.69	161.76	107.84	53.92
>30 months	500.00	441.18	411.76	382.35	352.94	294.12	279.41	264.71	235.29	176.47	117.65	58.82

Injury 4	<30	30-34	35-39	40-44	45-49	50-54	55-59	60-64	65-69	70-74	75-79	>79
0-2 months	166.67	147.06	137.25	127.45	117.65	98.04	93.14	88.24	78.43	58.82	39.22	19.61
2-6 months	187.50	165.44	154.41	143.38	132.35	110.29	104.78	99.26	88.24	66.18	44.12	22.06
6-18 months	208.33	183.82	171.57	159.31	147.06	122.55	116.42	110.29	98.04	73.53	49.02	24.51
18-30 months	229.17	202.21	188.73	175.25	161.76	134.80	128.06	121.32	107.84	80.88	53.92	26.96
>30 months	250.00	220.59	205.88	191.18	176.47	147.06	139.71	132.35	117.65	88.24	58.82	29.41

Injury 5	<30	30-34	35-39	40-44	45-49	50-54	55-59	60-64	65-69	70-74	75-79	>79
0-2 months	116.67	109.38	102.08	94.79	87.50	72.92	69.27	65.63	58.33	43.75	29.17	14.58
2-6 months	131.25	123.05	114.84	106.64	98.44	82.03	77.93	73.83	65.63	49.22	32.81	16.41
6-18 months	145.83	136.72	127.60	118.49	109.38	91.15	86.59	82.03	72.92	54.69	36.46	18.23
18-30 months	160.42	150.39	140.36	130.34	120.31	100.26	95.25	90.23	80.21	60.16	40.10	20.05
>30 months	175.00	164.06	153.13	142.19	131.25	109.38	103.91	98.44	87.50	65.63	43.75	21.88

4.	Example. A 50-year-old IS Qualifying Program Claimant, who sustained a Level 3 Injury and qualified for an Overall Duration of 18-30 months will be assigned 269.61 Basis Points.
B.	Label Adjustment and Consistency Adjustment:
1)	Label Adjustment. The Basis Points of an IS Qualifying Program Claimant will be adjusted (in accordance with Section 2C of this Exhibit 3.2.1) as follows:
a)	If the Eligible Event occurred on or prior to March 9, 2000, then a downward 20% adjustment.

b)	If the Eligible Event occurred after March 9 2000, but prior to or on April 13, 2002, then an upward adjustment of 15%.

c)	If the Vioxx use (determined in accordance with Exhibit 2.2.2. to the Agreement) occurred before April 13, 2002 and the Eligible Event occurred after April 12, 2002, then there is no adjustment.

d)	If the Vioxx use (determined in accordance with Exhibit 2.2.2. to the Agreement) commenced after April 13, 2002 and the Eligible Event occurred after April 13, 2002, then a downward adjustment of 15%.
2)	Consistency Adjustment. An IS Qualifying Program Claimant’s consistency of usage shall be determined by analyzing the Qualifying Program Claimant’s frequency of use of the PRODUCT in the twelve (12) months preceding the Eligible Event (such 12-month period, the “Review Period”) (“Consistency of Use”).
(a)	The Consistency of Use will be calculated in accordance with the following:
(i)	If the IS Qualifying Program Claimant received more than one prescription during the Review Period, then divide the total number of pills received under such filled prescriptions by the number of days between the date of the dispensing of the first such prescription in the Review Period and the Eligible Event.

(ii)	If the IS Qualifying Program Claimant filled only one prescription during the Review Period, divide the total number of pills received under such filed prescriptions by the number of days between the date such pills were received and the Eligible Event.

(iii)	If the IS Qualifying Program Claimant’s last pre-Eligible Event prescription was dispensed close in time to the Eligible Event such that the number of pills received at that time exceeds the number of days remaining until the Eligible Event, the number of pills from that last filled prescription shall be prorated.

(b)	After the IS Qualifying Program Claimant’s Consistency of Use has been determined, the Consistency Adjustment will be made (in accordance with Section 2C below) as follows:
(i)	If the Consistency of Use is equal to or greater than 71%, then there will be a 20% upward adjustment, but only if the IS Qualifying Program Claimant’s Overall Duration is greater than two (2) months. If the Overall Duration is 0 — 2 months, then there will be no adjustment.

(ii)	If the Consistency of Use is between 57 — 70%, there will be a 10% downward adjustment, regardless of the Overall Duration.

(iii)	If the Consistency of Use is between 50 — 56%, then the Consistency Adjustment will be a 20% downward adjustment, regardless of the Overall Duration.

(iv)	If the Consistency of Use is less than 50% then there is a 30% downward Consistency Adjustment, regardless of the Overall Duration.
C.	Calculation of Label and Consistency Adjustments. Once the Label Adjustment and Consistency Adjustment have been determined, those two adjustments shall be added together. Then, the IS Qualifying Program Claimant’s Basis Points will be multiplied by the resulting aggregate percentage. The product of that equation is known as the “Subtotal Points” (i.e. Basis Points x [100% + (Label Adjustment percentage plus Consistency Adjustment percentage)] = Subtotal Points).
D.	Example. An IS Qualifying Program Claimant (50-year-old, with a Level 3 Injury, and 18-30 months of Overall Duration) has an Eligible Event on April 4, 2001. Prior to that time, the Qualifying Program Claimant had been dispensed 214 pills between April 4, 2000 and April 4, 2001. The Qualifying Program Claimant’s Label Adjustment is +15% (see 2B(1)(b)) and his Consistency Adjustment is -10% (58% — 214 pills/366 days — see 2B(2)(b)(ii)) for an aggregate Label Adjustment and Consistency Adjustment of +5% (15% - 10%). So, in this example, the Sub-Total Points would be 283.10 (269.61 Basis Pts x 5% — aggregate Label and Consistency Adjustment; or 269.61 x 105%).
E.	Risk Factor Adjustments.
1)	The definition of the relevant risk factors for purposes of evaluating the IS Qualifying Program Claimant’s claim and the assigned percentage adjustment per risk factor are as follows

IS RISK FACTORS

Risk Factor	Definition	Reduction

Regular Smoking	· Current tobacco product user. “Current User” is anyone who has used cigarettes or cigars within one (1) year of the Eligible Event.	· 30%

Extreme Smoking	· Evidence of being a Current User within one (1) year of the Eligible Event and a pack history of 30 years or more.	· 50%

Post-Eligible Event Smoking	· Any cigarette or cigar use that post-dates the Eligible Event.	· 20%

Smoking Plus Birth Control Use within 1 Month of Eligible Event	· Regular or Extreme Smoking plus use of prescription birth control occurring within one month of the Eligible Event.	· 55% - with Regular Smoking; or · 70% - with Extreme Smoking

Cholesterol	· Controlled: Any history of or diagnosis of hypercholesterolemia within 3 years prior to the Eligible Event, at the time of the Eligible Event or within 2 weeks after the Eligible Event; or presence of statin (or other cholesterol-lowering medication) in medical records or pharmacy records within 3 years prior to, at the time of (including if the medication is initiated as a treatment during or at discharge from the Eligible Event) or within two weeks after the Eligible Event.	· 10%

	· Uncontrolled: Any history of or notation of a treating physician of non-compliance with cholesterol medication, uncontrolled cholesterol, poorly controlled cholesterol, cholesterol not medically controlled or similar reference within	· 20%

3 years prior to the Eligible Event, at the time of the Eligible Event or within two weeks after the Eligible Event .

Hypertension	Controlled: Any history or diagnosis of hypertension in medical records within 3 years prior to the Eligible Event, at time of the Eligible Event, or within 2 weeks after the Eligible Event; or presence of hypertension medication in medical or pharmacy records at the time of (including if the medication is initiated as a treatment during or at discharge from the Eligible Event), within 3 years prior to, or within two weeks after the Eligible Event.	· 30%

	Uncontrolled: Any history or notation of a treating physician of non-compliance with hypertension medication, uncontrolled hypertension, poorly controlled hypertension, hypertension not medically controlled or similar reference within 3 years prior to the Eligible Event, at the time of the Eligible Event or within two weeks after the Eligible Event.	· 40%

Diabetes	· Controlled: Any history of or diagnosis of diabetes within 3 years prior to the Eligible Event, at the time of the Eligible Event or within 2 weeks after the Eligible Event; or presence of diabetic medication in medical records or pharmacy records within 3 years prior to, at the time of (including if the medication is initiated as a treatment during or at discharge from the Eligible Event) or within two weeks after the Eligible Event.	· 20% · 30%

· Uncontrolled: Any history of or notation of a treating physician of non-compliance with diabetic medication, uncontrolled diabetes, poorly controlled diabetes, diabetes not medically controlled or similar reference within 3 years prior to the Eligible Event, at the time of the Eligible Event or within two weeks after the Eligible Event.

Obesity	· At the Eligible Event, BMI ≥ 30 kg/m	· 17.5%

	· At the Eligible Event, BMI ≥ 40 kg/m	· 40%

	· At the Eligible Event, BMI ≥ 50 kg/m	· 60%

Family History

· Unambiguous	· First degree relative (sibling or parent) with early-onset stroke — male relative at 55 years of age or less and femail at 65 years of age or less.	· 25%

· Ambiguous	· Family history noted as a strok risk factor, without specifying the age, genger or relationship of the family member(s) to the Eligible Claimant.	· 15%

Alcohol Abuse	· Notation of alcohol abuse within five years of the Eligible Event.	· 45%

Prior MI or Coronary Artery Bypass Graft (“CABG”)	· Documented MI prior to initiation of Vioxx;	· 55%

· CABG prior to initiation of Vioxx.

Prior Stroke or TIA	· Documented stroke prior to initiating Vioxx; or	· 55%

· Documented TIA prior to initiating Vioxx, other than MI or CABG.

Pre-existing Coronary Artery Disease (“CAD”)	· Any diagnosis of CAD or ischemic heart disease prior to initiation of Vioxx, other than a MI or CABG.	· 33%

Pre-Diagnosed Caratoid Artery Disease or Prior Caratoid Artery Procedure	· Documented carotid artery disease before initial use of Vioxx other than a stroke or a TIA; or	· 33%
· Documented carotid artery procedure (e.g. stenting or endarterectomy) before initiation of Vioxx.

Prior Diagnosed Vascular Disease	· A diagnosis of any of the following prior to the Eligible Event: Carotid Stenosis, Peripheral Vascular Disease , Cebrovascular Vascular Disease, or Renal Stenosis.	· 10%

Prior Artrial Fibrillation or Heart Failure	· Documented Artrial Fibrillation or Heart Failure/Congestive Heart Failure prior to the Eligible Event.	· 40%

Diagnosis of Migraine Headache	· Diagnosis of migraine headaches prior to Eligible Event; or presence of medication to treat or prevent migraine headaches in pharmacy records.	· 15%

Hormone Replacement Therapy	· Evidence of Qualifying Program Claimant’s use of hormone replacement therapy within one (1) month of the Eligible Event and initiated within 1 year of the Eligible Event.	· 15%

Illegal Drug Use	· Illicit drug use (including, but not limited to, cocaine, LSD, and heroin, but excluding marijuana) prior to the Eligible Event.	· 25% (within 5 years) · 95% (within 1 year)

Trigger	· As referenced in Eligible Event Records, vigorous exercise within two hours of the onset of Eligible Event symptoms by those who do not routinely exercise (including, without limitation, climbing hills, skiing, surfing, distance biking, etc.); a head trauma, or total joint arthroplasty or other major surgery within 5 days of the Eligible Event; or gambling.	· 25%; or · 50%, but only if surgery or head trauma trigger

Accelerators	· Prior MI or CABG or Stroke or TIA plus Smoking (Regular or Extreme) or BMI ≥ 40;	· 90%

· BMI ≥ 50 plus Smoking (Regular or Extreme); or

· CAD or Carotid Artery Disease or Procedure plus Extreme Smoking.

2)	The Risk Factor Adjustments made to the Subtotal Points will be calculated in a sequential order as follows:

(a)	Obesity
i.	BMI at Eligible Event 30-39: -17.5%

ii.	BMI at Eligible Event 40-49: -40%

iii.	BMI at Eligible Event 50 or greater: -60%
(b)	Cholesterol
i.	Controlled: -10%

ii.	Uncontrolled: -20%

(c)	HTN
i.	Controlled: -30%

ii.	Uncontrolled: -40%
(d)	Diabetes
i.	Controlled: -20%

ii.	Uncontrolled: -30%
(e)	Prior MI or CABG: -55%
(f)	Prior Stroke or TIA: -55%
(g)	Prior diagnosed Carotid Artery Disease or prior Carotid Artery Procedure: -33%
(h)	Coronary Artery Disease (“CAD”): -33% (no deduction for this riskfactor if the Qualifying Program Claimant has been assessed with the prior MI/CABG risk factor).
(i)	Prior Diagnosed Vascular Disease (PVD): -10%
(j)	Extreme Smoking: -50%
(k)	Regular Smoking: -30%
(l)	Post-Eligible Event Smoking: -20%
(m)	Smoking plus Birth Control (if this risk factor is assessed, then the Claimant shall not also be assessed for the Smoking-Regular or Extreme-risk factor):
i.	Regular Smoking plus Birth Control: -55%

ii.	Extreme Smoking plus Birth Control: -70%
(n)	Family History:
i.	Ambiguous: -15%

ii.	Unambiguous: -25%
(o)	Prior Atrial Fibrillation or Heart Failure: -40%
(p)	HRT: -15%
(q)	Migraine: -15%

(r)	Illegal Drug Use:
i.	Within 5 years of Eligible Event: - 25%

ii.	Within 1 year of Eligible Event: - 95%
(s)	Alcohol Abuse: - 45%
(t)	Trigger: - 25%; -50% for surgery or head trauma trigger
(u)	Accelerators - 90%
i)	If the IS Qualifying Program Claimant is found to suffer from any of the following constellations of risk factors, then the Qualifying Program Claimant will be assessed an additional 90% deduction from the number of Points that exist after sequential deductions for the other risk factors have been taken from the IS Qualifying Program Claimant’s Subtotal Points:
•	Prior MI or CABG or Stroke or TIA plus Smoking (Regular orExtreme) or BMI ≥ 40;

•	BMI ≥ 50 plus Smoking (Regular or Extreme); or

•	CAD or Carotid Artery Disease or Procedure plus Extreme Smoking.
3)	Example. A 50-year-old IS Qualifying Program Claimant who sustained a Level 3 Injury and utilized the PRODUCT for an Overall Duration of 18-30 months. The Claimant’s Eligible Event occurred on April 4, 2001. In the 12 months prior to the Eligible Event, the IS Claimant was dispensed 214 pills. The IS Claimant suffered from the following factors: (1) Obesity (BMI of 33.4 at Eligible Event); (2) Controlled Cholesterol; (3) Controlled Hypertension; and (4) Ambiguous Family History of stroke.

• Basis Points	269.61
— Label Adjustment	+15%
— Consistency Adjustment	-10%

• Sub-Total Points	283.09
— Obesity	-17.5%

233.55
— Controlled Cholesterol	-10%

210.20
— Controlled HTN	-30%

147.14
— Ambiguous Family History	-15%

TOTAL POINTS:	125.07

Exhibit 17.1.27
ENROLLMENT FORM
     This Enrollment Form pertains to the Settlement Agreement (“the Agreement”) dated November ___, 2007, incorporated herein by reference, including but not limited to the program for resolution of claims relating to the use of Vioxx described therein (generally and collectively referred to herein as the “Resolution Program” or “the Program”).
     I, the undersigned, am submitting an updated version of the spreadsheet previously submitted by me initially for Registration of Claims pursuant to Section 1.1 of the Agreement, as may have been subsequently revised or updated in connection with the terms of the Agreement and the Registration Order (“Claimant Spreadsheet”). This updated Claimant Spreadsheet identifies, inter alia, (i) those claims for which I am the Primary Counsel; (ii) those Eligible Claimants for whom I hereby submit this Enrollment Form, as of the date indicated below; (iii) those claims listed in the Claimant Spreadsheet previously as Claims in which I have an Interest, but in which I or other affiliated counsel no longer have an Interest, including a certification whether any remuneration was received or promised in connection with disposition of any Interest in any such Claim; and (iv) claims not previously listed on my Claimant Spreadsheet in which I did not previously, but now do, have an Interest. I hereby certify that I have undertaken to verify the accuracy of the information contained in the spreadsheet, and that it is true and correct to the best of my knowledge and information.
     I hereby represent and certify that I, or another attorney in my office, have communicated with and explained the contents of the Agreement to the individuals on whose behalf I am submitting this Enrollment Form, and that I have full authority to submit this Enrollment Form on their behalf. I further represent that I have explained to those individuals that if their Enrollment Form is accepted under the terms of the Agreement: (1) participation in the Resolution Program subjects them to the authority of those persons specified in the Agreement, including, but not limited to, the Chief Administrator, the Special Master, and any Deputy Special Masters; (2) in connection with entry into the Program they are releasing their claims against the entities and individuals identified in the attached Release (Exhibit C), and that their Release may not be returned other than under the limited circumstances provided in Section 2.7 of the Agreement; (3) enrollment terminates any lawsuits which they have brought or could have been brought, other than as provided by Section 2.7, and no claim may be advanced other than as permitted under the Agreement; (4) the Resolution Program provides their sole and exclusive remedy for their claims, and that they will be bound by its results whatever they may be, other than as may be provided for under Section 2.7 of the Agreement; and (5) the potential benefits and risks to them if they enter the Resolution Program.
     I hereby agree to the terms of the Settlement Agreement. In addition, in submitting this Enrollment Form for the persons so identified on the Claimant Spreadsheet attached hereto as Attachment A, I consent and agree on their behalf, and with their full authorization, to the terms of the Agreement. As required by the Agreement, I have executed individual Stipulations of Dismissal with Prejudice (Attachment B) for these Eligible Claimants, and I submit those stipulations with this Enrollment Form. I am also submitting the Release (Attachment C) and Medical Records Authorization Form (Attachment D), each signed by the Eligible Claimant (or their respective, duly and lawfully appointed representative). For any Eligible Claimant who is claiming past lost wages, pursuant to section 4.2 of the Agreement, I am also attaching a signed Employment Authorization Form (Attachment E) signed by that Eligible Claimant. With respect to the Medical Records Authorization and the Employment Records Authorization Form, I have advised the Eligible Claimant (or their respective, duly and lawfully appointed representative) that he or she may be asked to sign additional copies of these Authorizations or other authorizations that may be required by the Claims Administrator, Merck & Co., Inc. or providers of the records. The Eligible Claimant and I agree to cooperate fully in promptly providing any additional authorizations upon request. The Eligible Claimant and I agree to cooperate fully in promptly providing any such other form of Stipulation of Dismissal with Prejudice, if requested.
     I further acknowledge that under the terms of the Agreement, no Eligible Claimant for whom I have submitted an Enrollment Form will be deemed to have been Enrolled until such time as the requirements of Section 1.2 of the Agreement have been met with respect to all claims in which I have an Interest in that (i) I have submitted an Enrollment Form for all such Eligible Claimants; or (ii) Enrollment Forms have been submitted for such Eligible Claimants by another attorney where I am not the Primary Counsel, and (iii) I have completed and executed the Certification of Final Enrollment attached hereto as Exhibit F.
ACCEPTED AND AGREED:

Dated:
[Plaintiffs’/Claimants’ Attorney Name]
[Law Firm Name]
[Address]
[City/Town, State, Zip Code]
[Area Cod/Phone Number]
[Area Code/Fax Number]
[Email address]

2

ENROLLMENT FORM INSTRUCTIONS
These instructions pertain to the Enrollment Form referenced in the Settlement Agreement (“the Agreement”) dated November ___, 2007, pertaining to the program for resolution of claims relating to the use of Vioxx described therein (generally and collectively referred to herein as the “Resolution Program” or “the Program”).
1.	In connection with this Enrollment Form, Primary Counsel, as defined by the Registration Order, shall be designated to complete the form on behalf of each Eligible Claimant unless the Eligible Claimant is pro se.

2.	To enroll in the Resolution Program, the following documents must be prepared, dated, signed and submitted to the Claims Administrator (collectively referred to herein as the “Enrollment Materials”). Execution copies of such documents shall be obtained from the Claims Administrator by such means as the Claims Administrator shall provide.
a.	Completed Enrollment Form;

b.	Claimant Spreadsheet (Attachment A).;

c.	Stipulation of Dismissal with Prejudice (Attachment B to this Enrollment Form) for each case, properly captioned for filing with the Court where the matter is currently pending, signed by counsel for plaintiff(s) each Eligible Claimant identified as enrolling on the Claimant Spreadsheet.; and

d.	Release (Attachment C to this Enrollment Form) signed by each Eligible Claimant (or his/her respective, duly and lawfully appointed representative) identified as enrolling on the Claimant Spreadsheet. If and if the Release is signed by a duly and lawfully appointed representative of an Eligible Claimant, said representative must indicate on each document his or her relationship to the Eligible Claimant and the authority upon which he or she is permitted to sign the document on their behalf (e.g., guardian, executor or administrator of the Estate of Eligible Claimant, etc.) and attach proper documentation (e.g., power of attorney, letters of administration) authorizing him or her to act in this representative capacity.

e.	Medical Record Authorization Form (Attachment D to this Enrollment Form) signed by each Eligible Claimant (or his/her respective, duly and lawfully appointed representative) identified as enrolling on the Claimant Spreadsheet; and

f.	Employment Record Authorization Form (Attachment E to this Enrollment Form) signed by each Eligible Claimant (or his/her respective, duly and lawfully appointed representative) identified as enrolling on the Claimant Spreadsheet (Attachment A) only if seeking past lost wages under section 4.2 of the Agreement.
ADDITIONAL INSTRUCTIONS FOR THE MEDICAL RECORDS AUTHORIZATION FORM AND EMPLOYMENT RECORD AUTHORIZATION FORM

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g.	The Eligible Claimant (or their respective, duly and lawfully appointed representative) must complete the top portion of the Authorizations with the name, date of birth and social security number of the Eligible Claimant who used Vioxx and sign where indicated.

h.	The Eligible Claimant (or their respective, duly and lawfully appointed representative) shall LEAVE BLANK the name and address lines for the person or entity from whom records are sought. The Eligible Claimant (or their respective, duly and lawfully appointed representative) understands that these blank lines shall be filled in by the Receiving Parties or their representatives or designated agents with the names of the healthcare providers and employers (depending on the form) identified in the Claim Form.

i.	The Eligible Claimant (or their respective, duly and lawfully appointed representative) shall NOT date the Authorizations. The Eligible Claimant (or their respective, duly and lawfully appointed representative) understands that the Receiving Parties or their representatives or designated agents will date the Authorizations when the Authorizations are sent to the providers of the records.

j.	If the Authorization are signed by duly and lawfully appointed representatives of a Eligible Claimant, said representative must describe his or her relationship to the Eligible Claimant and the authority upon which he or she is permitted to sign the Authorization on behalf of the Eligible Claimant (e.g., guardian, executor or administrator of the Estate of Eligible Claimant, etc.), where indicated on the Authorization. Said representative must also attach to the Authorization proper documentation (e.g., power of attorney, letters of administration) authorizing him or her to act in this representative capacity.
3.	Submit a complete set of these Enrollment Materials to the Claims Administrator by such means as may be directed or permitted by the Claims Administrator.

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ATTACHMENT B TO ENROLLMENT FORM
TO BE COMPLETED WITH THE APPROPRIATE CAPTION FOR THE COURT
WHERE PLAINTIFF’S CLAIM IS PENDING

XXXXX,		[COURT]
[DIVISION OR VENUE]
Plaintiff(s),

DOCKET NO. XXX
v.

MERCK & CO., INC.,		STIPULATION OF DISMISSAL
WITH PREJUDICE
	Defendant(s).	AS TO ALL DEFENDANTS

     Pursuant to [applicable Rule], the undersigned counsel hereby stipulate that all claims of plaintiffs,                                         , individually and as representative of                                          , against defendant Merck & Co., Inc. and all other named defendants be dismissed in their entirety with prejudice, each party to bear its own costs.

[Attorney for Plaintiff]	[Attorney for Merck & Co., Inc]
[Firm Name, Address and Telephone]	[Firm Name, Address and Telephone]

Dated:	Dated:

5

ATTACHMENT C TO ENROLLMENT FORM
See EXHIBIT 1.2.2.3

6

ATTACHMENT D TO ENROLLMENT FORM
AUTHORIZATION FOR RELEASE OF MEDICAL RECORDS PURSUANT TO
45 C.F.R. § 164.508 (HIPAA)
     Patient Name:
     Date of Birth:
     Social Security Number:
     Litigation Case No.
I hereby authorize

     to release all existing medical records regarding the above-named person’s medical care, treatment, physical condition, and/or medical expenses to the to                                          [Merck & Co.,Inc., the Claims Administrator, the Special Master (and any Deputy Special Master) for the Program, the Chief Administrator for the Program, members of the Gate Committee for the Program, all other persons provided for under the terms of the Agreement to consider claims], and their respective attorneys, agents, servants, employees and independent auditors, the medical or other documentation required for approval of an award under the Program. These records shall be used or disclosed solely in connection with the currently pending Vioxx litigation or claims Resolution Program under the Settlement Ageement dated November ___, 2007, involving the person named above. This authorization shall cease to be effective as of the date on which the above-named person’s Vioxx litigation or claim concludes. The Receiving Parties shall return or destroy the protected health information (including all copies made) at the end of the above-named person’s litigation or claim.
     I understand that the health information being used/disclosed may include information relating to the diagnosis and treatment of Human Immunodeficiency Virus (HIV), Acquired Immune Deficiency Syndrome (AIDS), sexually transmitted disease and drug and alcohol disorders.
     This authorization also may include x-ray reports, CT scan reports, MRI scans, EEGs, EKGs, sonograms, arteriograms, discharge summaries, photographs, surgery consent forms, admission and discharge records, operation records, doctor and nurses notes (excluding psychotherapy notes maintained separately from the individual’s medical record that document or

7

analyze the contents of conversation during a private counseling session or a group, joint, or family counseling session by referring to something other than medication prescription and monitoring, counseling session start and stop times, the modalities and frequencies of treatment furnished, results of clinical tests, and any summary of the following items: diagnosis, functional status, the treatment plan, symptoms, prognosis and progress), prescriptions, medical bills, invoices, histories, diagnoses, narratives, and any correspondence/memoranda and billing information. It also includes, to the extent such records currently exist and are in your possession, insurance records, including Medicare/Medicaid and other public assistance claims, Forms, statements, eligibility material, claims or claim disputes, resolutions and payments, medical records provided as evidence of services provided, and any other documents or things pertaining to services furnished under Title XVII of the Social Security Act or other forms of public assistance (federal, state, local, etc.). This listing is not meant to be exclusive.
     This will further authorize you to provide updated medical records, x-rays, reports or copies thereof to the above Receiving Parties until the conclusion of the litigation or claim. I understand that I have the right to revoke in writing my consent to this disclosure at any time, except to the extent that the above-named facility or provider already has taken action in reliance upon this authorization, or if this authorization was obtained as a condition of obtaining insurance coverage. I further understand that the above-named facility or provider cannot condition the provision of treatment, payment, enrollment in a health plan or eligibility for benefits on my provision of this authorization. I further understand that information disclosed pursuant to this authorization may be subject to re-disclosure by the recipient to its clients, agents, employees, consultants, experts, the court, Special Masters and others deemed necessary by the Receiving Parties to assist in this litigation or claim and may no longer be protected by HIPAA. I further reserve the right to request the return or redaction of sensitive or embarrassing information, not germane to the litigation or claim that is disclosed to the Receiving Parties.
     Any photostatic copy of this document shall have the same authority as the original, and may be substituted in its place. Copies of these materials are to be provided at the expense of [Claims Administrator] or Merck & Co., Inc..

Dated this day of , 200

Signature:	[PATIENT OR REPRESENTATIVE]

Print Name:
If you are signing this authorization as a representative on behalf of the patient identified at the top of this form, please describe your relationship to the patient and your authority to act on his/her behalf:
You must attach proper documentation (e.g., power of attorney, letters of administration) authorizing you to act in this representative capacity.

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ATTACHMENT E TO ENROLLMENT FORM
AUTHORIZATION FOR RELEASE OF EMPLOYMENT RECORDS
(For claims of lost wages, earnings or earning capacity.)
Employee’s Name:
Date of Birth:
Social Security Number:
Litigation Case No.
I hereby authorize

to release all existing records and information in its possession regarding the above-named person’s employment, income and education to                                          [Merck & Co.,Inc., the Claims Administrator, the Special Master (and any Deputy Special Master) for the Program, the Chief Administrator for the Program, members of the Gate Committee for the Program, all other persons provided for under the terms of the Agreement to consider claims] (“Receiving Parties”). These records shall be used or disclosed solely in connection with the currently pending Vioxx litigation or claim involving the person named above. This authorization shall cease to be effective as of the date on which the above-named person’s Vioxx litigation or claim concludes.
     I understand that this authorization includes the above-named person’s complete employment personnel file (including attendance reports, performance reports, W-4 forms, W-2 forms, medical reports, workers’ compensation claims), and also includes all other records relating to employment, past and present, all records related to claims for disability, and all educational records (including those relating to courses taken, degrees obtained, and attendance records). This listing is not meant to be exclusive.
     Any photostatic copy of this document shall have the same authority as the original, and may be substituted in its place. Copies of these materials are to be provided at the expense of [Claims Administrator] or Merck & Co., Inc..

9

Dated this day of , 200

Signature:
[PATIENT OR REPRESENTATIVE]

Print Name:
If you are signing this authorization as a representative on behalf of the employee identified at the top of this form, please describe your relationship to the employee and your authority to act on his/her behalf:
You must attach proper documentation (e.g., power of attorney, letters of administration) authorizing you to act in this representative capacity.

10

ATTACHMENT F TO ENROLLMENT FORM
CERTIFICATION OF FINAL ENROLLMENT
     This Certification of Final Enrollment pertains to the Settlement Agreement (“the Agreement”) dated November ___, 2007, and Exhibit 17.1.29 to that Agreement, “Enrollment Form,” incorporated herein by reference.
     In accordance with and subject to Section 1.2 of the Agreement, this certifies that I, the undersigned, have, as of the date set forth below, complied with all of the requirements of the Enrollment Form as to each Eligible Claimant for whom I serve as Primary Counsel.
     In accordance with and subject to Section 1.2 of the Agreement, I further certify that all Eligible Claimants in whose claims I have a financial interest have either (i) been enrolled in the Resolution Program as claims for which I am the Primary Attorney or (ii) been enrolled in the Resolution Program by each such Eligible Claimant’s Primary Attorney for claims where I am not the Primary Attorney.

Dated:
[Plaintiffs’/Claimants’ Attorney Name]
[Law Firm Name]
[Address]
[City/Town, State, Zip Code]
[Area Cod/Phone Number]
[Area Code/Fax Number]
[Email address]

11

Exhibit 17.1.29

ESCROW AGREEMENT

Among

Merck & Co., Inc.

The Counsel Listed on the Signatures Pages Hereto,

And

[ ], as the Escrow Agent

Dated as of [ ], 2007

i

Table of Contents
(continued)

ii

ESCROW AGREEMENT
          ESCROW AGREEMENT, dated as of [___], 2007, among (i) Merck & Co., Inc., a New Jersey corporation (together with its successors and assigns, “Merck”), (ii) the counsel listed in the signature pages hereto under the heading “Negotiating Plaintiffs’ Counsel” (collectively, the “NPC”), and (iii) the Escrow Agent named on the signature pages hereto (the “Escrow Agent”; Merck, the NPC and the Escrow Agent, each a “Party” and collectively the “Parties”).
          All capitalized terms used in this Agreement and not otherwise defined herein, including in Article VII, shall have the meanings assigned to them in the Settlement Agreement (as defined below).
Recitals
          A. Merck and the NPC entered into that certain Settlement Agreement, dated as of November 8, 2007 (as the same may be amended or modified from time to time, the “Settlement Agreement”).
          B. The Settlement Agreement provides, among other things, that Merck shall make certain payments into an escrow account established pursuant to this Agreement and maintained by the Escrow Agent and for the Escrow Agent to make certain payments out of such escrow account pursuant to the terms of the Settlement Agreement and this Agreement.
          Merck, the NPC and the Escrow Agent hereby agree as follows:
Article I
Establishment of Escrow Fund
     1.1 Establishment of Escrow Fund; Sub-Funds
          1.1.1 The Escrow Agent hereby establishes a segregated escrow account in connection with this Agreement (the “Escrow Fund”). In no event shall any funds in the Escrow Fund be commingled with any other funds or monies held by the Escrow Agent or any of its affiliates. The Escrow Fund shall be maintained and administered by the Escrow Agent in accordance with this Agreement.
          1.1.2 The Escrow Agent hereby establishes (i) the Administrative Expenses Fund, (ii) the MI Settlement Fund and (iii) the IS Settlement Fund. Any reference herein to the Escrow Fund shall include the Sub-Funds.
          1.1.3 The Settlement Parties hereby appoint the Escrow Agent to act as escrow agent with respect to the Escrow Fund and the Escrow Agent hereby accepts such appointment and agrees to accept and hold in escrow all assets transferred to the Escrow Fund under this Agreement.

          1.1.4 The Escrow Agent hereby accepts the payment, contribution, transfer and assignment of all assets, whether heretofore or hereafter received from Merck or the Claims Administrator, as assets of the Escrow Fund and agrees to receive, hold, settle, invest, liquidate and distribute such assets, in accordance with the provisions of this Agreement and the Settlement Agreement.
     1.2 Purposes of the Escrow Fund
     The sole purposes of the Escrow Fund are to:
          1.2.1 receive, hold in escrow, safe-keep and invest amounts deposited under this Agreement; and
          1.2.2 make payments, distributions and transfers among and from the Sub-Funds in accordance with this Agreement.
     1.3 Agreement of the NPC
          Any provision of this Agreement requiring the agreement, consent or notice of the NPC with respect to any matter shall be deemed satisfied if a majority in number of the NPC agree, consent or notify as to such matter. Any such agreement, consent or notice shall include a certification by its NPC signatories that such NPC signatories constitute a majority in number of the NPC.
Article II
Escrow Agent
     2.1 Qualification to Serve
          There shall be one Escrow Agent maintaining the Escrow Fund. The Escrow Agent shall be a major money center bank organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to maintain escrow accounts, having a combined capital and surplus of at least $500,000,000, and subject to supervision and examination by a federal or state authority.
     2.2 Term of Service
          The Escrow Agent shall serve until termination of this Agreement in accordance with Section 4.5, subject to its resignation or removal as set forth herein. The Escrow Agent may (i) resign at any time on at least sixty (60) days’ prior written notice of resignation to the Settlement Parties or (ii) be removed and replaced at any time on at least thirty (30) days’ prior written notice to the Escrow Agent by Merck, provided, however, that, in each case, the resignation shall not become effective until a successor Escrow Agent has been appointed hereunder.
     2.3 Appointment of Successor Escrow Agent.

2

          2.3.1 In the event of a resignation or removal of the Escrow Agent, the NPC shall appoint a successor Escrow Agent with the consent of Merck (such consent not to be unreasonably withheld). If, upon resignation of the Escrow Agent, a successor Escrow Agent has not been appointed within 60 days after written notice of the resignation of the Escrow Agent, the Escrow Agent may apply to any court of competent jurisdiction for appointment of a successor Escrow Agent. A successor Escrow Agent must meet the qualifications set forth in Section 2.1.
          2.3.2 Any successor Escrow Agent, whether appointed by a court or by the NPC, shall execute and deliver to the predecessor Escrow Agent an instrument accepting such appointment, and thereupon such successor Escrow Agent, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Escrow Agent hereunder with like effect as if originally named as the “Escrow Agent” herein. Notwithstanding the foregoing, upon the written request of the successor Escrow Agent, Merck or the NPC, the predecessor Escrow Agent shall execute and deliver an instrument transferring to such successor Escrow Agent, all the estates, properties, rights, powers and trusts of such predecessor Escrow Agent, and such predecessor Escrow Agent shall duly assign, transfer, deliver and pay over to such successor Escrow Agent any property or moneys then held by such predecessor Escrow Agent.
          2.3.3 In the event any successor Escrow Agent is appointed hereunder, the fees theretofore paid to the predecessor Escrow Agent shall be prorated between the predecessor Escrow Agent and the successor Escrow Agent for any unexpired portion of the period to which such fees relate.
     2.4 Compensation and Expenses of Escrow Agent
          The Escrow Agent shall be compensated for performing its services under this Agreement in the manner and in the amount agreed between it and Merck from time to time. The Escrow Agent shall also be reimbursed as agreed between it and Merck from time to time for any reasonable and documented out-of-pocket expenses related to performing such services and for the reasonable costs of any agents or attorneys retained by the Escrow Agent in accordance with this Agreement.
     2.5 Merger, Conversion, Consolidation or Succession to Business of Escrow Agent
          Any corporation into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any corporation succeeding to the corporate escrow business of the Escrow Agent, shall be the successor of the Escrow Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, however, that such corporation shall be eligible under the provisions of Section 2.1 hereof. Such successor Escrow Agent shall be bound to the fees and expenses agreed between the Escrow Agent and Merck.
     2.6 Indemnification/Liability of Escrow Agent

3

          2.6.1 So long as the Escrow Agent acts in accordance with this Agreement, the Escrow Agent and its officers, directors, employees and agents (each an “Indemnified Party”) shall be indemnified by Merck against any expenses, costs and fees (including reasonable attorneys’ fees and expenses), judgments, awards, costs, amounts paid in settlement, and liabilities of all kinds (collectively, Losses” ) incurred by the Indemnified Party resulting from any threatened, pending, or completed action, suit or proceeding of any kind, whether civil, administrative or arbitrative, brought by or against the Indemnified Party (i) with respect to the Escrow Agent, by reason of the Escrow Agent serving or having served as Escrow Agent, or (ii) with respect to any other Indemnified Party, by reason of such Indemnified Party serving or having served in any capacity at the request of and on behalf of the Escrow Agent in connection with this Agreement (a “Proceeding”), provided, in each case, that such Indemnified Party acted in good faith, without negligence or willful misconduct.
          2.6.2 Any term of Section 2.6.1 to the contrary notwithstanding, Merck shall not have any liability or obligation to any particular Indemnified Party under Section 2.6.1 with respect to any Losses which may be imposed on or incurred by such Indemnified Party in connection with the settlement of any Proceeding entered into by such Indemnified Party, or as the result of such Indemnified Party ceasing to diligently defend against any Proceeding, in each case without the prior written consent of the Merck. Merck shall not unreasonably withhold or delay its consent to the settlement of any Proceeding.
     2.7 Reliance By Escrow Agent; Duties And Rights
          2.7.1 If at any time the Escrow Agent shall need clarification about an action to be taken or omitted in connection with a notice it receives hereunder, the Escrow Agent shall be entitled to request clarification from the Person(s) providing such notice and shall, as between itself and such Person, be entitled to rely on such clarification.
          2.7.2 No provision of this Agreement shall be construed to relieve the Escrow Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except that:
               2.7.2.1 neither the Escrow Agent nor any of its affiliates shall have authority or duty to manage or select the investment securities or other assets of the Escrow Fund;
               2.7.2.2 neither the Escrow Agent nor any of its affiliates shall be required to diversify the assets of the Escrow Fund and shall not incur personal liability whatsoever, in tort, contract, or otherwise, due to any such lack of diversification of the assets of the Escrow Fund;
               2.7.2.3 no successor Escrow Agent shall be in any way responsible for the acts or omissions of any predecessor Escrow Agent in office prior to the date on which such successor becomes the Escrow Agent; and

4

               2.7.2.4 no Escrow Agent shall be liable except for the performance of such duties and obligations as are specifically set forth herein and such duties and obligations as are reasonably incidental thereto and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent.
          2.7.3 The Escrow Agent may conclusively rely, as to the truth of statements and correctness of the opinions or statements expressed therein, upon, and shall be protected in acting (in accordance with, and subject to, the terms hereof) upon, any certificate, notice or report furnished to the Escrow Agent hereunder and believed by it to be genuine and to have been signed or presented by the proper Person or Persons, but the Escrow Agent shall be under a duty to examine the same to determine whether, to the extent applicable, they conform to this Agreement. Without limitation, the Escrow Agent may require Merck and NPC to provide to it from time to time such certifications of authorized signatories of Merck, the NPC and/or the Claims Administrator as the Escrow Agent reasonably may request. For the avoidance of doubt, nothing in this Section qualifies Section 4.2.3.
     2.8 Escrow Agent May Consult Advisors
          The Escrow Agent may consult with and is entitled to retain its own counsel, professionals or other agents to advise it in connection with its duties hereunder. The Escrow Agent shall be entitled to rely on the advice or opinion of such counsel, professionals and agents and such advice or opinion shall be complete protection in respect of any action taken or suffered by the Escrow Agent in good faith and in reliance on and in accordance with such advice or opinion.
Article III
Funding of the Escrow Fund
     3.1 Funding of the Escrow Fund
          Concurrently with the making of any transfer to the Escrow Agent pursuant to the Settlement Agreement, Merck or (in respect of any Letter of Credit) the Claims Administrator shall notify the Escrow Agent and the NPC of such transfer and such notice shall specify the Sub-Fund into which the Escrow Agent must deposit such transferred funds (or the allocation of such transferred funds among the Sub-Funds).
Article IV
Investments, Payments and Administration of the Escrow Fund
     4.1 Investments and Distributions
          4.1.1 The Escrow Agent shall invest any cash held in the Escrow Fund solely in Permitted Investments in accordance with a notice delivered, from time to time, by Merck to the Escrow Agent (an “Investment Direction”). Any Investment Direction shall constitute a standing instruction and shall remain in effect unless and until, and to the extent, it is revoked by Merck in a subsequent Investment Direction. In the absence of any Investment Direction, the Escrow Agent shall invest any cash deposits it receives

5

hereunder in direct obligations of, or obligations fully guaranteed by, the United States of America or any agency thereof, with a maturity of not more than 30 days, until it receives a contrary Investment Direction.
          4.1.2 The Escrow Agent shall be responsible for tracking any interest or other income earned on funds deposited into the Escrow Fund (the “Earnings”), for each Sub-Fund. The Escrow Agent shall not be responsible for any loss of principal or interest resulting from making or disposing of any investments made in accordance with an Investment Direction (the “Losses”), except any such investment where the Escrow Agent, in its individual capacity, is the obligor.
          4.1.3 Any investment securities, in book-entry form, purchased by the Escrow Agent pursuant to this Agreement shall be delivered to the Escrow Agent’s book-entry account at a Federal Reserve Bank or at a Depository Trust Company. In connection with each investment made by the Escrow Agent in book-entry securities, the Escrow Agent shall take such actions as are contemplated by Article 8 of the applicable state’s Uniform Commercial Code, to maintain control over such investment securities sufficient to make the Escrow Agent’s interest therein senior to any adverse claim, to the full extent such senior interest can be legally established and enforced pursuant to the said Article 8.
          4.1.4 On the last Business Day of each calendar month, the Escrow Agent shall transfer (i) an amount equal to the Net Investment Earnings with respect to the MI Settlement Fund for such calendar month from such Sub-Fund to the Administrative Expenses Fund and (ii) an amount equal to the Net Investment Earnings with respect to the MI Settlement Fund for such calendar month from such Sub-Fund to the Administrative Expenses Fund.
          4.1.5 The Escrow Agent will (i) transfer funds from the Administrative Expenses Fund to the MI Settlement Fund and/or the IS Settlement Fund and/or (ii) pay over to Merck funds contained in the Administrative Expenses Fund, in each case as may be directed in any joint direction of Merck and the NPC from time to time. After the receipt by the Escrow Agent of any such direction, the Escrow Agent will cease making the transfers set forth in Section 4.1.4.
          4.1.6 The Escrow Agent will pay over funds from the MI Settlement Fund and/or the IS Settlement Fund in accordance with directions to such effect delivered to it from time to time by the Claims Administrator, which directions specify that they are being given pursuant to Section 5.3.6 of the Settlement Agreement.
     4.2 Payments.
          4.2.1 The Escrow Agent shall promptly (and in any event within one (1) Business Day following receipt) provide to Merck by electronic mail a pdf copy of any Payment Report that the Escrow Agent receives.
          4.2.2 Subject to having sufficient funds on hand in the applicable Sub-Fund and subject to Section 4.2.3, on or promptly after the thirteenth (13th) Business Day following receipt by the Escrow Agent of any particular Payment Report, the Escrow

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Agent shall pay (i) out of the Administrative Expenses Fund, the various specific payments specified in such Payment Report as “Administrative Expenses Payables”, (ii) out of the MI Settlement Fund, the various specific payments specified in such Payment Report as “MI QPC Payables”, and (iii) out of the IS Settlement Fund, the various specific payments specified in such Payment Report as “IS QPC Payables”. If the Escrow Agent does not have sufficient funds on hand in any particular Sub-Fund to make all of the payments to be made out of such Sub-Fund pursuant to the preceding sentence, the Escrow Agent will (i) in the case of any such shortfall in the Administrative Expenses Fund, pay the Administrative Expenses Payables pro rata according to the respective amounts thereof to the extent of the funds available in the Administrative Expenses Fund, and (ii) in the case of any such shortfall in a Settlement Fund, make full payment of such MI QPC Payables or IS QPC Payables, as the case may be, selected by it in such manner as it deems equitable, as it has the funds in such Settlement Fund to pay (as opposed to making pro rata Settlement Payments). Payments pursuant to this Section 4.2.2 shall be made in such manner, and to such accounts and/or in such names, as shall be specified in the Payment Report.
          4.2.3 In the event that Merck disputes any payment contemplated under any Payment Report (any such disputed payment, a “Disputed Payment”), Merck shall notify the Escrow Agent in writing of such dispute (such notice of dispute, an “Merck Dispute Notice”). The Escrow Agent promptly shall deliver to the NPC and the Claims Administrator a copy of any Merck Dispute Notice that the Escrow Agent receives. The provisions of Section 4.2.2 to the contrary notwithstanding, if the Escrow Agent receives an Merck Dispute Notice, the Escrow Agent shall not thereafter make the Disputed Payment specified therein out of the Escrow Fund pending further joint direction from Merck and the NPC or a relevant resolution of the dispute pursuant to Article 8 of the Settlement Agreement.
          4.2.4 The Escrow Agent shall have the right to liquidate, at any time, any investment made pursuant to this Agreement in order to make required payments pursuant to this Agreement.
     4.3 Accounting and Reporting.
          4.3.1 Promptly after the end of each calendar month, the Escrow Agent shall submit to Merck, the NPC and the Claims Administrator a report, in such form and in such detail as Merck reasonably from time to time may specify (an “Escrow Funds Report”), itemizing and certifying, in such form and in such detail as Merck from time to time reasonably may specify, all payments or transfers out of the Escrow Fund during the preceding calendar month, the Net Investment Earnings transferred to the Administrative Expenses Fund during the preceding calendar month and the balance on hand in each Sub-Fund as of the end of such calendar month.
          4.3.2 Without limitation of Section 4.3.1, promptly upon any request therefor from Merck, the Escrow Agent shall inform Merck of the balance on hand in each Sub-Fund as of the most recent practicable date.

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     4.4 Certain Letter of Credit Matters.
          If Merck shall have notified the Escrow Agent that any Letter of Credit is outstanding pursuant to the Settlement Agreement, then thereafter the Escrow Agent promptly (but in any event within one (1) Business Day following receipt) notify the Claims Administrator by telephone and by electronic mail (according to contact information provided to the Escrow Agent by the Claims Administrator or Merck from time to time) of the Escrow Agent’s receipt of any deposit of funds by Merck into MI Settlement Fund or the IS Settlement Fund, and of the amount thereof. The Escrow Agent will send a copy of any such electronic mail notification to Merck.
     4.5 Termination of Escrow Provisions and Escrow Fund
          4.5.1 This Agreement shall terminate:
               4.5.1.1 upon disbursement of all the funds in the Escrow Fund at any time after receipt of a notice pursuant to Section 4.1.5;
               4.5.1.2 by mutual consent of Merck and the NPC; or
               4.5.1.3 upon payment of all funds in the Escrow Fund to a successor to the Escrow Agent in accordance with and subject to Section 2.3 (but in the case of this Section 4.5.1.3, such termination shall apply only to the Escrow Agent being replaced).
          4.5.2 Within thirty (30) days after termination of this Agreement, the Escrow Agent shall render a final accounting of the assets received, paid by and held in the Escrow Fund and their disposition to each of Merck and the NPC.
Article V
Tax Matters
     5.1 Characterization
          Merck and the NPC agree to characterize the Escrow Fund for federal, state and local income tax purposes in such manner as is reasonably determined by Merck, including as a “qualified settlement fund” within the meaning of Treasury Regulation Section 1.468B-1 or as a grantor trust pursuant to an election under Treasury Regulation Section 1.468B-1(k) or otherwise. Any Taxes payable by the Escrow Agent as a result of treatment of the Escrow Fund as a taxable entity under the qualified settlement fund rules or otherwise shall be treated as Administrative Expenses.
     5.2 Information
          The Escrow Agent and Merck shall timely provide the other with such material and relevant information as and to the extent reasonably requested by the other party in connection with any tax filing or the payment of any taxes or any private letter ruling regarding the tax status of the Escrow Fund.

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Article VI
General Provisions
     6.1 Notice by Parties
          All notices or other communications required or permitted hereunder shall be given in writing and given (i) by certified or registered mail, return receipt requested, nationally recognized overnight delivery service, such as Federal Express, or facsimile (or like transmission) with confirmation of transmission by the transmitting equipment or personal delivery against receipt to the party to whom it is given, in each case, at such party’s address or facsimile number set forth below or such other address or facsimile number as such party may hereafter specify by notice to the other parties hereto given in accordance herewith, or (ii) to the extent specified hereunder, by electronic mail to the electronic mail address specified below or such other electronic mail address as such party may hereafter specify by notice to the other parties hereto given in accordance herewith. Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by facsimile or like transmission, on the next Business Day when sent by overnight delivery service, five (5) Business Days after the date so mailed if by certified or registered mail, or when capable of being accessed at the electronic mail address specified below when so delivered by electronic mail, provided that if any such date on which any such notice or other communication shall be deemed to have been given is not a Business Day, then such notice or other communication shall be deemed to have been given as of the next following Business Day:
          6.1.1
          If to Merck:
Bruce N. Kuhlik
Senior Vice President and General Counsel
Merck & Co., Inc.
One Merck Drive
P.O. Box 100(WS3A-15)
Whitehouse Station, NJ 08889-0100
Telecopier: (908) 735-1244
Email: Bruce_Kuhlik@Merck.
          6.1.2
          If to the NPC:
Andy D. Birchfield Jr.
Beasley, Allen, Crow, Methvin, Portis & Miles, P.C.
218 Commerce Street
Montgomery, AL 36104
Telecopier: (334) 954-7555

Russ M. Herman
Herman, Herman, Katz & Cotlar, LLP

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820 O’Keefe Avenue
New Orleans, Louisiana 70113-1116
Telecopier: (504) 561-6024

Christopher A. Seeger
Seeger Weiss LLP
One William Street
New York, NY 10004
Telecopier: (212) 584-0799
          6.1.3
          If to the Escrow Agent:
          [                    ]
     6.2 Governing Law
          This Agreement shall be governed by and construed in accordance with the law of New York without regard to any choice-of-law rules that would require the application of the law of another jurisdiction.
     6.3 Dispute Resolution
          6.3.1 Any dispute that arises under or otherwise in connection with this Agreement shall be submitted to the Chief Administrator. If any such dispute is brought to the Chief Administrator, each party hereto who has a stake shall have 15 days (or as the Chief Administrator shall otherwise order) to submit papers and supporting evidence and to be heard on oral argument if the Chief Administrator desires oral argument.
          6.3.2 If the Chief Administrator concludes, for whatever reason, that he should not determine an issue arising under this Agreement or otherwise in connection with this Agreement, the Special Master shall sit as a binding arbitration panel to decide the issue.
               6.3.2.1 In such instances, any party may serve a demand for arbitration on the Special Master and all parties who have a stake in the issue disputed. Service shall be effected by regular and certified mail. Service shall be complete upon mailing.
               6.3.2.2 The parties who have a stake in the issue disputed and who participate in the arbitration shall agree upon appropriate rules to govern the arbitration. If the parties cannot agree on appropriate rules within ten (10) Business Days of the service of the notice of demand, the applicable rules shall be the American Arbitration Association’s Commercial Arbitration Rules that are effective on the date of the notice of demand, exclusive of the requirement that the American Arbitration Association administer the arbitration.

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               6.3.2.3 In deciding the issue disputed, the Chief Administrator’s prior decisions on analogous matters shall bind the Special Master. Where the Chief Administrator has not decided an analogous matter, the Special Master shall apply the substantive law specified in Section 6.2, without regard to that jurisdiction’s choice-of-law rules.
     6.4 Waiver of Inconsistent Provisions of Law; Severability
          6.4.1 To the fullest extent permitted by applicable law, each Party waives any provision of law (including the common law), which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.
          6.4.2 Any provision of this Agreement which is prohibited or unenforceable to any extent or in any particular context shall be ineffective, but such ineffectiveness shall be limited as follows: (i) if such provision is prohibited or unenforceable only in or as it relates to a particular jurisdiction, such provision shall be ineffective only in or as it relates to (as the case may be) such jurisdiction and only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability in or as it relates to (as the case may be) such jurisdiction shall not otherwise invalidate or render unenforceable such provision (in such or any other jurisdiction); (ii) if (without limitation of, and after giving effect to, clause (i)) such provision is prohibited or unenforceable only in a particular context (including only as to a particular Person or Persons or under any particular circumstance or circumstances), such provision shall be ineffective, but only in such particular context; and (iii) without limitation of clauses (i) or (ii), such ineffectiveness shall not invalidate any other provision of this Agreement. Without limitation of the preceding sentence, it is further the desire, and intent and agreement, of the Parties that if the Chief Administrator (or, if applicable pursuant to Section 6.3.2, the Special Master) determines that any provision of this Agreement is prohibited or unenforceable to any extent or in any particular context but in some modified form would be enforceable, the Chief Administrator (or, if applicable pursuant to Section 6.3.2, the Special Master) shall have the power to, and shall, (x) modify such provision for purposes of such proceeding in accordance with clauses (i), (ii) and (iii) of the preceding sentence and otherwise to the minimum extent necessary so that such provision, as so modified, may then be enforced in such proceeding, and (y) enforce such provision, as so modified pursuant to clause (x), in such proceeding. In any event, upon any such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law. Nothing in this Section 16.4.2 is intended to, or shall, limit (1) Section 6.4.1 or (2) the intended effect of Section 6.2.
     6.5 Facsimile Signatures
          This Agreement and any amendments thereto, to the extent signed and delivered by means of a facsimile machine or electronic scan (including in the form of an Adobe Acrobat PDF file format), shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

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     6.6 Construction
          With regard to each and every term and condition of this Agreement, the Parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party thereto actually prepared, drafted or requested any term or condition of thereof.
     6.7 Entire Agreement
     6.8 Headings; References
          The headings of the Table of Contents, Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Any reference to an Annex shall be deemed to refer to the applicable Annex attached hereto. The words “include” and “including” and words of similar import when used in this Agreement or any Annex hereto are not limiting and shall be construed to be followed by the words “without limitation,” whether or not they are in fact followed by such words. The definitions contained in, or incorporated into, this Agreement are applicable to the singular as well as the plural forms of such terms. Words of any gender (masculine, feminine, neuter) mean and include correlative words of the other genders. As used herein or in any Annex hereto, the term “dollars” and the symbol “$”, shall mean United States dollars.
     6.9 No Third Party Beneficiaries; Assignment
          6.9.1 Except with respect to any rights of any Indemnified Party pursuant to Section 2.6, no provision of this Agreement is intended to create any third-party beneficiary to this Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by (i) the NPC without the prior written consent of Merck or (ii) the Escrow Agent without the prior written consent of Merck. Any assignment in violation of this Section 6.9.1 shall be null and void ab initio.
          6.9.2 For the avoidance of doubt and without limitation of Section 6.9.1 but also without limitation of the NPC’s right to enforce this Agreement, no Program Claimant (including any Enrolled Program Claimant or Qualifying Program Claimant) shall have any right to institute any proceeding, judicial or otherwise, against Merck or the Escrow Agent to enforce, or otherwise with respect to, this Agreement.

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     6.10 Amendments
          This Agreement may be amended by an instrument signed by Merck, the NPC and the Escrow Agent.
     6.11 Counterparts
     This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument. It shall not be necessary for any counterpart to bear the signature of all Parties hereto.
     6.12 Certain Payments
          Any amount payable pursuant to Section 2.4 or Section 2.6 shall be deemed to constitute “Administrative Expenses” for purposes of the Settlement Agreement. Any amount payable pursuant to Section 2.4 or Section 2.6 shall be paid out of the Administrative Expenses Fund; provided that if the funds in the Administrative Expenses Fund are not sufficient to entirely pay any such amount within 60 days of it becoming due and payable then Merck shall directly pay such unpaid amount to the Escrow Agent.
     6.13 Amendments to the Settlement Agreement; Claims Administrator
          6.13.1 Merck and the NPC shall promptly notify the Escrow Agent of any amendment or modification to the Settlement Agreement and include in such notice a copy of any such amendment or modification.
          6.13.2 Merck and the NPC shall promptly apprise the Escrow Agent of any change in the identity of the “Claims Administrator” under the Settlement Agreement.
     6.14 No Claims
          In furtherance and not in limitation of 6.9, no Program Claimant (or his counsel), or other third party, shall have (i) any right, title or interest in, or any right to execute upon, garnish or attach, the Escrow Fund or any funds therein in any manner or (ii) any right to compel payment from the Escrow Fund of any claim or other amount. For the avoidance of doubt, all issues relating to when Settlement Payments are required to be paid are governed solely by the Settlement Agreement.
     6.15 Customer Identification and TIN Certification
          6.15.1 To help the government fight the funding of terrorism and money laundering activities, Federal laws require all financial institutions to obtain, verify and record information that identifies each individual or entity that opens an account. Therefore, the Escrow Agent must obtain the name, address, taxpayer or other government identification number, and other information, such as date of birth for individuals, for each individual and business entity that is a party to this Agreement. For individuals signing this Agreement on their own behalf or on behalf of another, the Escrow Agent requires a copy of a driver’s license, passport or other form of photo

13

identification. For business and other entities that are parties to this Agreement, the Escrow Agent will require such documents as it deems reasonably necessary to confirm the legal existence of the entity.
          6.15.2 At the time of or prior to execution of this Agreement, Merck and the NPC (the “Escrow Parties”) providing a tax identification number for tax reporting purposes shall provide to the Escrow Agent a completed IRS Form W-9, and every individual executing this Agreement on behalf of an Escrow Party shall provide to the Escrow Agent a copy of a driver’s license, passport or other form of photo identification acceptable to the Escrow Agent. The Escrow Parties agree to provide to the Escrow Agent such organizational documents and documents establishing the authority of any individual acting in a representative capacity as the Escrow Agent may require in order to comply with its established practices, procedures and policies.
     6.16 Further Assurances
          The Escrow Parties shall execute and deliver any and all such agreements or other documents, and do all other things, reasonably necessary or appropriate to carry out fully the provisions of this Agreement and requested from time to time by the Escrow Agent. Without limitation of the foregoing, the Escrow Agent may reasonably specify the form of any notice or direction that may be given to it under Article IV hereof.
Article VII
Definitions
     7.1 Definitions.
          For the purposes of this Agreement, the following terms (designated by initial capitalization throughout this Agreement) shall have the meanings set forth in this Section.
          7.1.1 “Administrative Expenses Fund” means a segregated sub-account of the Escrow Fund for the purpose of separately holding and administering any amount transferred by Merck or (in respect of any Letter of Credit) the Claims Administrator pursuant to the Settlement Agreement and specified pursuant to Section 3.1 that it must be deposited into the Administrative Expenses Fund.
          7.1.2 “IS Pro Rata Share” means the quotient of the IS Aggregate Settlement Amount divided by the Overall Aggregate Settlement Amount.
          7.1.3 “MI Pro Rata Share” means the quotient of the MI Aggregate Settlement Amount divided by the Overall Aggregate Settlement Amount.
          7.1.4 “MI Settlement Fund” means a segregated sub-account of the Escrow Fund for the purpose of separately holding and administering any amount transferred by Merck or (in respect of any Letter of Credit) the Claims Administrator pursuant to the Settlement Agreement and specified pursuant to Section 3.1 that it must be deposited into the MI Settlement Expenses Fund.

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          7.1.5 “Moody’s” means Moody’s Investors Service, Inc.
          7.1.6 “Net Investment Earnings” means, with respect to any specified period, the Earnings minus the Losses, in each case for such period, provided that if, with respect to any specified period, such amount would (but for this proviso) be a negative number, “Net Investment Earnings” for such specified period shall be deemed to equal zero and such negative amount shall be carried over into the calculation of “Net Investment Earnings” with respect to the immediately following specified period.
          7.1.7 “Payment Report” has the meaning ascribed to such term in the Settlement Agreement, provided that the form of Payment Report also must be in a form reasonably satisfactory to the Escrow Agent.
          7.1.8 “IS Settlement Fund” means a segregated sub-account of the Escrow Fund for the purpose of separately holding and administering any amount transferred by Merck or (in respect of any Letter of Credit) the Claims Administrator pursuant to the Settlement Agreement and specified pursuant to Section 3.1 that it must be deposited into the IS Settlement Expenses Fund.
          7.1.9 “Permitted Investments” means (i) direct obligations of the United States, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States or any agency thereof, (ii) certificates of deposit or bankers’ acceptances issued, or time deposits held, or investment contracts guaranteed, by any nationally-recognized securities dealer or any other commercial bank, trust company, savings and loan association or savings bank organized under the laws of the United States, or any State thereof, or of any other country which is a member of the OECD, or a political subdivision of any such country, and in each case having outstanding unsecured indebtedness that (on the date of acquisition thereof) is rated AA- or better by S&P or Aa3 or better by Moody’s (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither S&P nor Moody’s is then in the business of rating unsecured bank indebtedness), (iii) obligations with any bank or trust company described in clause (ii), above, or any nationally-recognized securities dealer, in respect of the repurchase of obligations of the type described in clause (i), above, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clause (i) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, such bank or trust company or such securities dealer, (iv) commercial paper rated (on the date of acquisition thereof) A-1 or P-1 or better by S&P or Moody’s, respectively (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither S&P nor Moody’s is then in the business of rating commercial paper), (v) any eurodollar certificate of deposit issued by any commercial bank, trust company, savings and loan association or savings bank organized under the laws of the United States, or any State thereof, or of any country which is a member of the OECD, or a political subdivision of any such country, and in each case having outstanding unsecured indebtedness that (on the date of acquisition thereof) is rated AA- or better by S&P or Aa3 or better by Moody’s (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither S&P nor Moody’s is then in the business of rating unsecured

15

bank indebtedness), (vi) money market or mutual funds registered under the Investment Company Act of 1940, as amended, (x) investing in any of the instruments described in the foregoing clauses (i) through (v) or (y) rated AAA by S&P or Aaa by Moody’s, (vii) enhanced cash funds, (viii) any other investment vehicle agreed to, from time to time, by Merck and the NPC or (ix) any combination of the foregoing clauses (i) through (viii).
          7.1.10 “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
          7.1.11 “Settlement Parties” means Merck and the NPC.
          7.1.12 “Settlement Funds” means the MI Settlement Fund and the IS Settlement Fund.
          7.1.13 “Sub-Fund” means any of the Administrative Expenses Fund, the MI Settlement Fund and the IS Settlement Fund.
     7.2 Cross Reference of Other Definitions.
          Each capitalized term listed below is defined in the corresponding Section of this Agreement:
INDEX OF TERMS

Disputed Payment	4.2.3
Earnings	4.1
Escrow Agent	Preamble
Escrow Fund	1.1.1
Escrow Funds Report	4.3
Escrow Parties	6.15.1
Indemnified Party	2.6.1
Investment Direction	4.1
Losses	4.1. 2.6.1
Merck	Preamble
Merck Dispute Notice	4.2.3
NPC	Preamble
Parties	Preamble
Party	Preamble
Proceeding	2.6.1
Settlement Agreement	Recitals

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

MERCK & CO., INC.
By:
Name:
Title:

NEGOTIATING PLAINTIFFS’ COUNSEL

Andy D. Birchfield Jr.
Beasley, Allen, Crow, Methvin, Portis & Miles, P.C.

Edward F. Blizzard
Blizzard, McCarthy & Nabers, LLP

Thomas V. Girardi
Girardi and Keese

Russ M. Herman
Herman, Herman, Katz & Cotlar, LLP

Arnold Levin
Levin, Fishbein, Sedran & Berman

[Signature Pages for Escrow Agreement]

Christopher A. Seeger
Seeger Weiss LLP

[ESCROW AGENT]
By:
Name:
Title:

[Signature Pages for Escrow Agreement]

Exhibit 17.1.22
List of Excluded Persons
1.	Thomas Cona v. Merck & Co., Inc., Docket No. A-000077-07 T1, Superior Court of New Jersey, Appellate Division (Original Docket No. ATL-L-3553-05-MT)

2.	Carol A. Ernst v. Merck & Co., Inc., Docket No. 14-06-00835-CV, State of Texas Court of Appeals for the Fourteenth Court of Appeals District (Original Docket No. 19961*BH02)

3.	Ruby Ledbetter v. Merck & Co., Inc., Docket No. 14-07-0551-CV, State of Texas Court of Appeals for the Fourteenth Court of Appeals District (Original Docket No. 2005-58543, Master Docket No. 2005-59499)

4.	John McDarby v. Merck & Co., Inc., Docket No. A-000076-07 T1, Superior Court of New Jersey, Appellate Division (Original Docket No. ATL-L-1296-05-MT)

5.	Frederick Humeston v. Merck & Co., Inc., Docket No. ATL-L-2272-03-MT, presently venued in the Superior Court of New Jersey, Law Division, Atlantic County

6.	Felicia Garza v. Merck & Co., Inc., No. 04-07-00234-CV, State of Texas Court of Appeals For the Fourth Court of Appeals District (Original Docket No. DC-03-84, 229th Judicial District of Starr County, Texas)

7.	Kathleen Hermans Messerschmidt v. Merck & Co., Inc., No. ATL-L-5520-05 MT, Superior Court of New Jersey, Law Division, Atlantic County

16